Exhibit 1

Oi S.A.

CNPJ/MF No. 76.535.764/0001-43

NIRE 3330029520-8

Publicly-held Company

Management Proposal to be submitted to the approval of the Annual General Meeting to be held on April 30, 2014, as set forth in CVM Instruction 481/09.

Dear Shareholders,

Management of Oi S.A. (“Company”) hereby submits to its Shareholders its proposal on the matters included in the Agenda of the Annual General Meeting to be held on April 30, 2014:

(i) Audit Management accounts, analyze, discuss and vote Management Report and the Financial Statements for the fiscal year ended December 31, 2013, together with the independent auditor’s opinion and the Supervisory Board’s opinion

The Company’s management proposes that Shareholders analyze Management accounts and the financial statements for the fiscal year ended December 31, 2013, and, after careful analysis, approve the aforesaid documents. The aforementioned documents, together with the independent auditor’s opinion, the form of the standardized financial statements (DFP) – and management comments on the Company’s financial condition, are available at the Company’s and CVM’s websites, as set forth in CVM Instruction 481/09.

(ii) Approve Capital Budget for 2014

The Company’s management proposes the analysis of the capital budget proposal for 2014.

(iii) Analyze, discuss and vote Management Proposal with respect to the allocation of net profit for the fiscal year ended December 31, 2013

The Company’s management proposes the approval of the allocation of profit or loss for the year ended December 31, 2013, based on the terms and conditions of the documents attached hereto.

(iv) Set the overall annual compensation payable to the Company’s Management and members of the Supervisory Board

The Company’s management proposed the compensation amount for Management and Supervisory Board as follows: overall annual compensation (i) for the Board of Directors, in the amount of up to R$7,865,771.00; (ii) for the Executive Board, in the amount of up to R$47,627,217.00; and (iii) for the Supervisory Board, in the amount of up to R$571,918.32 (five hundred and seventy one thousand, nine hundred and eighteen Brazilian reais and thirty two cents).

(v) Elect the members of the Board of Directors and respective alternates

The Company’s management proposes the election, with a 2-year term of office, until the 2016 Annual General Meeting, of the following members of the Board of Directors and respective alternates, whose resumes are included in item 12.8 of the Company’s Reference Form attached hereto:

MEMBERS	ALTERNATE MEMBERS
José Mauro Mettrau Carneiro da Cunha	José Augusto da Gama Figueira
Armando Galhardo Nunes Guerra Jr.	Paulo Márcio de Oliveira Monteiro
Sergio Franklin Quintella	Bruno Gonçalves Siqueira
Renato Torres de Faria	Carlos Fernando Horta Bretas
Rafael Cardoso Cordeiro	André Sant`Anna Valladares de Andrade
Alexandre Jereissati Legey	Carlos Francisco Ribeiro Jereissati
Carlos Jereissati	Cristina Anne Betts
Fernando Magalhães Portella	Sérgio Bernstein
Cristiano Yazbek Pereira	Erika Jereissati Zullo
Shakhaf Wine	Abilio Cesário Lopes Martins
Luis Miguel da Fonseca Pacheco de Melo	João Manuel de Mello Franco
Fernando Marques dos Santos	Laura Bedeschi Rego de Mattos
José Valdir Ribeiro dos Reis	Luciana Freitas Rodrigues
Marcelo Almeida de Souza	Ricardo Berretta Pavie
Carlos Augusto Borges	Emerson Tetsuo Miyazaki

(vi) Elect the members of the Supervisory Board and respective alternates

The Company’s management proposes the election of the following members of the Supervisory Board and respective alternates, until the 2015 Annual General Meeting, whose resumes are included in item 12.8 of the Company’s Reference Form attached hereto:

MEMBERS	ALTERNATE MEMBERS
Allan Kardec de Melo Ferreira	Newton Brandão Ferraz Ramos
Aparecido Carlos Correia Galdino	Sidnei Nunes
Umberto Conti	Carmela Carloni Gaspar

Rio de Janeiro, March 31, 2014.

Board of Directors

EXHIBIT I (Notice set forth in art. 133 of Law 6404/76)

Notice set forth in art. 133 of Law 6404/76	7

EXHIBIT II (Call Notice)

Call Notice	8

EXHIBIT III (ITEM 10 OF THE REFERENCE FORM)

Management’s comments on financial and equity conditions	10
Operating and financial income	100
Relevant Effects on Financial Statements	102
Changes in accounting practices, exceptions and emphasis	105
Critical accounting policies	120
Internal controls	124
Allocation of Provisions of public offerings	125
Relevant Items not proved in the Financial Statements	127
Comments on items not proved in the financial statements	127
Business plan	128
Other Relevant Factors	138

EXHIBIT IV (PROPOSAL OF CAPITAL BUDGET FOR THE YEAR OF 2014)

Proposal of the Capital Budget for the Year of 2014	145

EXHIBIT V (PROPOSAL FOR ALLOCATION OF NET PROFIT, PURSUANT TO THE TERMS OF EXHIBIT 9-1-II OF CVM INSTRUCTION NO. 481/09)

Proposal for Allocation of Net Profit, Pursuant to the Terms of Exhibit 9-1-II of CVM Instruction No. 481/09	146

EXHIBIT VI (Items 13.1 to 13.16 of the Reference Form)

Compensation policy and practice	155
Total compensation per body	165
Variable compensation	168
Compensation plan based on shares	171
Interest hold, per body	175
Compensation based on shares	176
Outstanding option	176
Exercised options and shares delivered	176
Pricing of shares/options	176
Social Security Plan	177
Maximum, minimum and average compensation	177
Compensation/indemnification mechanism (Compensation based on agreements)	177
Related parties percentage as regards compensation	177
Compensation – other functions	178
Recognized compensation – controller	179
Other relevant information	180

EXHIBIT VII (ITEMS 12.6 TO 12.10 OF THE REFERENCE FORM)

Composition and professional experience of the management and of the audit committee	181
Compositions of statutory boards and audit, financial and compensation committees	193
Résumés indicated by the Controlling Shareholder for election of members of the Board of Directors and Audit Committee of the Company	193
Family Relationship	205
Subordination relations, service provision or control among administrators and controlled companies, controllers and others	207

EXHIBIT I

Notice set forth in art. 133 of Law 6404/76

OI S.A.

CNPJ/MF No. 76.535.764/0001-43

NIRE 33.3.0029520-8

PUBLICLY-HELD COMPANY

We notify shareholders that Management’s documents for the year ended December 31, 2013, set forth in Article 133 of Law 6404 of December 15, 1976 are available at the Company’s head office, at Rua do Lavradio nº 71, Centro, in the City of Rio de Janeiro, RJ.

Rio de Janeiro, March 31, 2014.

Bayard De Paoli Gontijo

Chief Financial Officer and Investor Relations Officer

Oi S.A.

EXHIBIT II

Call Notice

Oi S.A.

CNPJ/MF: 76.535.764/0001-43

NIRE 33 3 0029520-8

PUBLICLY-HELD COMPANY

CALL NOTICE

ANNUAL GENERAL MEETING

The Board of Directors of Oi S.A. (“Company”) calls Shareholders to meet at the Annual General Meeting, to be held on April 30, 2014, at 11:30 a.m., at the Company’s head office, at Rua do Lavradio, 71, Centro, in the City of Rio de Janeiro, RJ, to resolve on the following Agenda:

1) Audit Management accounts, analyze, discuss and vote Management Report and the Financial Statements for the fiscal year ended December 31, 2013, together with the independent auditor’s opinion and the Supervisory Board’s opinion;

2) Approve Capital Budget for 2014;

3) Analyze, discuss and vote Management Proposal with respect to the allocation of net profit for the fiscal year ended December 31, 2013;

4) Set the overall annual compensation payable to the Company’s Management and members of the Supervisory Board;

5) Elect the members of the Board of Directors and respective alternates; and

6) Elect the members of the Supervisory Board and respective alternates.

GENERAL INSTRUCTIONS:

1. The documentation relating to the matters in the Agenda is available at the Company’s head office, at the Company’s Investor Relations page (www.oi.com.br/ri), as well as the website of the Brazilian Securities and Exchange Commission (www.cvm.gov.br), as set forth in CVM Instruction 481/09, for purposes of analysis by Shareholders.

2. As set forth in CVM Instruction 165, of December 11, 1991, amended by CVM Instruction 282, of June 26, 1998, we inform that the minimum interest in the voting capital necessary to request the adoption of the plural voting system for purposes of election of the members of the Board of Directors is five percent (5%), subject to the legal period of 48 hours before the meeting held for any such purpose.

3. Any shareholder that wishes to attend the meeting in person or to be represented by a proxy should deliver the following documents at Rua Humberto de Campos n.º 425, 5º andar, Leblon, in the City of Rio de Janeiro - RJ, from 9 a.m. to 12 a.m. and from 2 p.m. to 6 p.m., within a period of up to two (2) business days prior to the meeting, to the c/o Corporate Management and M&A: (i) when a Legal Person: certified copies of the Certificate of Incorporation or Bylaws or Articles of Association, minutes of the election of the Board of Directors (if any) and minutes of the election of the Executive Board containing the election of the legal representative(s) attending the meeting; (ii) when a Natural Person: certified copies of the identity card and CPF of the shareholder; and (iii) when an Investment Fund: certified copies of the Fund Bylaws and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of the election of the legal representative(s) attending the meeting. Besides the documents set out in (i), (ii) and (iii), as the case may be, when the shareholder is represented by a proxy, it should send together with the aforesaid documents the respective power of attorney, with special powers and notarized, as well as the certified copies of the identity card and minutes of election of the legal representative(s) who signed the power of attorney that substantiate the representation powers, besides the identity card and CPF of the proxy attending the meeting. The measure is intended to accelerate the process of registration of the shareholders attending the meeting.

4. The Shareholder participating in the Fungible Custody of Registered Shares of Stock Exchanges that wish to attend this Meeting should submit a statement dated up to two (2) business days prior to the meeting, containing the respective equity interest, provided by the custodian.

Rio de Janeiro, March 31, 2014.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

EXHIBIT III

ITEM 10 OF THE REFERENCE FORM

(management’s comments on the Company’s financial condition)

10. Management’s comments

10.1. Management’s comments on:

The information below was analyzed and commented by the Company’s management:

a) overall financial and equity conditions

The Company’s Executive Board understands that the Company has sufficient financial and equity conditions to offer an integrated mix of communication products that includes fixed and mobile telephone services, data transmission (including broadband), Internet and ISP services, and other services for residential customers, small-, medium- and large-sized companies, and governmental agencies, as well as perform its obligations in the short and medium term.

The Company believes that its current working capital is sufficient for the current requirements and cash, including third-party borrowings are sufficient to finance its activities and cover its cash requirement, at least, for the next twelve (12) months.

The Company’s overall liquidity, measured by the sum of current and noncurrent assets less the sum of current and noncurrent liabilities, amounted to 11,524 million on December 31, 2013; 11,109 million on December 31, 2012; and 10,589 million on December 31, 2011.

b) capital structure and possibility of redemption of shares or units, indicating: (i) events of redemption; (ii) redemption amount calculation formula

The Company’s share capital, fully subscribed and paid in, was (i) R$7,471.2 million, comprised of 599,008,629 common shares and 1,198,077,775 preferred shares on December 31, 2013, (ii) R$7,308.8 million, comprised of 599,008,629 common shares and 1,198,077,775 preferred shares on December 31, 2012, and (iii) R$3,731.1 million, comprised of 203,423,176 common shares and 399,597,370 preferred shares on December 31, 2011.

In general, preferred shares have no voting rights, have priority in the receipt of non-cumulative minimum dividend of 6% per year, calculated on the product from the division of share capital and the total number of the Company’s shares, or of 3% per year, calculated on the product from the division of equity and the total number of the Company’s shares, whichever the higher.

The Company’s capital structure, in terms of percentage of own capital and third-party capital was as follows: on December 31, 2013, 16% of own capital and 84% of third-party capital; on December 31, 2012, 16% of own capital and 84% of third-party capital; on December 31, 2011, 33% of own capital and 67% of third-party capital.

There is no statutory provision for the redemption of shares issued by the Company, other than those set forth in the law; therefore, redemption can be made as set forth in article 44 of the Brazilian Corporate Law.

THE EXTRAORDINARY GENERAL MEETINGS HELD ON FEBRUARY 27 AND AUGUST 10, 2012 APPROVED THE ISSUANCE, FOR PURPOSES OF PAYMENT OF BONUS, OF REDEEMABLE CLASS “B” AND CLASS “C” PREFERRED SHARES, WITH THE SAME RIGHTS SET FORTH IN THE BYLAWS FOR ALL CLASSES OF PREFERRED SHARES, CLASS “B” PREFERRED SHARES BEING The information below were analyzed and commented by the Company’s management:

i) introduction or disposal of operating segment

No operating segment was introduced or disposed of in the fiscal years ended December 31, 2013, 2012 and 2011.

ii) establishment, acquisition or disposal of equity interest

The Company’s financial statements were impacted due to the acquisitions and disposals of equity interests, the most relevant of which are described below. For additional information on these transactions, see item 6.5 hereof.

GlobeNet

Management explained that, pursuant to a material event notice disclosed on July 15, 2013, the Company entered into an agreement with BTG Pactual YS Empreendimentos e Participações S.A., whereby it has agreed to transfer all equity interest held in subsidiary Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”), subject to certain terms and conditions set forth in the agreement. BrT CS, the controlling shareholder of “GlobeNet” group, represents part of the fixed telephony/data segment of Oi Group through the provision of integrated data services using optical connection points in the United States, Bermuda, Venezuela and Brazil. The transaction’s scope includes the transfer of the underground optical fiber cable system, as well as the supply of capacity by GlobeNet to the Company and its subsidiaries.

Such transaction was subject to the satisfaction of certain conditions precedent set forth in the agreement, including the necessary approval of regulatory bodies and antitrust authorities in the different jurisdictions where GlobeNet operates, based on the terms and conditions set forth in applicable laws.

As disclosed in the notice to the market dated December 23, 2013, the Company announced the completion of the transaction, based on which the Company has transferred all equity interest held in GlobeNet to BTG Pactual YS Empreendimentos e Participações S.A. The transaction, in the amount of R$1,776 million, was financially settled in January 2014.

The proceeds from the sale of investment recorded in other operating income amounted to R$1,497 million.

Corporate Restructuring

At the General Meetings held on February 27, 2012, the shareholders of Oi (Tele Norte Leste Participações S.A. (“TNL”), TMAR, Coari Participações S.A. (“Coari”) and the Company) approved the Corporate Restructuring comprising together the partial spin-off of TMAR and the merger of the spun-off portion into Coari, followed by the merger of shares issued by TMAR into Coari and the mergers of Coari and TNL into the Company, which began to hold all equity interests in Oi group companies and became the sole Oi group company whose shares are traded on stock exchange, and which had its corporate name changed to Oi S.A. at the date of these general meetings.

The Corporate Restructuring was intended to definitely simplify the corporate structure and governance of Oi group companies, adding value to all shareholders through, among other factors:

•	Simplify the corporate structure, previously divided in three publicly-held companies and seven different classes and types of shares, combining the shareholding bases of Oi group companies in one single company with two different types of shares traded on stock exchanges in Brazil and abroad;

•	Reduce operating, administrative and finance costs, after the consolidation of management of Oi group companies, simplification of its capital structure and improvement of its ability to attract investments and access capital markets;

•	Align the interests of shareholders of TNL, TMAR and the Company;

•	Enable the increase of liquidity of the Company’s shares; and

•	Eliminate costs arising from the separate listing of the shares of TNL, TMAR and the Company and those arising from requirements on the public disclosure of information by TNL, TMAR and Company, on a separate basis.

For a further description of the corporate restructuring, see item “6.5” hereof.

Moreover, it is important to point out that the Company has been combining its activities with those of Portugal Telecom, as described in details in item “8.4” hereof. For further information on the financial impact arising from this combination, see item “10.11” hereof.

ii) unusual events or transactions

Not applicable, since there were no relevant unusual events or transactions in the fiscal years ended December 31, 2013, 2012 and 2011, that had significantly impacted or may significantly impact the financial statements.

The Company’s shares also had voting rights and priority in the refund of capital, without premium, while Class “C” preferred shares entitled their holders to priority in the receipt of minimum, non-cumulative dividend of 3% of equity per Company’s share, without voting right. These classes “B” and “C” preferred shares were immediately redeemed at the amount of R$2.543282 per share at the general meeting held on February 27, 2012 and 0.300168346064 per share at the general meeting held on August 10, 2012; in both corporate events, the amendment to the Company’s Bylaws so as to reflect the creation of these shares due to the immediate redemptions made at each meeting was relinquished.

c) payment capacity in relation to financial commitments assumed

The Company issues securities in the domestic and foreign markets to refinance its short-term debt, under normal business conditions.

The Company’s main cash requirements refer to:

•	working capital;

•	Payment of the Company’s debts;

•	capital investments by investing in transactions, expanding the Company’s networks and enhancing the technical capability and capacity of the Company’s networks;

•	dividends arising from our shares, including as interest on capital.

The Company’s transactions in residential and personal and corporate mobility segments correspond to a source of high generation of cash to the Company, thus enabling the reliable management of its financial commitments The Company also expects that investments made over the past years, plus the investments to be possible made in the future, increase its cash generation, thus steadily strengthening its cash flow and credit measurements and enhancing its capacity to honor commitments. Moreover, if it believes that acquiring loans to honor its commitments is necessary, the Company believes that it has capacity to currently contract them.

Additionally, the Company has contracted Revolving Credit Facilities in the amounts of US$1.0 billion and R$1.5 billion from syndicates comprised of global banks, in November 2011 and December 2012, respectively. These transactions comprise a significant liquidity base, strengthening the capital structure and credit profile, besides enabling higher efficiency in terms of cash management.

Therefore, considering is capacity and history of cash generation and fundraising, its liquidity position and debt profile, the Company believes that it will have no problems to meet its financial commitments.

d) sources of financing used for purposes of working capital and investments in noncurrent assets

The Company’s primary liquidity sources are traditionally the following:

•	cash flows from operating activities;

•	short- and long-term loans; and

•	sale of debt securities in domestic and foreign capital markets.

The Company’s main source of funds is the cash flow from its operating activities and that of its subsidiaries’ operating activities. The cash flow provided by these operating activities was R$7,035 million in the year ended December 31, 2013, R$3,910 million in the year ended December 31, 2012 and R$1,839 million in the year ended December 31, 2011.

In addition, the Company normally seeks to finance its investments in properties, plants and equipment using bank loans, suppliers’ financing, transactions in the capital market and other financing methods, that enable a flow of investments that ensure its long-term growth and a higher generation of value to its shareholders.

e) sources of financing for purposes of working capital and investments in noncurrent assets intended to be used to cover liquidity constraints

The sources of financing for purposes of working capital and investments in noncurrent assets that the Company can use to cover probable liquidity constraints are those referred to in item “d”, i.e.:

•	cash flows from operating activities;

•	short- and long-term loans; and

•	sale of debt securities in domestic and foreign capital markets.

f) debt levels and debt characteristics, describing: (i) relevant loan and financing agreements; (ii) other long-term relationships with financial institutions; (iii) level of subordination between debts; and (iv) potential restrictions on the Company, in particular in relation to debt limits and contracting of new debts, distribution of dividends, disposal of assets, issuance of new securities and transfer of shareholding control

Management informs that the Company’s consolidated indebtedness was influenced by the group’s corporate restructuring occurred on February 27, 2012, comprising the mergers of Coari and TNL and the transformation of Telemar Norte Leste S.A. (“TMAR”) into the Company’s wholly-owned subsidiary. As a result of the corporate restructuring, R$21,102 million were assumed by the Company in the consolidated indebtedness.

The Company raises funds in the capital market or through bilateral loans and credit facilities from the BNDES and Export Credit Agencies to finance its investment, debt rescheduling and working capital plan. In the fiscal year ended December 31, 2013, total consolidated raising, net of costs, was R$3,435 million, and total consolidated repayment of principal and interest was R$3,568 million and R$2,231 million, respectively. In the fiscal year ended December 31, 2012, total consolidated raising, net of costs, was R$7,067 million, and total consolidated repayment of principal and interest was R$4,980 million and R$2,382 million, respectively. In the fiscal year ended December 31, 2011, total consolidated raising, net of costs, was R$4,587 million, and total consolidated repayment of principal and interest was R$1,096 million and R$497 million, respectively.

In the fiscal years ended December 31, 2013, 2012 and 2011, the Company’s consolidated debt was R$34,347 million, R$32,871 million, and R$8,124 million, respectively. The Company’s debt level substantially raises finance costs, reflecting in the income statement. Finance costs consist mainly of interest on borrowings and other liabilities, inflation adjustment and exchange rate fluctuations, taxes on financial transactions, among others. In the fiscal year ended December 31, 2013, the Company’s finance costs totaled R$4,650 million, of which R$2,452 million refer to interest on borrowings and debentures payable. In the fiscal year ended December 31, 2012, the Company’s finance costs totaled R$4,491 million, of which R$2,066 million refer to interest on borrowings and debentures payable. In the fiscal year ended December 31, 2011, the Company’s finance costs totaled R$1,478 million, of which R$448 million refer to interest on borrowings and debentures payable.

On December 31, 2013, the total debt amount (as prescribed by OFÍCIO-CIRCULAR/CVM/SEP/N°01/2014, for item “3.7” of the Reference Form) was R$58,571 million (R$58,041 million on December 31, 2012 and R$21,075 million on December 31, 2011) and the debt ratio (current liabilities plus noncurrent liabilities, divided by equity) was 5.08 (5.22 on December 31, 2012 and 1.99 on December 31, 2011).

Interest rates paid by the Company depend on a series of factors, including interest rates effective in the Brazilian and international markets and the risk assessments of the Company, the sector where the Company operates and the Brazilian economy, made by potential lenders, potential buyers of debt securities issued by the Company and risk rating agencies that asses the Company and the debt securities issued by it.

Standard & Poor’s, Moody’s and Fitch keep the Company’s ratings and those of the debt securities issued by it. Any downgrading could give rise to an increase in interest and other finance costs for borrowings taken by the Company and debt securities issued by it, and could affect its capacity to obtain financing in satisfactory conditions or at the amounts required by us.

The tables below show the changes in the Company’s debt relating to borrowings and financing at the respective dates:

Borrowings and Financing by Nature

In millions of Reais	On December 31,			TIR % (December 31, 2013)	Maturity
	2013	2012	2011
BNDES (National Bank for Economic and Social Development)	5,916	6,367	2,229
National currency	5,916	6,367	2,229	10.93	Dec, 2013 to July, 2021
Public Debentures	9,414	8,221	4,131	11.26	Dec, 2013 to July, 2021
Financial Institutions	21,053	19,365	1,789
National currency	6,105	6,088	1,788
CCB	3,192	3,186	—	11.50	Dec, 2013 to Jan, 2028
CRI	1,428	1,361	545	6.85	Dec, 2013 to Aug, 2022
Senior Notes	1,137	1,137	1,136	11.89	Dec, 2013 to Sep, 2016
Others	348	404	108	10.81	Dec, 2013 to Dec, 2033
Foreign Currency	14,948	13,277	—
ECA Facilities	4,355	4,124	—	8.36	Dec, 2013 to May, 2022
Senior Notes	10,594	9,153	—	11.40	Dec, 2013 to Feb, 2022
Subtotal	36,383	33,953	8,150
Cost of raising incurred	(530)	(607)	(45)
Total	35,854	33,346	8,105

Composition of the Debt per Currency

In millions of Reais	On December 31,
	2013	2012	2011
Reais	21,287	20,497	8,104
United States Dollar	12,159	10,844	1
EURO	2,408	2,005	—
Total	35,854	33,346	8,105

Composition of the debt per Index

In millions of Reais	On December 31,
	2013	2012	2011
Fixed rate	13,078	11,431	1,271
CDI (Interbank Deposit Certificate)	10,233	9,139	4,109
TJLP (Long-Term Interest Rate)	5,139	5,538	2,123
IPCA (Amplified Consumer Price Index)	3,576	3,377	535
Libor	3,743	3,794	1
Others	84	67	67
Total	35,854	33,346	8,105

Maturity Schedule

The debts have the following maturity schedule:

Fiscal Year	On December 31, 2013 (in millions of Reais)
2014	4,255.8
2015	3,424.1
2016	4,882.6
2017	6,991.4
2018	3,161.1
2019 and the following fiscal years	13,668.2

Total	36,383.2

(i) relevant borrowing and financing agreements

Financing denominated in local currency

Development Banks

The Company and its subsidiaries contracted a series of financing with BNDES. The income from such financing has been used for various purposes, including the financing of our investment and financing plans for the expansion of our telecommunication plant (voice, data and video), so as to offer operational improvements to attain the goals set out in the General Plan in the Universal Service and the General Quality Goal Plan in effect at the time of these loans.

In December 2012, the Company and its subsidiaries entered into a financing agreement with BNDES, in the amount of R$5,418 million to support investments between 2012 and 2014. Of the total credit facility taken, at the end of December 31, 2012, R$2,000 million was disbursed (of which R$566 million to Oi, R$888 million to TMAR, R$412 million to TNL PCS and R$133 million to Oi Móvel). In October 2013, the Company and its subsidiaries disbursed R$613.5 million (of which R$150.5 million to Oi, R$306.6 million to TMAR, R$138.7 million to TNL PCS and R$17.6 million to Oi Móvel). In December 2013 the Company and its subsidiaries disbursed R$260.0 million (of which R$65.2 million to Oi, R$127.0 million to TMAR, R$60.1 million to TNL PCS and R$7.6 million to Oi Móvel).

The table below shows selected information on the borrowings and financing taken by the Company from BNDES on December 31, 2013:

Loan	Balance	Interest	Repayment	Maturity
	(In millions of Reais)
Oi 2006 facility
Loan A	108	TJLP + 4.30%	Monthly	May, 2014
TNL PCS 2006 facility (1):
Loan A	172	TJLP + 4.30%	Monthly	May, 2014
	268	TJLP + 4.50%	Monthly	June, 2014
Loan B	4	TJLP + 2.30%	Monthly	May, 2014
	12	TJLP + 2.50%	Monthly	June, 2014
TNL PCS 2009 facility (1):
	459	TJLP + 3.95%	Monthly(2)	December, 2018
Loan	22	4,50%	Monthly(2)	December, 2018
Oi Móvel 2009 facility:
Loan A	359	TJLP + 3.95%	Monthly(2)	December, 2018
Loan B	9	4,50%	Monthly(2)	December, 2018
Telemar 2012 facility:
Loan A	610	TJLP + 4.08%	Monthly(3)	July, 2021
Loan B	129	2,50%	Monthly(4)	January, 2021
Loan D	150	TJLP + 2.18%	Monthly(3)	January, 2021
TNL PCS 2012 credit facility:
Loan A	312	TJLP + 4.08%	Monthly(3)	July, 2021
Loan B	80	2,50%	Monthly(4)	January, 2021
Loan C	20	2,50%	Monthly(3)	January, 2021
Oi 2012 facility:
Loan A	339	TJLP + 4.08%	Monthly(3)	July, 2021
B loans	58	2,50%	Monthly(4)	January, 2021
C loans	169	2,50%	Monthly(3)	January, 2021
Oi Móvel 2012 facilities:
Loan A	90	TJLP + 4.08%	Monthly(3)	July, 2021

(1)	On September 30, 2013, Telemar’s obligations assumed in connection with the credit facilities raised in 2006 and 2009, as well as Oi’s obligations assumed in connection with the credit facilities raised in 2009 were assumed by TNL PCS, as approved by BNDES. As a result of the merger of TL PCS into Oi Móvel in February 2014, Oi Móvel assumed TNL PCS’s obligations under these credit facilities.
(2)	The repayment of such loan began in January 2012.
(3)	The repayment of such loan will begin in August 2015.
(4)	The repayment of such loan will begin in February 2015.

Credit facilities entered into with BNB

In February 2009 TNL PCS entered into a credit facility with Banco do Nordeste do Brasil S.A., or BNB, whereby BNB agreed to disburse loans in the total amount of up to R$369 million. The funds from such credit facility were used for investments in Telemar’s mobile telephone telecommunication infrastructure in the Northeastern region of Brazil. In 2009, R$370 million was disbursed. This loan bears interest corresponding to 10.0% p.a., with down step of 15% available for prepayment of interest. Interest is paid on a quarterly basis, from May 2009 to February 2011 and, thereafter, on a monthly basis until the maturity in February 2019. Outstanding principal should be paid in 96 equal, monthly installments beginning March 2011. On December 31, 2013, the balance of outstanding principal of such credit facility was R$250 million. As a result of the merger of TL PCS into Oi Móvel in February 2014, Oi Móvel assumed TNL PCS’s obligations under this credit facility.

In addition, the Company and its subsidiaries have effective financing agreements, already reimbursed, entered into with BNDES and other development banks in the North region to support their investment projects, which were entered into in 2006, 2008, 2009 and 2010, whose total balance of principal and interest on December 31, 2013 amounts to 3.1 billion. Transaction costs associated with this issuance, in the amount of R$3.4 million, are amortized in profit or loss for the year, based on the contractual terms of said issuance at the effective rate.

In the year ended December 31, 2013, installments of principal plus adjusted interest, in the amount of R$1,789 million, were repaid.

CCB

In May 2008, TMAR entered into a credit facility with a Brazilian financial institution, in the amount of R$4,300 million. Borrowings under such credit facility were originally indexed to the payment of fluctuation of the CDI rate plus 1.30% per year, by means of semiannual payments in May and November of each year. In May the Company renegotiated such borrowing, so that: (a) between May 2011 and May 2014, the interest rate was fixed in the payment of the CDI rate plus 1.00% per year; and (b) between May 2014 and May 2018, the interest rate was fixed in the payment of the CDI rate plus 1.83% per year. On December 31, 2013, the balance of outstanding principal of such credit facility was R$3,071 million.

Financing denominated in foreign currency

ECA credit facilities

Subsidiary TMAR takes financing from export credit agencies to finance part of the investments in equipment and services that incorporate international technology.

In October 2013, US$9.8 million (R$21.4 million) relating to a financing agreement entered into among TMAR and SEK – “Swedish Export Corporation” in June 2011 was disbursed, completing the availability of funds to be disbursed under such agreement.

In June 2013, US$5.6 million (R$12.5 million) relating to a financing agreement entered into among TMAR and SEK – “Swedish Export Corporation” in June 2011 was disbursed.

In February 2013, US$95.7 million (R$190.3 million) relating to a financing agreement entered into among TMAR and “Export Development Canada” in July 2012, and US$21 million (R$41.8 million) relating to a financing agreement entered into among TMAR and SEK – “Swedish Export Corporation” in June 2011 were disbursed.

In February 2013 R$12 million relating to a financing agreement entered into among TMAR and SEK – “Swedish Export Corporation” in June 2011, and R$93 million relating to a financing agreement entered into among TMAR and FEC – “Finnish Export Credit” was repaid.

In January 2013 R$43 million relating to a financing agreement entered into among TMAR and “Nordic Investment Bank” in July 2008 was repaid.

Export Credit Facility entered into with the Export Development Canada (“EDC”)

In July 2012 TMAR entered into with EDC an Export Credit Facility Agreement, whereby EDC agreed to disburse a loan in the total amount of up to US$200 million. The disbursement in the amount of US$96 million was made to TMAR in February 2013. The amount raised was and will be used to finance investments in infrastructure (capital expenditures – CAPEX) relating to fixed and mobile telephone services. This loan bears fixed interest of 2.25% p.a. Principal will be repaid in 17 semiannual installments, the first maturing in May 2014. On December 31, 2013, the balance of outstanding principal was R$96 million. This loan matures in May 2022.

Credit facility entered into with EKN

In June 2011 TMAR entered into an export credit agreement with EKN (Swedish Export Corporation, or SEK) and Deutsche Bank in the principal amount of up to R$103 million. Disbursements of US$5 million, US$36 million, US$39 million, US$14 million, US$21 million, US$6 million, and US$10 million relating to this agreement were made in July 2011, November 2011, July 2012, October 2012, February 2013, June 2013 and October 2013, respectively. The funds from such export credit facility were used to finance the purchase of equipment related to TMAR’s capital expenditures in fixed telephony and mobile telecommunication infrastructure. This export credit facility bears fixed interest of 2.21% p.a. Interest will be paid semiannually and principal will be paid in 17 equal semiannual installments, whose repayment will begin in February 2012. On December 31, 2013, the balance of outstanding principal of such credit facility was R$88 million.

Credit facility entered into with FINNVERA

In June 2008, TMAR entered into an export credit agreement with FINNVERA in the principal amount of up to US$300 million. Disbursements of US$192 million and US$108 million of such export credit facility were received in 2008 and 2009, respectively. The funds from such export credit facility have been used to finance the purchase of equipment related to TMAR’s capital expenditures in fixed and mobile telephone infrastructure. Such export credit facility bears interest based on the fluctuation of the LIBOR rate plus 1.07% p.a. Interest will be paid semiannually and maturity will take place in December 2018. Principal will be paid in 17 equal semiannual installments, whose repayment will begin in December 2010. On December 31, 2013, the balance of outstanding principal of such credit facility was R$176 million.

In August 2009, TMAR entered into an export credit agreement with FINNVERA through a financing line in the principal amount of up to US$500 million. Disbursements in the amounts of: (i) US$208 million in February 2010; (ii) US$27 million in May 2010; (iii) US$ 74 million in February 2011; (iv) US$ 97 million in June 2011; and (v) US$ 92 million in January 2012 were made for export credit purposes. The funds from such export credit facility were used to finance the purchase of equipment related to TMAR’s capital expenditures in fixed telephony and mobile telecommunication infrastructure. Such export credit facility bears interest based on the fluctuation of the LIBOR rate plus 1.07% p.a. Interest will be paid semiannually and maturity will take place in December 2019. Principal will be paid in 17 equal semiannual installments, whose repayment will begin in August 2011. On December 31, 2013, the balance of outstanding principal of such credit facility was R$353 million.

In December 2011, TMAR entered into an export credit agreement with FINNVERA through a financing line in the principal amount of up to US$200 million. Disbursement in the amount of US$188 million was made in December 2012, relating to export credits. The funds from such export credit facility were used to finance the purchase of equipment related to TMAR’s capital expenditures in fixed telephony and mobile telecommunication infrastructure. Such export credit facility bears interest based on the fluctuation of the LIBOR rate plus 0.90% p.a. Interest will be paid semiannually. Principal will be paid in 17 equal semiannual installments, whose repayment will begin in February 2013. On December 31, 2013, the balance of outstanding principal of such credit facility was R$176 million.

Credit Facility entered into with Nordic Investment Bank

In July 2008 TMAR entered into a Credit Facility Agreement with Nordic Investment Bank, whereby Nordic Investment Bank agreed to release a credit facility in the total amount of US$250 million. The funds from such credit facility were used to finance investments in infrastructure (capital expenditures – CAPEX).

Under such credit facility, the Company disbursed the principal of US$100 million (“Loan A”) and US$150 million (“Loan B”) was disbursed. This borrowing bears interest corresponding to the fluctuation of the LIBOR rate plus a spread of 1.18% p.a., in the case of Loan A and 0.80 % p.a., in the case of Loan B, paid semiannually. Principal of Loan A will be repaid in 17 semiannual installments, the first maturing in July 2010; and the principal of Loan B will be repaid in 11 semiannual installments, the first maturing in July 2010. On December 31, 2013, the balance of outstanding principal was R$113 million.

Credit Facility entered into with China Development Bank

In February 2009 TMAR entered into a Credit Facility Agreement with China Development Bank Corporation (“China Development Bank”), whereby China Development Bank agreed to release a credit facility in the total amount of up to US$300 million. Disbursements of US$227 million and US$52 million of such export credit facility were made in 2009 and 2010, respectively. The funds raised were used to finance investments in infrastructure (capital expenditures – CAPEX). Such credit facility bears interest corresponding to the fluctuation of the LIBOR rate plus a spread of 2.5% p.a., paid semiannually, beginning February 2016. Principal will be repaid in 11 semiannual installments, the first maturing in April 2011. On December 31, 2013, the balance of outstanding principal was R$136 million. This loan matures in February 2016.

In October 2009 TMAR entered into a Credit Facility Agreement with China Development Bank, whereby China Development Bank agreed to release a credit facility in the total amount of up to US$500 million. Disbursements of US$94 million and US$98 million of such export credit facility were made in 2010 and 2011, respectively. The funds raised were used to finance investments in infrastructure (capital expenditures – CAPEX). Such credit facility bears interest corresponding to the fluctuation of the Libor rate plus a spread of 2.5% p.a., paid semiannually, beginning October 2016. Principal will be repaid in 11 semiannual installments, the first maturing in April 2012. On December 31, 2013, the balance of outstanding principal was R$123 million. This loan matures in October 2016.

In June 2011 TMAR entered into a Credit Facility Agreement with China Development Bank, whereby China Development Bank agreed to release a credit facility in the total amount of up to US$500 million. The disbursement in the amount of US$380 million was made in July 2011. The funds from such stand-by credit facility have been and will be used to reschedule the debt. Such borrowing bears interest corresponding to the fluctuation of the Libor rate plus a spread of 2.30% p.a., paid semiannually. Principal will be repaid in five semiannual installments, the first maturing in October 2014. On December 31, 2013, the balance of outstanding principal was R$380 million. This loan matures in June 2016.

Credit Facility entered into with Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”)

In April 2010 TMAR entered into a Credit Facility Agreement with Crédit Agricole, whereby Crédit Agricole agreed to release a credit facility in the total amount of up to US$220 million, in two tranches of $110 million each. Disbursements in the amounts of US$46 million and US$31 million, in relation to the first tranche, were made in July 2010 and February 2011, respectively. Disbursements in the amounts of US$55 million and US$89 million, in relation to the second tranche, were made in May 2011 and February 2012, respectively. The amount raised was and will be used to finance investments in infrastructure (capital expenditures – CAPEX) relating to fixed and mobile telephone services. Such borrowing bears interest corresponding to the fluctuation of the Libor rate plus a spread of 1.40% p.a., paid semiannually. Principal will be repaid in 17 semiannual installments, beginning August 2011 for the first Loan And August 2012 for the second tranche. TMAR entered into with the National Office of Du Ducroire, the Belgian export credit agency, an insurance policy in connection with said borrowing. On December 31, 2013, the balance of outstanding principal was R$172 million. This borrowing matures (i) in August 2019, in relation to the first tranche; and (ii) in August 2020, in relation to the second tranche.

Export Credit Facility entered into with Cisco Systems Capital

In March 2011 TMAR entered into an Export Credit Facility Agreement with Cisco Systems Capital (“Cisco”), whereby Cisco agreed to release a credit facility in the total amount of up to US$100 million. The disbursement in the amount of US$46 million was made in May 2011. The amount raised was and will be used to finance investments in infrastructure (capital expenditures – CAPEX) relating to fixed and mobile telephone services. Such borrowing bears interest corresponding to the fluctuation of the Libor rate plus a spread of 3.5% p.a., paid semiannually. Principal will be repaid in 13 semiannual installments, beginning May 2012. On December 31, 2013, the balance of outstanding principal was R$34 million. This loan matures in May 2018.

Senior Notes

In February 2012, the Company issued Senior Notes in the amount of US$1,500 million (R$2,741 million), to refinance debts, in addition to general corporate purposes. The final maturity will be February 2022. In July 2012 the Company transferred this issuance, net of borrowing costs, to its wholly-owned subsidiary Oi Brasil Holdings Cooperatief through an additional indenture. Transaction costs associated with this issuance, in the amount of R$12 million (US$6 million), are amortized in profit or loss for the year, based on the contractual terms of said issuance at the effective rate.

The Company has other issuances of Senior Notes in foreign currency in the international capital market carried out by its subsidiary TMAR in 2009 and 2010. Due to the Corporate Restructuring approved on February 27, 2012, these issuances were added to the Company’s debt, which replaced TMAR as the issuer. For further information on the issuances of Senior Notes by the Company and/or TMAR, please see items “18.5” and “18.8” hereof.

The purposes of these raising of funds, totaling R$10,593 million in the consolidated on December 31, 2013, is the reschedule the company’s debt profile and reduce the company’s debt cost, investments and general corporate purposes.

Public Debentures

For further information on the issuance of debentures, please see items “18.5” and “18.8” hereof.

(ii) other long-term relationships with financial institutions

On December 31, 2013, in addition to long-term relationships with financial institutions, which are reported in item (i) above, we have the following transactions:

Real Estate Receivables Certificates (CRI)

In August 2010 TMAR transferred 162 properties to our wholly-owned subsidiary Copart 4 Participações S.A., or Copart 4, and Oi transferred 101 properties to our wholly-owned subsidiary Copart 5 Participações S.A., or Copart 5. TMAR entered into 12-year lease agreements for the continuing use of all properties transferred to Copart 4 and Oi entered into 12-year lease agreements for the continuing use of all properties transferred to Copart 5.

Copart 4 and Copart 5 assigned the rights to flows of receivables, that correspond to all payments under these leases to BSCS - Brazillian Securities Companhia de Securitização, which issued real estate receivables certificates (CRIs), backed by these receivables. CRIs were acquired by Brazilian financial institutions.

We received a net revenue relating to the assignment of lease credits in the total aggregate amount of R$1,585,000.00 on a consolidated basis and confirmed our obligation to make the payments assigned as a short- and long-term debt in our consolidated financial statements. The net, aggregate effective interest rate on this transaction is 102% of the CDI rate. Yield from such transaction was used to pay the short-term debt. In June 2012, Copart 4 and Copart 5 partially amortized the CRIs issued by them for a total amount of R$393,000,000.00. Beginning December 31, 2013, the aggregate responsibility for these leases amounted to R$922,000,000.00.

The assets and liabilities of Copart 5 are consolidated at the balances of the Company’s financial statements, since the key risks and benefits arising from such transaction remain in the Parent.

(iii) level of subordination among debts

Except for those debts collateralized by a security interest, there is no level of subordination among the Company’s debts. Debts collateralized by a security interest are entitled to the priorities and prerogatives set forth in the law.

For further information on the level of subordination of the Company’s debts, see item “3.8.” hereof.

(iv) potential restrictions imposed to us in relation to debt limits and taking of new debts, distribution of dividends, disposal of assets, issuance of new securities and transfer of shareholding control

The Company is subject to certain financial obligations that limit its ability to incur additional debts. The debt level and requirements and limitations imposed by some of the debt instruments entered into by the Company can adversely affect its results of operations and financial condition.

In particular, the terms and conditions of some of these debt instruments restrict the capacity of the Company and its subsidiaries to:

•	incur additional debt;

•	tender collaterals;

•	pledge assets;

•	sell or dispose of assets; and

•	undergo liquidation or winding up;

Moreover, some of these financial instruments include clauses that require the Company to maintain certain specific financial ratios, the most restrictive being described below:

•	Consolidated debt divided by consolidated EBITDA for the 12 prior months below or equal to 4 or 4.5 at the end of each quarter until maturity;

•	Consolidated EBITDA for the 12 prior months divided by consolidated finance costs for the 12 prior months above or equal to 1.75 at the end of each quarter until maturity;

•	Consolidated debt dividend by consolidated debt plus equity below or equal to 0.95 at the end of each quarter until maturity.

In the fiscal years ended December 31, 2013, 2012 and 2011, the Company met its financial commitments and believes that it has capacity to satisfy these financial commitments in 2014. Moreover, the Company believes that the satisfaction of these financial commitments will not adversely affect its capacity to implements its financing plans.

g) limits for use of the financing already taken

Credit facilities taken and used

In relation to the financing denominated in local currency described in item “10.1 f (i)” above, the Company has the following limits contracted ad used:

•	Company’s and its subsidiaries’ agreement entered into with BNDES in 2012, in the amount of R$5,418 million: the Company has a contracted limit of up to R$1,484 million, making withdrawals until December 31, 2013 in the total amount of R$782 million, corresponding to 53% of the total limit contracted and limit available for withdrawal in the amount of R$702 million for use, as investments are made, corresponding to 47% of total credit facility. Telemar Norte Leste has taken a limit of R$2,431 million, making withdrawals until December 2013 in the total amount of R$1,322 million, corresponding to 54% of the total limit contracted, with a limit available for withdrawal in the total amount of R$1,109 million, corresponding to 46% of the total limit contracted. TNL PCS has taken a limit of R$1,143 million and made withdrawals in the total amount of R$611 million until December 2013, corresponding to 53% of the total limit contracted, with a limit available for withdrawal of R$533 million, corresponding to 47% of the total limit contracted. Oi Móvel has taken a limit of R$359 million, making withdrawals until December 2013 in the total amount of R$159 million, corresponding to 44% of the total limit contracted, with a limit available for withdrawal in the total amount of R$200 million, corresponding to 56% of the total limit contracted.

•	Credit facility entered into between Telemar Norte Leste and EKN - Exportkreditnämnden (Swedish Export Credits): Telemar Norte Leste has entered into in July 2011 an agreement in the total amount of US$103 million, making withdrawals of US$5 million in July 2011, US$9 million in November 2011, US$39 million in July 2012, US$14 million in November 2012, US$21 million in February 2013, US$6 million in June 2013 and US$10 million in October 2013, totaling 100% of the total limit contracted.

•	Credit facility entered into between Telemar Norte Leste and EKN - Exportkreditnämnden (Swedish Export Credits): Telemar Norte Leste has entered into in July 2011 an agreement in the total amount of US$103.4 million, making withdrawals of US$5.1 million in July 2011, US$8,5 million in November 2011, US$39.1 million in July 2012, US$14.1 million in November 2012, US$21.1 million in February 2013, US$5,7 million in June 2013 and US$9,8 million in October 2013, totaling 100% of the total limit contracted.

In relation to other financing denominated in local currency, 100% of the limits contracted were already disbursed.

Credit facilities taken and not used

In March 2013 the Company entered into a financing agreement with Office National Du Ducroire/Nationale Delcrederedienst- ONDD in the amount of US$257 million to finance part of the investments during the next two years. There was no disbursement under such credit facility until the date hereof.

In December 2012 the Company entered into a revolving credit facility (“Revolving Credit Facility”), in the amount of R$1,500 million over period of a three years, with a syndicate of retail banks, comprised of Banco do Brasil, Bradesco, HSBC and Santander. There was no disbursement under such credit facility until the date hereof.

In November 2011, the Company and its subsidiaries entered into a revolving credit facility (Revolving Credit Facility) in the amount of US$1 billion over a period of five years, with a syndicate of international banks. There was no disbursement under such credit facility until the date hereof.

The transactions under the revolving credit facility were structured so that the Company and its subsidiaries can make use of the credit facility on any time, during the periods contracted. These transactions comprise a significant liquidity base, strengthening the capital structure and credit profile, besides enabling higher efficiency in terms of cash management.

h) significant changes in each component of the financial statements

h.1) Income Statements

Fiscal year ended December 31, 2013 compared with fiscal year ended December 31, 2012 (Consolidated).

The discussion of results of operations below is based on the Company’s consolidated financial statements prepared in accordance with IFRS and in accordance with accounting practices adopted in Brazil. The discussion of the profit/loss of the Company’s business segments is based on financial information presented for each business segment and should be read together with the segment reporting presented in Note 26 of our financial statements.

The comparison of results of operations for 2013 and results of operations for 2012 was significantly influenced by the group’s corporate restructuring on February 27, 2012, which comprised the mergers of Coari and TNL and the transformation of TMAR into the Company’s wholly-owned subsidiary. Accordingly, the results for 2012 comprise the consolidated profit/loss of the aforementioned companies as from February 27, 2012, equivalent to a ten-month period in 2012 and a twelve-month period in 2013. The details on said corporate restructuring are disclosed in item 6.5 hereof.

The tables below specify the results of operations of each of our segments and the reconciliation of such results with the consolidated income statement. This segment reporting has been prepared based on the same information used by the Company’s senior management to allocate funds between segments and evaluate performance. The performance of these segments is analyzed and managed based on information prepared in accordance with IFRS and accounting practices adopted in Brazil and reflected in the consolidated financial statements.

	Fiscal year ended on December 31, 2013
	Fixed telephony services and data communication		Mobile telephony services		Others		Eliminations		Consolidated
	(in millions of Reais)

Net operating income	R$	20,401	R$	12,187	R$	1,702	R$	(5,868)	R$	28,422
Cost of goods and/or services sold		(12,371)		(7,253)		(923)		5,287		(15,259)

Gross income		8,030		4,934		779		(581)		13,163
Sales expenses		(3,511)		(2,411)		(374)		743		(5,554)
General and administrative expenses		(2,387)		(899)		(243)		10		(3,519)
Other net operating income (expenses)		1,643		(248)		(51)		(147)		1,196

Operating profit before financial income and taxes	R$	3,775	R$	1,376	R$	111	R$	25	R$	5,287

	Fiscal year ended on December 31, 2012
	Fixed telephony services and data communication		Mobile telephony services		Others		Eliminations		Consolidated
	(in millions of Reais)

Net operating income	R$	18,098	R$	10,983	R$	1,066	R$	(4,987)	R$	25,161
Cost of goods and/or services sold		(11,282)		(5,628)		(467)		4,707		(12,670)

Gross income		6,816		5,355		599		(279)		12,491
Sales expenses		(2,948)		(2,078)		(443)		629		(4,841)
General and administrative expenses		(2,174)		(666)		(162)		9		(2,993)
Other net operating income (expenses)		176		(108)		123		(88)		103

Operating profit before financial income and taxes	R$	1,870	R$	2,503	R$	116	R$	270	R$	4,760

In the discussion below, any references to increases or decreases in any period are made in relation to the corresponding prior period, except if otherwise indicated.

The table below shows the components of the consolidated income statement, as well as the percentage fluctuation in relation to the same period in the prior year, for the years ended December 31, 2013 e 2012.

	Fiscal year ended on December 31,
	2013		Vertical Analysis %	2012		Vertical Analysis %	Variation % 2013/2012
	(in millions of Reais, except for percentages)
Net operating income	R$	28,422	100.0%	R$	25,161	100.0%	13.0%
Cost of goods and/or services sold		(15,259)	(53.7)%		(12,670)	(50.4)%	20.4%

Gross profit		13,163	46.3%		12,491	49.6%	5.4%
Operating income (expenses)
Sales expenses		(5,554)	(19.5)%		(4,841)	(19.2)%	14.7%
General and administrative expenses		(3,519)	(12.4)%		(2,993)	(11.9)%	17.3%
Other net operating income (expenses)		1,196	4.2%		103	0.4%	1,061.2%

Operating profit before financial income and taxes		5.,286	18.6%		4,760	18.9%	11.1%
Financial income		1.,375	4.8%		2,275	9.0%	(39.6)%
Financial expenses		(4,650)	(16.4)%		(4,491)	(17.8)%	3.5%

Financial expenses, net		(3,274)	(11.5)%		(2,216)	(8.8)%	47.7%

Income before taxes on profit		2,012	7.1%		2,544	10.1%	(20.9)%
Income tax and social contribution		(519)	(1.8)%		(759)	(3.0)%	31.6%

Net profit	R$	1,493	5.3%	R$	1,785	7.1%	16.4%

Operating Revenue

Net operating revenue grew 13.0% in 2013, primarily due to a growth by 12.7% in the net operating revenue from our fixed telephony and data communication segment, a growth by 11.0% in the net operating revenue from our mobile telephony segment, and a growth by 59.6% in the net operating revenue from other segment. The net operating revenue deriving from the intersegment sales, which are eliminated on consolidation of our financial statements, grew 17.7% in 2013.

Net operating revenue from the fixed telephony and data communication segment

The table below shows the components of the net operating revenue from the fixed telephony and data communication segment, as well as the percentage fluctuation for the same period in the prior year, for the years ended December 31, 2013 and 2012.

	Fiscal year ended on December 31,
	2013	2012	Variation %
	(in millions of Reais, except for percentages)

Local fixed telephony services	8,360	7,645	9.4%
Fixed long distance services	2,947	3,013	(2.2%)
Compensation per use of fixed network	1,299	1,181	10.0%
Data communication service	7,088	5,611	26.3%
Other fixed telephony services	708	648	9.4%

Net operating income of our fixed telephony and data segment	20,401	18,098	12.7%

Net operating revenue from our fixed telephony and data communication segment grew 12.7% in 2013, primarily owing to (1) a growth by 26.3% in the net operating revenue from data communication services, (2) a growth by 9.4% in the revenues from the provision of local fixed telephony services and (3) a growth by 10.0% in the compensation for the use of fixed telephony network.

Net operating revenue from local fixed telephony services

The net operating revenue from local fixed telephony services grew 9.4% in 2013, primarily owing to the consolidation of the results of TMAR and its subsidiaries, beginning February 27, 2012, which raised the net operating revenue from local fixed telephony services by R$5,453 million in 2013 compared to R$4,650 million during the ten-month period ended December 31, 2012 (period of 2012 in which Oi has consolidated the results of TMAR and its subsidiaries), whose effects were partially offset by a drop by 2.9% in the net operating revenue from local fixed telephony services arising from our transactions to R$2,907 million in 2013 compared to R$2,995 million during 2012, primarily as a result of a drop by 2.3% in the average number of operating lines to 6.6 million in 2013 compared to 6.8 million in 2012, as a result of the overall trend in the Brazilian telecommunication sector of substituting local fixed telephone for mobile telephony services.

Net operating revenue from long-distance fixed telephony services

The net operating revenue from long-distance fixed telephony services dropped 2.2% in 2013, primarily owing to the drop by 10.6% in the net operating revenue from long-distance services arising from our transactions to R$1,006 million in 2013 compared to R$1,126 million in 2012, mainly as a result of a drop by 9.2% in the total number of long-distance call minutes. Such result is primarily due to the following factors (1) aggressive discount campaigns launched by our competitors, (2) the effects from the drop by 2,3 % in the number of fixed telephony customers, who show higher probability of selecting our long-distance fixed telephony services than the customers of other fixed telephony service providers, and (3) increase in the proportion of our fixed telephony customers who subscribe alternative plans that include long-distance fixed telephony minutes, as part of the monthly subscription, resulting in a decrease in the number of minutes registered by us as long-distance fixed telephony services. The effects from such decrease were partially offset by the effects from the consolidation of results of TMAR and its subsidiaries, beginning February 27, 2012, which resulted in a net operating revenue from long-distance call services in the amount of R$1,940 million in 2013 compared to R$1,887 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries).

Net operating revenue from the compensation for the use of the fixed telephony network

The net operating revenue from the compensation for the use of the fixed telephony network grew 10.0% in 2013, owing to the consolidation by Oi of the results of TMAR and its subsidiaries, beginning February 27, 2012, which increased the net operating revenue from the compensation for the use of the fixed telephony network to R$849 million in 2013 compared to R$732 million in the ten-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries).

Out of our net operating revenue from the compensation for the use of the fixed telephony network, 42.1% in 2013 and 38.8% in 2012 represented interconnection tariffs incurred by our mobile telephony subsidiaries for the use of our fixed telephony network to complete mobile/fixed telephone calls and were eliminated upon consolidation of our financial statements.

Net operating revenue from data communication services

The net operating revenue from data communication services grew 26.3% in 2013, primarily due to (1) a growth by 24.7% in the net operating revenue from ADSL subscriptions, (2) a growth by 47.2% in the net operating revenue from commercial data transmission services, and (3) a growth by 17.7% in the net operating revenue from data communication services.

The net operating revenue from ADSL subscriptions grew 24.7% to R$2,694 million in 2013 compared to R$2,161 million in 2012, primarily owing to (1) the consolidation of results of TMAR and its subsidiaries, beginning February 27, 2012, which resulted in a net operating revenue from ADSL subscriptions in the amount of R$1,613 million in 2013 compared to R$1,172 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) a growth by 9.4% in the net operating revenue from ADSL subscriptions arising from out transactions to R$1,081 million in 2013 compared to R$989 million in 2012, primarily due to a growth by 8.5% in the average number of ADSL subscriptions to approximately 2.3 million in 2013 compared to 2.1 million in 2012, and a growth by 0.8% in the average net operating revenue per subscriber. On December 31, 2013, our ADSL customer data accounted for 33.9% of total fixed operating lines compared to 30.4% on December 31, 2012.

The net operating revenue from our data transmission services grew 47.2%, primarily due to the consolidation of the results of TMAR and its subsidiaries, beginning February 27, 2012, which resulted in a net operating revenue from data transmission services of R$1,102 million in 2013 compared to R$542 million in the ten-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), primarily as a result of the growth in demand for these services, including the requests for increase of capacity by our customers, specifically governmental bodies and financial institutions. Of our net operating revenue from data transmission services, 23.2% in 2013 and 17.0% in 2012 represented tariffs paid by out mobile service subsidiaries and were eliminated upon consolidation of our financial statements.

The net operating revenue from our data services grew 17.7%, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries, beginning February 27, 2012, which resulted in a net operating revenue from data services of R$1,239 million in 2013 compared to R$966 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) a growth by 8.9% in the net operating revenue from our data communication services to R$1,276 million in 2013 compared to R$1,172 million in 2012, primarily as a result of the increase in the demand for these services, specifically governmental bodies, financial institutions and payment companies.

Net operating revenue

In view of the foregoing, the net operating revenue from our fixed telephony and data transmission segment grew 12.7%, to R$20,401 million in 2013 compared to R$18,098 million in 2012.

Net operating revenue from the mobile telephony segment

The table below shows the components of the net operating revenue from the mobile telephony segment, as well as the percentage fluctuation for the same period in the prior year, for the years ended December 31, 2013 and 2012.

	Fiscal year ended on December 31,
	2013	2012	Variation %
	(in millions of Reais, except for percentages)

Mobile telephony services	6,113	4,931	24.0%
Compensation per use of mobile telephony network	5,491	5,516	(0.4%)
Sale of devices and accessories	582	537	8.3%

Net operating income of the mobile telephony segment	12,187	10,983	11.0%

The net operating revenue from our mobile telephony service segment grew 11.0% in 2013, primarily due to a growth by 24.0% in the net operating revenue from mobile services.

Net operating revenue from mobile telephony services

The net operating revenue from mobile telephony services grew 24.0% in 2013, primarily due to (1) the consolidation of results of TMAR and its subsidiaries, beginning February 27, 2012, which resulted in a net operating revenue from mobile services of R$4,911 million in 2013 compared to R$3,910 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), (2) a growth by 17,8% in the net operating revenue from mobile services arising from out transactions to R$1,202 million in 2013 compared to R$1,021 million in 2012, primarily as a result of a growth by 18.6% in the net operating revenue deriving from prepaid telephone services to R$560 million in 2013 compared to R$472 million in 2012, a growth in the net operating revenue deriving from our roaming services to R$68 million in 2013 compared to R$13 million in 2012, and a growth by 7.7% in the net operating revenue deriving from post-paid plans that include “Oi Controle” plans, to R$576 million in 2013 compared to R$535 million in 2012.

The average number of post-paid mobile telephone customers, including “Oi Controle” plans, grew 36.7% to about 8.4 million in 2013 compared to 6.1 million in 2012, primarily due to (1) the inclusion in our customer base of 4.7 million post-paid customers of TMAR and its subsidiaries, beginning February 27, 2012, and (2) the success of the commercial and operational initiatives focused on the growth of sales of our high value added services, such as data and added value services, which are available for the subscribers of our plans.

The average number of prepaid mobile telephone customers grew 17.3% to about 41.5 million in 2013 compared to about 35.3 million in 2012, primarily as a result of (1) the inclusion in the customer base of 32.5 million of prepaid customers of TMAR and its subsidiaries beginning February 27, 2012, and (2) the launching of new promotion campaigns that include bonus transformed in minutes for long-distance calls, data service package and credits to be used in our text messaging services.

Our average monthly net revenue per user (calculated based on the average monthly revenue for each 12-month period divided by the average monthly customer base for the same period) dropped 7.7%, to R$20.4 in 2013 compared to R$22.1 in 2012.

Net operating revenue from the compensation for the use of the mobile telephony network

The net operating revenue from the compensation for the use of the mobile telephony network dropped 0.4% in 2013. Of the net operating revenue from the compensation for the use of the mobile telephony network 58.4% in 2013 and 59.4% in 2012 represented interconnection tariffs incurred by Oi and our fixed telephony subsidiaries for the use of the network of our mobile subsidiaries to complete fixed-mobile calls and was eliminated upon consolidation of our financial statements.

Revenue from the sale of devices and accessories

The net operating revenue from the sale of mobile phones and accessories grew 8.3% in 2013, primarily as a result of the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which resulted in a net operating revenue from the sale of devices and accessories of R$574 million in 2013 compared to R$525 million in the 10-month period ended December 31, 2012, primarily as a result of our strategy to sell high value added devices, such as smart phones, with a discount, as part of our efforts to attract high value added customers and keep existing customers.

Net operating revenue

In view of the foregoing, the net operating revenue from our mobile telephony service segment grew 11.0%, to R$12,187 million in 2013 compared to R$10,983 million in 2012.

Cost of sales and/or services

Cost of sales and services grew 20.4% in 2013, primarily due to a growth by 28.9% in the cost of sales and services for the mobile telephony service segment, a growth by 9.6% in the cost of sales and services for the fixed telephony and data transmission service segment, and a growth by 97.5% in the cost of sales and services for the others segments.

Of the cost of sales and services for the fixed telephony and data transmission service segment, 27.1% in 2013 and 26.5% in 2012 represented interconnection tariffs incurred by Oi in connection with the use of the mobile network of TNL, PCS and Oi Móvel to complete fixed-to-mobile calls. These tariffs were eliminated upon consolidation of our financial statements.

Of the cost of sales and services for the mobile telephony service segment, 16.4% in 2013 and 16.9% in 2012 represented (1) interconnection tariffs incurred by TNL, PCS and Oi in connection with the use of our fixed network to complete mobile-fixed calls, and (2) the tariffs incurred by TNL, PCS and Oi movel in connection with EILD services. These tariffs were eliminated upon consolidation of our financial statements.

The table below shows the components of our cost of sales and services, as well as the percentage fluctuation compared to the prior year, for the years ended December 31, 2013 and 2012.

	Fiscal year ended on December 31,
	2013	2012	Variation %
	(in millions of Reais, except for percentages)

Interconnection	3,966	3,915	1.3%
Depreciation and amortization	3,661	2,639	38.7%
Network maintenance	2,372	2,029	16.9%
Rentals and insurances	1,632	1,294	26.1%
Personnel	1,090	576	89.1%
Cost of devices and accessories	515	507	1.6%
Concession agreements renewal fee	94	121	(22.8)%
Other costs of goods and/or services sold	1,930	1,590	21.4%

Total costs of goods and/or services sold	15,259	12,670	20.4%

Cost of sales and/or services for the fixed telephony segment

The cost of sales and/or services for the fixed telephony and data communication segment grew 9.6% in 2013, primarily due to:

•	a growth by 26.3% in depreciation and amortization, to R$1,828 million in 2013 compared to R$1,447 million in 2012, primarily as a result of the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which resulted in a depreciation and amortization of R$1,439 million in 2013 compared to R$861 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries);

•	a growth by 17.5% in the costs of network maintenance, to R$2,147 million in 2013 compared to R$1,827 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which resulted in a network maintenance cost of R$1,455 million in 2013 compared to R$1,168 million in the 10-month period ended December 31, 2012, and (2) negotiations with providers of network maintenance services focused on improving the quality of our broadband network as a way of enhancing the services provided to our customers; and

•	a growth by 20.4% in the cost of rent and insurance to R$1,569 million in 2013 compared to R$1,303 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which resulted in a cost of rent and insurance of R$1,079 million in 2013 compared to R$778 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) a growth in the cost of rent of properties and costs of lease of the operating infrastructure network as a result of our sales of non-strategic assets that we started to rent or lease.

The effects from these increases were partially offset by a drop by 3.2% in interconnection costs of R$5,395 million in 2013 compared to R$5,575 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which reduced interconnection costs of R$3,841 million in 2013 compared to R$3,925 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) the effects from the decrease in VU-M interconnection tariffs beginning February 2013, which reduced the costs of fixed-mobile calls, and (2) a drop by 2.3% in the average number of line in operation.

The gross profit from the fixed telephony and data communication segment grew 17.8%, reaching R$8,030 million in 2013 compared to R$6,816 million in 2012. As a percentage of the net operating revenue from this segment, the gross profit grew 39.4% in 2013 compared to 37.7% in 2012.

Cost of sales and/or services for the mobile telephony segment

The costs of sales and services for the mobile telephony segment grew 28.9% in 2013, primarily due to:

•	a growth by 54.2% in depreciation and amortization to R$1,816 million in 2013 compared to R$1,179 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased depreciation and amortization costs of R$1,553 million in 2013 compared to R$965 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) the beginning of 4G services by our operation which is related to the growth of such network, increasing the costs of amortizable licenses and depreciation on related fixed assets;

•	a growth by 84.9% in the cost of rent and insurance to R$1,142 million in 2013 compared to R$618 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased the costs of rent and insurance of R$791 million in 2013 compared to R$292 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) a growth in the cost of rent of properties and costs of lease of the operating infrastructure network without the effects from the consolidation of results of result of TMAR and its subsidiaries, as a result o our sales of non-strategic assets that we currently started to lease from third parties; and

•	a growth by 12.1% in interconnection costs to R$2,515 million in 2013 compared to R$2,444 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased interconnection costs of R$1,966 million in 2013 compared to R$1,683 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) a growth in the total number of minutes used by mobile telephony customers to make calls to customers from other operators with respect to which we pay VU-M interconnection tariffs, as a result of a growth by 8.2% in the average number of mobile telephony subscribers whose effects were partially offset by the decrease in VU-M tariffs charged from mobile telephony operators beginning February 2013.

The gross profit of our mobile telephony service segment dropped 7.9%, to R$4,934 million in 2013 compared to R$5,355 million in 2012. As a percentage of the net operating revenue from this segment, the gross profit dropped 40.5% in 2013 compared to 48.8% in 2012.

Cost of sales and/or services for the other segment

The cost of sales and services of our other segment grew 97.5% in 2013, primarily due to:

•	a growth by 96.9% in the costs of third-party services to R$488 million in 2013 compared to R$248 million in 2012, primarily as a result of (1) a growth in the cost of acquisition of pay TV content by R$251 million, as a result of the growth of these services, and

•	a growth by 105.2% in personnel expenses to R$322 million in 2013 compared to R$157 million in 2012, primarily as a result of a growth in the number of employees in our call center and increase in the compensation of some of our employees as a result of the renegotiation of some of our collective bargaining agreements by the end of 2012.

The gross profit of our other segment grew 30.1%, to R$779 million in 2013 compared to R$599 million in 2012. As a percentage of the net operating revenue from this segment, the gross profit dropped 45.8% in 2013 compared to 56.2% in 2012.

Gross profit (loss)

As a result of the foregoing, the consolidated gross profit grew 5.4%, to R$13,163 million in 2013 compared to R$12,491 million in 2012. As a percentage of the net operating revenue, the gross profit dropped 46.3% in 2013 compared to 49.6% in 2012.

Operating expenses

Selling expenses

Selling expenses grew 14.7% in 2013, primarily due to (1) a growth by 19.1% in selling expenses of our fixed telephony and data communication segment, and (2) a growth by 16.0% in selling expenses of our mobile telephony segment.

Fixed telephony and data communication segment

Selling expenses of our fixed telephony and data communication segment grew 19.1% in 2013, primarily due to:

•	a growth by 31,5% in call center expenses to R$1,078 million in 2013 compared to R$820 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased call center expenses of R$552 million in 2013 compared to R$417 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) renegotiation of some collective bargaining agreements by our contact center and expenses related to service quality campaigns to support our broadband service, and

•	a growth by 86.1% in the allowance for doubtful debts to R$412 million in 2013 compared to R$222 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased the allowance for doubtful debts of R$214 million in 2013 compared to R$123 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) the growth in the percentage rate of trade receivables recorded by us as an allowance based on the growth in the default rate of our fixed telephony customers.

As a percentage of the net operating revenue from this segment, selling expenses grew 17.2% in 2013 compared to 16.3% in 2012.

Mobile telephony segment

Selling expenses of our mobile telephony service segment grew 16.0% in 2013, primarily due to:

•	a growth by 60.1% in the allowance for doubtful debts to R$425 million in 2013 compared to R$266 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased the allowance for doubtful debts of R$330 million in 2013 compared to R$194 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) the growth in the percentage rate of trade receivables recorded by us as an allowance based on the growth in the default rate, primarily as a result of the growth in the mobile customer base; and

•	a growth by 40.4% in advertising and marketing expenses by R$461 million in 2013 compared to R$328 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased advertising and marketing expenses of R$360 million in 2013 compared to R$245 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) a growth in the expenditures on advertising campaigns to launch and promote the campaign of Oi Galera plans and expenses on advertising campaigns to promote Oi in Rock in Rio.

The effects from these factors were partially offset by a drop by 12.0% in expenses on sales commissions by R$808 million in 2013 compared to R$918 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased expenses on sales commissions of R$627 million in 2013 compared to R$637 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries) and (2) our efforts to improve our sales commission policy which resulted in the restructuring of the payment of sales commissions based on sales efficiency and quality, which reduced the total number of franchisees.

As a percentage of the net operating revenue from this segment, selling expenses grew 19.8% in 2013 compared to 18.9% in 2012.

General and administrative expenses

General and administrative expenses grew 17.3% in 2013, primarily due to a growth by 34.9% in general and administrative expenses for the mobile telephony segment, a growth by 9.9% in general and administrative expenses for the fixed telephony segment and a growth by 50,1% in general and administrative expenses for the other segment.

Fixed telephony and data communication segment

General and administrative expenses of our fixed telephony and data communication segment grew 9.9% in 2013, primarily due to:

•	a growth by 16.8% in expenses on third-party services, to R$1,392 million in 2013 compared to R$1,192 million in 2012, primarily as a result of the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased expenses on third-party services of R$826 million in 2013 compared to R$635 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries);

•	a growth by 30.8% in depreciation and amortization expenses, to R$476 million in 2013 compared to R$364 million in 2012, primarily as a result of the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased depreciation and amortization expenses of R$263 million in 2013 compared to R$186 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries);

•	a growth by 38.2% in expenses on rent and insurance, to R$128 million in 2013 compared to R$93 million in 2012, primarily as a result of the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased expenses on rent and insurance of R$106 million in 2013 compared to R$66 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries);

As a percentage of the net operating revenue from this segment, general and administrative expenses grew 11.7% in 2013 compared to 12.0% in 2012.

Mobile telephony segment

General and administrative expenses of the mobile telephony segment grew 34.9% in 2013, primarily due to:

•	a growth by 52.2% in the expenses on rent and insurance to R$258 million in 2013 compared to R$170 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased expenses on rent and insurance of R$211 million in 2013 compared to R$168 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) a growth in expenses on rent and insurance to R$47 million in 2013 compared to R$1 million in 2012, primarily due to a growth in expenses on rent of properties and expenses on lease of administrative infrastructure, as a result of our sales of non-strategic assets;

•	a growth by 27.6% in expenses on third-party services, to R$387 million in 2013 compared to R$304 million in 2012, primarily as a result of the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased expenses on third-party services of R$321 million in 2013 compared to R$249 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR); and

•	a growth by 76.2% in the personnel expenses to R$184 million in 2013 compared to R$105 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased personnel expenses of R$142 million in 2013 compared to R$85 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR and its subsidiaries), and (2) a growth by 120.0% in personnel expenses to R$43 million in 2013 compared to R$19 million in 2012, primarily due to a growth in the number f employees of our administrative operations and a growth in the compensation of some of our employees as a result of the renegotiation of some of our collective bargaining agreements by the end of 2012.

As a percentage of the net operating revenue from this segment, general and administrative expenses grew 7.4% in 2013 compared to 6.1% in 2012.

Other Segment

General and administrative expenses of other segment grew 50.1% in 2013, primarily due to a growth by 115.4% in personnel expenses to R$144 million in 2013 compared to R$67 million in 2012, primarily as a result of a growth by 150.4% in personnel expenses to R$120 million in 2013 compared to R$ 48 million in 2012, primarily due to a growth in the number of employees working in our call center and growth in the compensation of some of our employees as a result of the renegotiation of some of our collective bargaining agreements by the end of 2012.

As a percentage of the net operating revenue from this segment, general and administrative expenses grew 14.3% in 2013 compared to 15.2% in 2012.

Other operating expenses and income, net

Other operating income

Other operating income grew 56.7%, to R$3,128 million in 2013 compared to R$1,996 million in 2012, primarily as a result of the sale of our investments in the subsidiaries of Globenet group at the amount of R$1,497 million in 2013. The effects from such growth were partially offset by a drop by 45.1% in the revenue from the disposal of assets to R$214 million in 2013 compared to R$390 million in 2012.

Other operating expenses

Other operating expenses grew 1.7%, to R$1,913 million in 2013 compared to R$1,880 million in 2012, primarily as a result of a reversal in the accrued profit sharing of R$116 million in 2013 compared to a growth by R$387 million in 2012, primarily as a result of the drop in the performance of the indicators used to estimate the accrual. The effects from such fluctuation were partially offset by:

•	a growth by 31.1% in tax expenses (except income tax) to R$1,171 million in 2013 compared to R$893 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased tax expenses (except income tax) of R$818 million in 2013 compared to R$578 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR); and (2) a growth in ICMS, PIS and COFINS, due to a growth in other revenues; and

•	a growth by 547.2% in expenses on fines, to R$123 million in 2013 compared to R$19 million in 2012, primarily as a result of (1) the consolidation of results of TMAR and its subsidiaries beginning February 27, 2012, which increased expenses on fines of R$102 million in 2013 compared to R$3 million in the 10-month period ended December 31, 2012 (period of 2012 in which Oi consolidated the results of TMAR).

Operating profit (loss) before finance income (costs) and taxes

As a result of the foregoing, our consolidated operating profit before finance income (costs) and taxes grew 11.1%, to R$5,286 million in 2013 compared to R$4,760 million in 2012. As a percentage of net operating revenue, operating profit before finance income (costs) and taxes grew 18.6% in 2013 compared to 18.9% in 2012.

Fixed telephony and data communication segment

Operating profit before finance income (costs) and taxes of the fixed telephony and data communication segment grew 101.9%, to R$3,775 million in 2013 compared to R$1,870 million in 2012. As a percentage of net operating revenue, operating profit before finance income (costs) and taxes grew 18.5% in 2013 compared to 10.3% in 2012.

Mobile telephony segment

Operating profit before finance income (costs) and taxes of the mobile telephony segment grew 45.4%, to R$1,376 million in 2013 compared to R$2,503 million in 2012. As a percentage of net operating revenue, operating profit before finance income (costs) and taxes dropped 11.2% in 2013 compared to 22.8% in 2012.

Finance costs, net

Finance income

Finance income dropped 39.6% to R$1,375 million in 2013 compared to R$2,275 million in 2012, primarily due to:

•	a drop by 89.3% in exchange gains on foreign currency-denominated investments to R$70 million in 2013 compared to R$650 million in 2012, primarily as a result of the decrease in our foreign currency-denominated investments and the depreciation by 14.6% of the Brazilian real against the US dollar in 2013, compared to the depreciation by 8.9% do Real of the Brazilian real against the US dollar in 2012, and

•	a drop by 45.9% in the revenue from short-term investments of R$279 million in 2013 compared to R$515 million in 2012, primarily as a result of a decrease in the average volume of our short-term investments.

Finance costs

Finance costs grew 3.5% to R$4,650 million in 2013 compared to R$4,491 million in 2012, primarily due to:

•	a growth by um 18.7% in interest on borrowings payable to third parties and interest on debentures to R$2,452 million in 2013 compared to R$2,066 million in 2012, primarily as a result of a growth in the average balance of our borrowings payable to third parties and debentureholders, primarily as a result of the consolidation of the debts of TMAR and its subsidiaries, beginning February 27, 2012; and

•	a growth by 26.2 % in interest and inflation adjustments on other obligations to R$616 million in 2013 compared to R$488 million denominated in euros in 2012, primarily as a result of (1) a growth in interest and inflation adjustment primarily due to a growth in the average number of our other obligations and (2) the consolidation of results of Telemar and its subsidiaries beginning February 27, 2012, which posted interest and inflation adjustments of R$285 million in 2013 compared to R$242 million in the 10-month period ended December 31, 2012.

The effects from these factors were partially offset by a growth by 23.0% in gains on derivative transactions to R$1,159 million in 2013 compared to R$942 million in 2012, primarily as a result of the depreciation by 14.6% of the Brazilian real against the US dollar and depreciation by 19.7% of the Brazilian real against the Euro in 2013, compared to the depreciation by 8.9% of the Brazilian real against the US dollar and the depreciation by 10.7% of the Brazilian real against the Euro in 2012.

Income tax and social contribution on net income

The combined nominal rate for income and social contributions taxes for the years ended December 31, 2013 and 2012, was 34%. The cost of income and social contribution taxes fell 31.6%, with R$519 million in 2013 against R$759 million in 2012. The effective rate was 25.3% in 2013 and 29.9% in 2012. The table below gives a reconciliation of the combined rate for income and social contributions taxes with the effective rate for each year shown.

	Fiscal year ended on December 31,
	2013	2012

Combined tax rate of the income tax and social contribution	34.0%	34.0%
Tax effects on equity accounting	0.3	0.2
Tax effects on own equity interest		0.2
Tax effects of permanent (additions) exclusions	(7.1)	0.5
Tax effects on fiscal incentives	(1.5)	(6.1)
Tax effects of compensation of tax losses and negative basis	(1.3)	—
Tax effect of deferred tax assets not built	4.6	1.6
Tax effect of deferred tax assets	—	(0.3)
Tax effects of previous years income tax	(3.6)	—
Effective tax rate	25.3%	29.9%

Our effective tax rate was 25.3% in 2013, principally as a result of (1) the tax effect of the permanent additions, in particular the net effects of the permanent exclusion (addition) of mandatory dividends, non-deductible fines, tax incentives and sponsorships, which reduced the effective tax rate by 7.1%, (2) the tax effect of tax incentives granted by the Northeast Development Agency (SUDENE), resulting from a reduction in the calculation base on earnings in the regions supported by SUDENE, which cut our effective tax rate by 1.5%, (3) the tax effects of income tax for previous years, which cut our tax rate by 3.6% and (4) the tax effect of our use of tax losses, reducing the effective tax rate by 1.3%. The effects of these factors were partly offset by the tax effect of unrecognized deferred tax credits relating to legal entities not eligible to recognize credits on tax losses, which increased the effective tax rate by 4.6%.

The effective tax rate was 29.9% in 2012, especially due to the tax incentive on operating profits recognized in the results of our subsidiary TNL PCS, under the Constitutive Report issued by SUDENE, as a result of the reduction in the calculation base for earnings in the regions supported by the Agency, which reduced our effective tax rate by 6.1%. This effect was partly offset by: (1) unconstituted deferred tax credit effects for subsidiaries which do not apply tax credits on tax losses and negative bases, thus increasing our effective rate by 1.6%, and (2) tax effects of permanent additions (exclusions), principally due to the net effects of permanent additions (exclusions) for prescribed dividends, non-deductible fines, tax incentives and sponsorships, increasing our effective rate by 0.5%.

Net income

Our consolidated net income fell 16.4%, to R$1,493 million in 2013 from R$1.785 million in 2012. Net income as a percentage of net operating revenues went down to 5.3% in 2013 against 7.1% in 2012.

[OBS: Below there is a comparison between 2012 and 2011 – Is it right???] Fiscal year ended December 31, 2012, compared with the year ended December 31, 2011 (Consolidated).

The following discussion of operating results is based on the Company’s consolidated financial statements which have been prepared in accordance with the IFRS and the BR GAAP. Details of the results of the Company’s business segments are based on financial information presented for each of the business segments, and should be read in conjunction with the information by segment shown in Note 26 to our financial statements.

The Company’s operating results were influenced to a significant extent by the group Corporate Reorganization which took place on February 27, 2012, covering the incorporation of Coari and TNL and the transformation of TMAR into a wholly-owned subsidiary of the Company. The 2012 results shown therefore include the consolidated results of these companies as from February 27, 2012, and the results shown for 2011 include the income of the former BrT.

The following tables give the operating results of each of our segments, and the reconciliation of these results with the consolidated statement of income. This information by segment is based on the same information as used by senior management of the Company to allocate resources between segments and to assess their performance. The performance of these segments is assessed and managed on the basis of information prepared in accordance with the IFRS and the BR GAAP, as reflected in the consolidated financial statements.

	Fiscal year ended on December 31, 2012
	Fixed telephony services and data communication		Mobile telephony services		Others		Eliminations		Consolidated
	(in millions of Reais)
Net operating income	R$	18,098	R$	10,983	R$	1,066	R$	(4,986)	R$	25,161
Cost of goods and/or services sold		(11,281)		(5,628)		(467)		4,707		(12,670)

Gross income		6,816		5,355		599		(279)		12,491
Sales expenses		(2,948)		(2,078)		(443)		629		(4,841)
General and administrative expenses		(2,175)		(666)		(162)		10		(2,993)
Other net operating income (expenses)		188		(108)		122		(88)		115

Operating profit (loss) before financial income and taxes	R$	1,871	R$	2,503	R$	116	R$	270	R$	4,760

	Fiscal year ended on December 31, 2011
	Fixed telephony services and data communication		Mobile telephony services		Others		Eliminations		Consolidated
	(in millions of Reais)
Net operating income	R$	8,048	R$	2,006	R$	607	R$	(1,415)	R$	9,246
Cost of goods and/or services sold		(4,087)		(1,309)		(351)		1,161		(4,587)

Gross income		3,960		697		256		(254)		4,659
Sales expenses		(992)		(436)		(135)		402		(1,161)
General and administrative expenses		(1,193)		(169)		(101)		19		(1,445)
Other net operating income (expenses)		(256)		(44)		(20)		(166)		(486)

Operating profit (loss) before financial income and taxes	R$	1,519	R$	48		—		—	R$	1,567

In the following part of the report, references to increases or decreases in any year relate to the preceding year, except as otherwise indicated by the context.

The following table shows the components of the consolidated statement of income, and the percentage change in relation to the previous year, for the years ended December 31, 2012 and 2011.

	(in millions of Reais, except for percentages)
	Fiscal year ended on December 31,
	2012		%	2011		%	Variation
							%
Net operating income	R$	25,161	100.0%	R$	9,245	100.0%	172.2%
Cost of goods and/or services sold		(12,670)	-50.4%		(4,587)	-49.6%	176.3%
Gross profit		12,491	49.6%		4,659	50.4%	168.2%

Operating income (expenses)
Equity accounting income		(13)	—		—	—	n.a
Sales expenses		(4,841)	-19.3%		(1,161)	-12.6%	316.9%
General and administrative expenses		(2,993)	-11.9%		(1,445)	-15.6%	107.1%
Other net operating income (expenses)		116	0.4%		(486)	-5.3%	n.a.
Operating profit before financial income and taxes		4,760	18.9%		1,567	16.9%	203.7%

Financial income		2,275	9.0%		1,406	15.2%	61.8%
Financial expenses		(4,491)	-17.8%		(1,478)	-16.0%	203.9%
Financial expenses, net		(2,216)	-8.8%		(72)	-0.8%	2,981.2%
Income before taxes on profit		2,544	10.1%		1,495	16.2%	70.2%

Income tax and social contribution		(759)	-3.0%		(490)	-5.3%	55.0%
Net profit	R$	1,785	7.1%	R$	1,006	10.9%	77.5%

Operating Revenues

Gross operating revenues rose 143.2% in 2012, owing mainly to: (1) consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which boosted gross operating revenues by R$23,293 million, (2) a 15.7% increase in gross operating revenues for our own operations in the mobile phone segment, excluding the effects of the TMAR consolidation. The effects of this were partly offset by a 2.3% fall in gross operating revenues for our own operations in the fixed line and data transmissions segment, excluding the effects of the TMAR consolidation.

Net operating revenues rose 172.2% in 2012, principally due to: (1) consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased net operating revenues by R$16,204 million, and (2) a 16.2% rise in net operating revenues from our mobile phone segment, excluding the effects of the consolidation of the results of TMAR and its subsidiaries. The effects of this were partly offset by a 5.8% drop in net operating revenues for our own fixed line and data transmission segment, excluding the effects of the TMAR consolidation. Net operating revenues from inter-segment sales, which are eliminated in the consolidation of our financial statements, increased 253.2% in 2012.

Net operating revenues for our fixed line and data transmission segment

The following table shows the components of gross operating revenues and net operating revenues for the fixed line and data transmission segment, and the percentage change over the previous year, for the years ended December 31, 2012 and 2011.

	Fiscal year ended on December 31,
	2012		2011		Variation %
	(in millions of Reais, except for percentages)

Local fixed telephony services	R$	9,586	R$	4,310	122.4%
Fixed and mobile telephony calls service (VC-1)		2,750		1,373	100.3%
Fixed long distance services		2,883		1,392	114.8%
Long distance fixed and mobile telephony (VC-2 and VC-3)		739		344	114.9%
Compensation per use of fixed network		1,228		484	153.7%
Data communication service		9,595		5,681	69.2%
Public use telephones		132		156	(15.46)%
Other fixed telephony services		1,299		638	103.8%

Total gross operating income		28,213		14,377	96.4%
ICMS (Value-Added Tax on Sales and Services) and other indirect taxes		(6,313)		(2,877)	119.5%
Discounts and devolutions		(3,801)		(3,452)	10.1%

Net operating income of fixed telephony and data communication segment	R$	18,098	R$	8,048	124.9%

Gross operating revenues for our fixed line and data transmission segment grew by 92.6% in 2012, due mainly to the consolidation of the results of TMAR and its subsidiaries, as from February 27, 2012, with the corporate reorganization. This increased gross operating revenues for the segment by R$14,190 million, partly offset by a 2.3% fall in gross operating revenues for our own operations before consolidating the TMAR results.

Gross operating revenues from local fixed line services

Gross operating revenues from local fixed line services were 122.4% higher in 2012, principally due to: (1) consolidation of the results of TMAR and its subsidiaries, as from February 27, 2012, with the corporation reorganization, which increased gross operating revenues from local fixed line services by R$5,205 million, and (2) a 1.6% increase in gross operating revenues for our own fixed line services, before consolidating the TMAR results.

Gross operating revenues from subscriptions from our operations, before consolidating the TMAR results, were 7% higher, principally from an increase in the percentage of our fixed line customers subscribing for alternative plans including minutes for local and long-distance fixed line calls, as part of the monthly subscription. The effects of this increase were partly offset by a 3.4% drop in the average number of lines in service, from 7 million in 2011 to 6.8 million in 2012, basically due to the general trend in the Brazilian telecommunications sector for local fixed lines to be replaced by mobile phone services.

Gross operating revenues from services, before consolidating the TMAR results, were 44.9% lower, principally due to a fall of 45.5% in minutes invoiced, which are the minutes for local calls exceeding the monthly minimum included in the plan. This fall, in turn, was mainly the result of (1) a decrease in the average number of lines in service, (2) switching by our customers from fixed lines in our basic service plans to alternative plans offering higher monthly minimums, and (3) switching of local data transmission services to mobile phones.

Gross operating revenues from local fixed line/mobile calls

Gross operating revenues from local fixed line/mobile calls, which are charged at the VC-1 rate, increased by 100.3% in 2012, due to the consolidation of the results of TMAR and its subsidiaries, as from February 27, 2012, with the corporate reorganization, which boosted gross operating revenues from local fixed line/mobile calls by R$1,567 million. This was partly offset by a 13.8% fall in gross operating revenues from local fixed line/mobile calls for our own operations, before consolidating the TMAR results, mainly due to a decrease of 12.8% in the total number of minutes of local fixed line/mobile calls in 2012, resulting from (1) a 3.4% fall in the number of fixed line customers, (2) switching of local data traffic to mobile phones, and (3) an increase in the proportion of our fixed line customers who subscribe to alternative plans including fixed line/mobile minutes as part of the monthly plan, thus using fewer minutes in local fixed line/mobile calls.

Gross operating revenues from long-distance fixed line services

The Company books revenues for long distance calls (1) from and to fixed line phones, (2) from and to mobile phones, and (3) from mobile to fixed line phones, as revenues from long-distance fixed line services.

Gross operating revenues from long-distance fixed line services increased 107.1% in 2012, owing to the consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which raised long-distance gross operating revenues by R$1,902 million. The effect of this was partially offset by a 29.5% drop in long-distance gross operating revenues for our own operations, excluding the TMAR consolidation, resulting mainly from a fall of 28.8% in total minutes for long-distance calls, due to (1) aggressive discount campaigns launched by our competitors, which led to a decrease in the total minutes for long-distance calls, (2) the effects of a 3.4% drop in the number of fixed line customers, who would be more likely to choose our long-distance call services than the customers of other fixed line service providers, and (3) an increase in the proportion of our fixed line customers who subscribed for alternative plans including long-distance fixed line minutes as part of the monthly subscription fee, resulting in a decrease in the number of long-distance fixed line minutes recorded.

Gross operating revenues from long distance fixed/mobile calls

The Company books revenues from long-distance calls from fixed to mobile phones as revenues from long-distance fixed/mobile phone services.

Gross operating revenues from long-distance fixed to mobile services, which are charged at the VC-2 or VC-3 tariff, increased 114.8% in 2012, owing to the consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which raised long-distance fixed/mobile gross operating revenues by R$443 million. The effect of this was partially offset by a 14% drop in long-distance fixed/mobile gross operating revenues for our own operations, excluding the TMAR consolidation, resulting mainly from a fall of 18.6% in total minutes for long-distance fixed/mobile calls charged at the VC-2 or VC-3 tariff, due to (1) aggressive discount campaigns launched by our competitors in 2012, (2) the effects of a 3.4% drop in the number of fixed line customers, who would be more likely to choose our long-distance mobile to mobile [sic]call services than the customers of other fixed line service providers.

Gross operating revenues from remuneration for the use of the fixed line network

Gross operating revenues from remuneration for the use of the fixed line network were up 153.7% in 2012, owing to the consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which raised these revenues by R$763 million. The effect of this was partly offset by a fall of 3.9% in gross operating revenues from remuneration for the use of the fixed line network for our own operations, excluding the TMAR consolidation.

Of our gross operating revenues from remuneration for the use of the fixed line network, 38.8% in 2012 and 21.2% in 2011 represented interconnection charges incurred by our mobile phone subsidiaries for the use of our fixed line network to make mobile/fixed line calls, and were eliminated in the consolidation of our financial statements.

Gross operating revenues from data transmission services

Gross operating revenues from data transmission services rose 69.2% in 2012, owing mainly to: (1) consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased these revenues by R$3,700 million, and (2) a 4.1% increase in gross operating revenues from data transmission services for our own operations, excluding the effects of the TMAR consolidation.

Gross operating revenues from data transmission for our own operations, excluding the effects of the TMAR consolidation, increased 10.2%, principally as a result of (1) a 24.5% rise in gross operating revenues from IP services, due mainly to an increase in demand, especially from public entities, banks and credit card companies, and (2) an increase of 14.8% in gross operating revenues from SLD services, mainly resulting from increased demand, including requests from our customers, especially public entities and financial institutions, for more capacity.

Of our gross operating revenues from data transmission services, 13.8% in 2012 and 16% in 2011 represented charges paid by our mobile phone subsidiaries, and were eliminated in the consolidation of our financial statements.

Gross operating revenues from ADSL subscriptions for our own operations, excluding the effects of the TMAR consolidation, were down 0.8%, due mainly to a 2% drop in average gross revenues per subscriber, as a result of the promotions we launched during 2012 in an effort to expand our broadband customer base. The effects of this were partly offset by an increase of 8.3% in the average number of ADSL subscribers in Region II, from 2,032,000 in 2011 to about 2,240,000 during 2012.

As of December 31, 2012, our ADSL customer base accounted for 33.4% of the total of fixed lines in service, against 29.8% of the total for Region II as of December 31, 2011.

Gross operating revenues from the sale of pre-paid cards for public telephones.

Gross operating revenues from the sales of pre-paid cards for public telephones fell 15.4% in 2012, principally as a result of a 57.1% decrease in these revenues for our own operations, excluding the effects of the TMAR consolidation. The main reasons for this were: (1) a reduction in the number of public telephones we operate, and (2) a decline in the number of public telephone credits used, due to the general trend for their replacement by cell phones. The effects of this were partly offset by the consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased gross operating revenues from the sale of pre-paid public telephone cards by R$65 million.

Deductions from gross revenues

ICMS and other indirect taxes

ICMS and other taxes on fixed line services increased 119.5% in 2012, due to the consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased the total amount by R$3,763 million. The effects of this were partly offset by a fall of 11.4% in these taxes for our own operations, excluding the effects of the TMAR consolidation, due mainly to the drop in gross operating revenues from the principal fixed line telephone services.

The Company is obliged to contribute to the Fund for Universal Telecommunications Services (FUST) and the Fund for Technological Development of Brazilian Telecommunications (FUNTTEL). In the case of FUST, the contribution is 1% of gross revenues from the supply of telecommunications services, net of (1) the Social Integration Program (PIS), (2) Contribution to Social Security Financing (COFINS) and (3) Tax on Circulation of Goods and Services (ICMS). The contribution to FUNTTEL is 0.5% of gross revenues from the supply of telecommunications services, net of PIS, COFINS and ICMS taxes.

Discounts and returns

The discounts offered for our fixed line services are generally applied to data transmission, monthly subscription charges and smart network services (such as call identification and teleconferencing).

The discounts on our fixed line and data transmission services increased 10.1% in 2012, due to a 13.3% increase in discounts for our own operations, excluding the effects of the TMAR consolidation, mainly because of the higher discounts offered for broad-band services to meet the increase in competition from other providers, and as part of our efforts to encourage our broad-band customers to upgrade to broader band subscriptions.

Net operating revenues

Net operating revenues from our fixed line and data transmission segment grew by 124.9%, to R$18,098 million in 2012, from R$8,048 million in 2011, due to the consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased net operating revenues for this segment by R$10,536 million. The effects of this were partly offset by a fall of 5,8% in net operating revenues for our own operations, excluding the effects of the TMAR consolidation.

Net operating revenues from the mobile phone segment

The following table shows the components of gross operating revenues and net operating revenues for the mobile phone segment, and the percentage change over the previous year, for the years ended December 31, 2012 and 2011.

	Fiscal year ended on December 31,
	2012		2011		Variation %
	(in millions of Reais, except for percentages)

Mobile telephony services	R$	8,973	R$	1,658	441.2
Compensation per use of mobile telephony network		5,745		1,203	377.5
Sale of devices and accessories		661		16	4.030.3

Total gross operating income		15,379		2,877	434.5
ICMS (Value-Added Tax on Sales and Services) and other indirect taxes		(2,672)		(492)	443.1
Discounts and devolutions		(1,723)		(379)	354.7

Net operating income of the mobile telephony segment	R$	10,983	R$	2,006	447.5

Gross operating revenues from our mobile phone segment increased 446.1% in 2012, due mainly to: (1) consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased gross operating revenues from this segment by R$12,049 million, and (2) a 15.7% increase in gross operating revenues for our own operations, excluding the effects of the TMAR consolidation.

Gross operating revenues from mobile phone services

Gross operating revenues from mobile phone services rose 446% in 2012, owing mainly to: (1) consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased gross operating revenues from this segment by R$7,090 million, and (2) an 18.5% increase in gross operating revenues for our own operations, excluding the effects of the TMAR consolidation.

The average number of pre-paid mobile phone customers rose 472.1%, to 40.7 million during 2012 against 7.1 million in 2011, principally as result of the consolidation of TMAR and its subsidiaries, under the corporate reorganization. The average number of pre-paid mobile phone customers in Region II increased by 10.7%, to 7.9 million during 2012, from 7.1 million in 2011, mainly because of the launch of new promotions including bonus minutes for long-distance calls, data service packages and credits for the use of text messages. The average number of post-paid mobile phone customers, including subscribers to our “Oi Controle”

plans, increased 558.4% to about 6.9 million during 2012, compared with 1.1 million in 2011, mainly as a result of the acquisition of TMAR and its subsidiaries under the corporate reorganization. The average number of post-paid mobile phone customers in Region II, including subscribers to our “Oi Controle” plans, increased by 40.6% to approximately 1,477,000 during 2012, against 1,050,000 in 2011, mainly due to our successful initiatives focused on increasing sales of our premium services, such as data services and value added services, which are available to subscribers to our “Oi Conta”, “Oi Smartphone” and “Oi Conta Total” plans. As of December 31, 2012, pre-paid customers accounted for 83.6% of our mobile phone customer base, and post-paid customers 16.4%. Our average monthly net revenues per user (calculated as average monthly revenues for each 12-month period divided by the average monthly customer based for the same period) was up 2.9%, from R$21 in 2011 to R$21.6 in 2012.

Gross operating revenues from subscriptions for our own operations, excluding the effects of the TMAR consolidation, including gross operating revenues from mobile phone data transmissions, increased 25.0%, mainly due to a 40.6% rise in the number of post-paid customers. The effects of these increases were partly offset by a fall of 13.4% in our average monthly subscription fee.

Gross operating revenues from minutes invoiced for our own operations, excluding the effects of the TMAR consolidation, consisting of the number of minutes spent in local calls by pre-paid customers plus the number of minutes spent in local calls by post-paid customers in excess of their monthly plan limit, were up by 11.4%, principally due to a 10.7% increase in the average number of pre-paid customers.

Gross operating revenues from additional services for our own operations, excluding the effects of the TMAR consolidation, increased by 22.5%, mainly as a result of (1) a 14.6% increase in the average number of mobile phone subscribers, and (2) an increase in the average number of text messages sent by our mobile phone customers, due to our strategy of offering text message packages, as part of the purchases of additional credits by our pre-paid customers.

Gross operating revenues from remuneration for the use of the mobile phone network

Gross operating revenues from remuneration for the use of our mobile phone network increased 337.6% in 2012, due mainly to: (1) consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased these revenues by R$4,393 million, and (2) a 12.3% increase generated by our own operations, excluding the effects of the TMAR consolidation, principally due to a 14.6% rise in the number of mobile phone customers. The effects of this were partly offset by customers of other providers’ mobile phone services taking advantage of these other providers’ promotions, including packages of minutes and SMS services for “on net” traffic.

Of our gross operating revenues from remuneration for the use of the mobile phone network, 59.4% in 2012 and 45.2% in 2011 represented interconnection charges incurred by Oi and its fixed line subsidiaries for the use of our subsidiaries’ mobile phone networks to make fixed/mobile calls, and were eliminated in the consolidation of our financial statements.

Revenues from the sale of telephones and accessories

Gross operating revenues from the sale of telephones and accessories rose to R$661 million in 2012 from R$16 million in 2011, mainly as a result of the introduction in 2012 of our strategy for selling high value telephones, such as smart phones, at a discount, as part of our efforts to win new high value customers and retain existing ones.

Deductions from gross revenues

ICMS and other indirect taxes

ICMS and other taxes on our mobile phone services increased 443.1% in 2012, due to: (1) consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased taxes by R$2,111 million, and (2) a 13.9% increase in these taxes on our own operations, excluding the effects of the TMAR consolidation, mainly resulting from the rise in gross operating revenues from our mobile phone services segment in 2012.

Discounts and returns

The discounts offered on our mobile phone services consist mainly of rebates on the sale of pre-paid phone cards (typically, a 10% commission on the nominal amount sold), and discounts on local fixed line calls, long-distance calls and smart network services (such as call identifier, call transfers and teleconferencing).

Discounts on our mobile phone services increased 354.7% in 2012, due to: (1) consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased discounts by R$1,286 million, and (2) a 15.4% rise in discounts on our own operations, excluding the effects of the TMAR consolidation, the result mainly of our strategy for higher discounts, in order to retain and increase our market share as price competition intensifies.

Net operating revenues

Net operating revenues from our mobile phone segment were up 447.5%, from R$2,006 million in 2011 to R$10,983 million in 2012, due to: (1) consolidation of the results of TMAR and its subsidiaries as from February 27, 2012, under the corporate reorganization, which increased net operating revenues from this segment by R$8,651 million, and (2) a 16.3% increase in net operating revenues for our own operations, excluding the effects of the TMAR consolidation.

Cost of the goods and/or services sold

The cost of the goods and/or services increased by 176.3% in 2012, especially due to: (1) the increase of 176.0% in the cost of fixed telephony and data communication goods and/or services, and (2) an increase of 330.0% in the cost of the goods and/or services related to our segment of mobile telephony services.

Out of such cost of our fixed telephony and data communication services segment, 26.5% in 2012 and 13.4% in 2011 were interconnection rates paid by Oi fixa to use TNL, PCS and Oi Móvel mobile network to connect fixed/mobile calls. Such rates were eliminated in the consolidation of our financial statements.

Out of such cost of the mobile telephony services segment, 16.9% in 2012 and 22.0% in 2011 were (1) interconnection rates incurred by TNL, PCS and Oi móvel due to the use of our fixed telephony network of Oi fixa to connect mobile/fixed calls and (2) the rates incurred by Oi móvel with EILD services. Such rates were eliminated in the consolidation of our financial statements.

The chart below shows the components of the cost of goods and/or services sold, as well as the percentage variation as from the corresponding period in the previous fiscal year, in relation to the fiscal years ended on December 31, 2012 and 2011.

	Fiscal year ended on December 31,
	2012		2011		Variation %
	(in millions of Reais, except for percentages)

Interconnection	R$	3,915	R$	1,711	128.8%
Depreciation and amortization		2,639		843	213.3%
Network maintenance		2,029		687	195.6%
Rentals and insurances		1,294		504	156.3%
Personnel		577		375	53.9%
Cost of devices and accessories		508		24	2,016.7%
Concession agreements renewal fee		121		49	146.9%
Other costs of goods and/or services sold		1,587		394	303.3%

Total costs of goods and/or services sold	R$	12,670	R$	4,587	176.3%

Cost of the goods and/or services sold, related to the fixed telephony segment

The cost of the goods and/or services of the fixed telephony and data communication segment increased by 176.0% in 2012, especially due to the consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to a corporate restructuring, which increased the cost of the goods and/or services of such segment by R$ 7,565 million, the effects of which were partially compensated by a drop of 8.7% in the cost of the goods and/or services generated by our operations, without the effects of the consolidation of the results of TMAR and of its controlled companies, especially due to:

•	A reduction of 10% in the interconnection costs generated by our operations, without the effects of the consolidation of the results of TMAR and of its controlled companies, to R$ 1,650 million in 2012, as opposed to R$ 1,834 million in 2011, especially as a result of (1) a reduction in the fixed-mobile traffic and a reduction in the long-distance traffic of fixed telephony, and (2) a reduction of 3.4% in the average number of active lines;

•	A reduction of 19.7% in the costs with lease and insurance, to R$ 525 million in 2012, as opposed to R$ 654 million in 2011, especially as a result of our cost reduction program, and maximization of synergies with our main subsidiaries;

•	A reduction of 42.4% in other third-party services of network maintenance, to R$ 94 million in 2012, as opposed to R$ 163 million in 2011, especially as a result of our continuous cost reduction program.

The gross profit of our fixed telephony and data communication segment increased by 72.3%, reaching R$ 6,816 million in 2012, as opposed to R$ 3,960 million in 2011. As a percentage of the net operating income of such a segment, the gross profit dropped 37.7% in 2012, as opposed to 49.2% in 2011.

Cost of the goods and/or services sold, related to the mobile telephony segment

The cost of the goods and/or services sold of the mobile telephony segment increased by 330.0% in 2012, especially due to: (1) the consolidation of the results of TMAR and of its controlled companies as of February 27, 2012, due to the corporate restructuring, which increased the cost of the goods and/or services of such a segment by R$ 4,257 million, and (2) an increase of 4.6% in the cost of the goods and/or services generated by our operations, without the effects of the consolidation of the results of TMAR and of its controlled companies.

The increase in the cost of the goods and/or services generated by our operations, without the effects of the consolidation of the results of TMAR and of its controlled companies, was mainly due to an increase of 6.7% in interconnection expenses, of R$ 561 million in 2012, as opposed to R$ 526 million in 2011, especially as the result of an increase in the total number of minutes used by mobile telephony customers to make calls to customers of other mobile carriers, to which we pay VU-M-based interconnection rates, as a result of the increase of 14.6% in the average number of our mobile subscribers. The effects of such increases were partially compensated by (1) a reduction of 64.6% in other third-party network maintenance services, to R$ 12 million in 2012, as opposed to R$ 34 million in 2011, especially as a result of our continuous cost reduction program, and (2) a fall of 7.8% in depreciation and amortization expenses, of R$ 214 million in 2012, as opposed to R$ 232 million in 2011.

The gross profit of our mobile telephony segment increased 668.2%, to R$ 5,355 million in 2012, as opposed to R$ 697 million in 2011. As a percentage of the net operating income of such a segment, the gross profit increased to 48.8% in 2012, as opposed to 34.7% in 2011.

Gross Profit

As a result of the foregoing, our restated gross profit increased 168.2%, reaching R$ 12,491 million in 2012, as opposed to R$ 4,659 million in 2011. As a percentage of the net operating income, the gross profit dropped to 49.6% in 2012, as opposed to 50.4% in 2011.

Operating expenses

Expenses with sales

The expenses with sales increased by 316.9% throughout 2012, especially due to: (1) an increase of 197.1% in expenses with sales related to the fixed telephony and data communication segment, and (2) an increase of 376.9% in the expenses with sales of the mobile telephony segment.

Fixed telephony and data communication segment

The expenses with sales related to the fixed telephony and data communication segment increased 197.1% in 2012, especially due to: (1) a consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, which increased the expenses with sales of such segment by R$ 1,748 million, and (2) an increase of 20.9% in the expenses with sales generated by our operations, without the effects of the consolidation of the results of TMAR and of its controlled companies, especially due to:

•	An increase of R$ 175 million in sales commissions, of R$ 176 million in 2012, as opposed to R$ 1 million in 2011, especially as a result of (1) the repositioning of our sales support services, especially related to our creation of distribution channels regional structures, and (2) an increase in the commissions paid, related to the sales of our “Oi Velox” service, as a result of the increase of 8.3% in the average number of ADSL subscriptions;

•	An increase of 72.4% in expenses with personnel, without the effects of the consolidation of the results of TMAR and of its controlled companies, to R$ 205 million in 2012, as opposed to R$ 119 million in 2011, especially as a result of the increase in the number of sales support employees at the distribution channels regional structures and to the increase in door-to-door sales, made by our employees; and

•	An increase of 18.3% in expenses with call Center, without the effects of the consolidation of the results of TMAR and of its controlled companies, to R$ 402 million in 2012, as opposed to R$ 340 million in 2011, especially as a result of the renegotiation of some collective bargaining agreements and of expenses related to the quality campaigns service, aimed to support our broadband service.

The effects of such increases were partially compensated by a reduction of 61.9% in the provision for doubtful credits generated by our operations, without the effects of the consolidation of the results of TMAR and of its controlled companies, to R$ 99 million in 2012, as opposed to R$ 260 million in 2011, especially as a result of our program to improve our invoicing and collection practices, as well as to reduce losses with customers, especially with our corporate customers.

As a percentage of the net operating income of such segment, the expenses with sales increased by 16.3% in 2012, as opposed to 12.3% in 2011.

Mobile telephony segment

The expenses with sales of the mobile telephony segment increased 376.9% in 2012, especially due to: (1) a consolidation of the results of TMAR and of its controlled companies as of February 27, 2012, due to the corporate restructuring, which increased the expenses with sales of such segment by R$ 1,512 million, and (2) an increase of 29.7% in expenses with sales generated by our operations. The increase in the expenses with sales generated by our operations, without the effects of the consolidation of the results of TMAR and of its controlled companies, especially due to the increase of R$ 100 million with third-party services, including sales commissions, call center and collection expenses, of R$ 373 million in 2012, as opposed to R$ 273 million in 2011, mainly as a result of (1) an increase in the commissions paid, referring to our sales of mobile services, as a result of the increase of 14.6% in the average number of mobile telephony subscribers, and (2) an increase of R$ 23 million in expenses with publicity and advertising, of R$ 83 million in 2012, as opposed to R$ 60 million in 2011, especially as a result of an increase in the expenditures with our publicity campaigns to support our main mobile services.

As a percentage of the net operating income of such segment, the expenses with sales increased to 18.9% in 2012, as opposed to 21.7% in 2011.

General and administrative expenses

The general and administrative expenses increased 107.1% in 2012, especially due to an increase of 82.4% in the general and administrative expenses of the fixed telephony segment and an increase of 294,8% in the general and administrative expenses of the mobile telephony segment.

Fixed telephony and data communication segment

The general and administrative expenses of the fixed telephony and data communication segment increased 82.4% in 2012, especially due to consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, which increased the general and administrative expenses of such segment by R$ 1,138 million, the effects of which were partially compensated by a drop of 13.0% in the general and administrative expenses generated by our operations, without the effects of the consolidation of the results of TMAR and of its controlled companies, especially due to a drop of 25.9% in the expenses with third-party services, to R$ 557 million in 2012, as opposed to R$ 752 million in 2011, especially as a result of the repositioning of our sales support services, especially related to the creation of distribution channels regional structures.

As a percentage of the net operating income of such segment, the general and administrative expenses fell to 12.0% in 2012, as opposed to 14.8% in 2011.

Mobile telephony segment

The general and administrative expenses of the mobile telephony segment increased 294.8% in 2012, especially due to consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, which increased the general and administrative expenses of such segment by R$ 521 million, the effects of which were partially compensated by a drop of 14.3% in the general and administrative expenses generated by our operations, without the effects of the consolidation of the results of TMAR and of its controlled companies, especially due to a reduction of 53.3% in the expenses with third-party services, to R$ 55 million in 2012, as opposed to R$ 118 million in 2011, especially as a result of our continuous cost reduction program, the effects of which were partially compensated by an increase of 191.3% in expenses with depreciation and amortization, to R$ 67 million in 2012, as opposed to R$ 23 million in 2011.

As a percentage of the net operating income of such segment, the general and administrative expenses fell to 6.1% in 2012, as opposed to 8.4% in 2011.

Other operating net income (expenses)

Other operating income.

Other income operating increased by 256.2%, to R$ 1,996 million in 2012, as opposed to R$ 560 million in 2011, especially as a result of:

•	An increase of 342.4% in recovered expenses, of R$ 693 million in 2012, as opposed to R$ 157 million in 2011, mainly as a result of the consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, which increased our expenses recovery by R$ 407 million;

•	increase of 1,718.6% in the income originated from the sale of real estate properties, installations and equipment, of R$ 390 million in 2012, as opposed to R$ 21 million in 2011, especially as a result of our strategy to monetize non-strategic assets;

•	increase of 230.8% in the income with infrastructure leasing, to R$ 398 million in 2012, as opposed to R$ 120 million in 2011, especially a result of the consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, which increased our income originated from infrastructure leasing, related to the lease of physical space and the lease of towers, by R$ 261 million; and

•	increase of 164.7% in the income with fines, of R$ 240 million in 2012, as opposed to R$ 91 million in 2011, especially as a result of the consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, which increased our income with fines by R$ 144 million.

Other operating expenses

Other operating expenses increased 79.7%, to R$ 1,880 million in 2012, as opposed to R$ 1,046 million in 2011, especially due to:

•	an increase of 189.7% in expenses with taxes, to R$ 894 million in 2012, as opposed to R$ 309 million in 2011, mainly due to (1) the consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, which increased our expenses with taxes by R$ 558 million, and (2) an increase in PIS and COFINS contribution expenses, due to the increased distribution of interest on equity of our subsidiaries; and

•	increase of 1,311.3% in expenses with interest of employees and administrators to R$ 387 million in 2012, as opposed to R$ 27 million in 2011, especially due to (1) the consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, which increased our expenses with the interest of employees and administrators by R$ 215 million, and (2) the increased performance of the indicators used to estimate this provision.

The effects of such increases were partially compensated by a reduction of 29.8% in the provisions for contingencies, of R$ 401 million in 2012, as opposed to R$ 571 million in 2011, especially as a result of: (1) a reduction of R$ 53 million, related to the effects of the conclusion of the standardization of the calculation methodology we use to make the provisions for labor contingencies, so as to maintain the consistency in relation to the procedures adopted by TMAR, and (2) a reduction in the provision for contingencies, as part of our efficiency in reviewing and controlling labor, tax and civil contingencies.

Operating profit (loss) before the financial result and taxes

In view of the foregoing, our consolidated operating profit before financial income (expenses) and taxes increased by 203.7%, reaching R$ 4,760 million in 2012, as opposed to R$ 1,567 million in 2011. As a percentage of the operating net income, the operating profit before financial income (expenses) and taxes increased to 18.9% in 2012, as opposed to 17.0% in 2011.

Fixed telephony and data communication segment

The operating result before financial income (expenses) and taxes, of the fixed telephony and data communication segment, increased 23.2%, to R$ 1,870 million in 2012, as opposed to R$ 1,519 million in 2011. As a percentage of the net operating income of this segment, the operating profit before financial income (expenses) and taxes fell to 10.3% in 2012, as opposed to 18.9% in 2011.

Mobile telephony segment.

The operating profit before financial income (expenses) and taxes of our mobile telephony segment increased 5,074.9%, to R$ 2,503 million in 2012, as opposed to R$ 48 million in 2011. As a percentage of the net operating income of this segment, the operating profit before financial income (expenses) and taxes increased to 22.8% in 2012, as opposed to 2.4% in 2011.

Net financial expenses

Financial income

The financial income increased 61.8%, to R$ 2,275 million in 2012, as opposed to R$ 1,406 million in 2011, especially due to:

•	exchange gains in foreign currency operations, of R$ 650 million in 2012, as opposed to none in 2011, especially as a result of the increase of our debts in foreign currency, mainly due to the consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, and to 8.9% of depreciation of the Real in relation to the Dollar, during 2012;

•	increase of 539.5% in other financial income, of R$ 243 million in 2012, as opposed to R$ 38 million in 2011, especially as result of the consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring, which increased other financial income by R$ 252 million;

•	increase of 34.2% in the income of short term financial applications, of R$ 515 million in 2012, as opposed to R$ 384 million in 2011, especially as a result of an increase in the average volume of our financial applications, mainly due to the consolidation of the results of TMAR and of its controlled companies, as of February 27, 2012, due to the corporate restructuring; and

•	dividends received, of R$ 99 million in 2012, as a result of our investment in Portugal Telecom.

The effects of such increases were partially compensated by a reduction of 84.3% in income from interest and monetary variations on loans to be repaid by related parties, of R$ 48 million in 2012, as opposed to R$ 307 million in 2011, mainly as a result of the liquidation of the balances with related parties, as part of a corporate restructuring.

Financial expenses

Financial expenses increased 203.9%, reaching R$ 4,490 million in 2012, as opposed to R$ 1,478 million in 2011, especially due to:

•	exchange losses in foreign currency operations, in the amount of R$ 2,077 million in 2012, especially as a result of the consolidation of the debt in foreign currency of TMAR and of its controlled companies, as a result of the corporate restructuring, and also due to the depreciation of 8.9% of the Real in relation to the Dollar throughout 2012, and of the depreciation of 10.7% of the Real in relation to the Euro during 2012; and

•	an increase of 313.5% in expenses with interest over debentures, to R$ 753 million in 2012, as opposed to R$ 182 million in 2011, mainly due to the consolidation of the debentures issued by TMAR and its subsidiaries, as a result of the corporate restructuring.

The effects of such increases were partially compensated by our results in the operations with derivatives, which generated an income of R$ 942 million in 2012, as opposed to an expense of R$ 49 million in 2011, especially due to the increase in operations with derivatives, used to mitigate the exchange risk, as a result of the consolidation of the foreign currency debt of TMAR and of its controlled companies, due to the corporate restructuring.

Income tax and social contribution on net income

The combined nominal rate of the income tax and of the social contribution for the fiscal years ended on December 31, 2012 and 2011 was 34%. The expense with income tax and social contribution increased 55.0%, to R$ 759 million in 2012, as opposed to R$ 490 million in 2011. The effective rate was 29.9% in 2012 and 33.0% in 2011. The chart below shows a conciliation of the combined rate of the income tax and of the social contribution with the effective rate, for each period presented.

	Fiscal year ended on December 31,
	2012	2011

Combined tax rate of the income tax and social contribution	34.0%	34.0%
Tax effects on equity accounting method	0.2	—
Tax effects on fiscal incentives	(6.1)	—
Tax effects on own equity interest	0.2	—
Tax effects of permanent (additions) exclusions	0.5	(1.0)
Tax effects of compensation of tax losses and negative basis	—	—
Tax effect of deferred tax assets not built	1.6	—
Tax effect of deferred tax assets	(0.3)	0.0

Effective tax rate	29.9%	33.0%

The effective rate was 29.9% in 2012, mainly due to the tax incentive referring to the profit obtained in the exploration, acknowledged in the result of the controlled company TNL PCS, in the scope of obtainment of the Income Tax Benefit Report issued by SUDENE (Superintendency for the Development of the Northeast Region), as a result of the reduction of the calculation base of the profits obtained in the regions within the scope of SUDENE, which reduced our effective rate to 6.1%. Such an effect was partially compensated by: (1) tax effects of differed fiscal assets not characterized as a consequence of controlled companies that do not register tax credit over fiscal losses and negative base, which increased our effective rate by 1.6%, and (2) tax effects related to permanent additions, mainly as a consequence of the result of the net effects of the permanent exclusion (additions) and forfeited dividends, non-deductible fines, tax incentives and sponsorships, which increased our effective rate by 0.5%.

The effective rate for the fiscal year ended on December 31, 2011 was 33.0%, due to the tax effects of non-taxable income, which reduced the effective rate by 1.0%.

Net Profit

The consolidated net profit increased 77.5%, to R$1,785 million in 2012 compared to R$1,006 million in 2011. As a percentage of the net operating revenue, the net profit fell to 7.1% in 2012 compared to 10.9% in 2011.

h.2) Balance Sheet

Comparison of the positions of the balance sheet accounts as of December 31, 2013 and December 31, 2012.

	Consolidated, in millions of Reais, except for percentages				Variation
ASSETS	2013	%	2012	%	Dec, 2013 vs. Dec, 2012
Current	17,687	25.2%	21,138	30.6%	-16.3%
Cash and cash equivalents	2,425	3.5%	4,408	6.4%	-45.0%
Financial investments	493	0.7%	2,426	3.5%	-79.7%
Derivative financial instruments	452	0.6%	640	0.9%	-29.4%
Accounts receivable	7,097	10.1%	7,018	10.1%	1.1%
Inventories	433	0.6%	385	0.6%	12.5%
Recoverable current taxes	907	1.3%	1,727	2.5%	-47.5%
Other taxes	1,474	2.1%	1,557	2.3%	-5.3%
Judicial deposits	1,316	1.9%	2,068	3.0%	-36.4%
Amounts receivable due to the sale of GlobeNet	1,776	2.5%	—	—	—
Assets related to pension funds	10	0.0%	9	0.0%	11.1%
Other assets	1,305	1.9%	900	1.3%	45.0%

Non current	52,409	74.8%	48,012	69.4%	9.2%
Credit with related parties	—		—		—
Financial investments	99	0.1%	64	0.1%	54.7%
Derivative financial instruments	1,621	2.3%	349	0.5%	364.5%
Recoverable deferred taxes	8,274	11.8%	8,316	12.0%	-0.5%
Other taxes	891	1.3%	738	1.1%	20.7%
Financial assets available for sale	914	1.3%	906	1.3%	0.9%
Judicial deposits	11,051	15.8%	9,722	14.1%	13.7%
Assets related to pension funds	60	0.1%	74	0.1%	-18.9%
Assets maintained for sale	242	0.3%	95	0.1%	154.7%
Other assets	377	0.5%	271	0.4%	39.1%
Investments	174	0.2%	179	0.3%	-2.8%
Property, Plant and Equipment	24,786	35.4%	23,103	33.4%	7.3%
Intangible assets	3,919	5.6%	4,195	6.1%	-6.6%

TOTAL ASSETS	70,096	100.0%	69,150	100.0%	1.4%

	Consolidated, in millions of Reais, except for percentages				Variation
LIABILITIES	2013	%	2012	%	Dec, 2013 vs. Dec, 2012
Current	15,540	22.2%	17,093	24.7%	-9.1%
Salaries, social charges and benefits	651	0.9%	773	1.1%	-15.8%
Suppliers	4,732	6.8%	4,658	6.7%	1.6%
Loans and financing	4,159	5.9%	3,114	4.5%	33.6%
Derivative financial instruments	410	0.6%	309	0.4%	32.7%
Payable current taxes	432	0.6%	1,066	1.5%	-59.5%
Other taxes	2,112	3.0%	2,248	3.3%	-6.0%
Dividends and interest on own capital	231	0.3%	655	0.9%	-64.7%
Authorizations and concessions payable	457	0.7%	1,059	1.5%	-56.8%
Tax refinancing program	100	0.1%	100	0.1%	—
Provisions	1,224	1.7%	1,569	2.3%	-22.0%
Provisions for pension funds	184	0.3%	104	0.2%	76.9%
Other obligations	848	1.2%	1,438	2.1%	-41.0%

Non current	43,031	61.4%	40,948	59.2%	5.1%
Loans and financing	31,695	45.2%	30,233	43.7%	4.8%
Derivative financial instruments	157	0.2%	205	0.3%	-23.4%
Other taxes	1,747	2.5%	2,239	3.2%	-22.0%
Authorizations and concessions payable	1,027	1.5%	1,099	1.6%	-6.6%
Tax refinancing program	1,020	1.5%	985	1.4%	3.6%
Provisions	4,393	6.3%	4,850	7.0%	-9.4%
Provisions for pension funds	459	0.7%	767	1.1%	-40.2%
Other obligations	2,533	3.6%	570	0.8%	344.4%

Shareholders’ Equity	11,524	16.4%	11,109	16.1%	3.7%
Capital stock	7,471	10.7%	7,309	10.6%	2.2%
Cost of shares issue	-57	-0.1%	-57	-0.1%	—
Capital reserves	3,978	5.7%	4,303	6.2%	-7.6%
Profit reserves	2,324	3.3%	1,331	1.9%	74.6%
Treasury shares	-2,105	-3.0%	-2,104	-3.0%	—
Other comprehensive income	-92	-0.1%	-67	-0.1%	37.3%
Others	4	0.0%	3	0.0%	33.3%

Additional dividends proposed	—	—	391	0.6%	—

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	70,096	100.0%	69,150	100.0%	1.4%

Note: Comparable information related to the fiscal year ended on December 31, 2012 was adjusted in order to present, retrospectively, the effects of the adoption of CPC 33 (R1) – Benefits to employees and CPC 19 (R2) – Joint Businesses, in full force and effect as from January 1, 2012. For further description, see item 10.4 of this Reference Form.

Assets

Cash, cash equivalents and financial investments.

The cash, cash equivalents and financial investments account (including financial investments classified under noncurrent assets) had a balance of R$3,017 million as of December 31, 2013, a reduction of R$3,881 million or 56.3% compared to December 31, 2012. The effects of this variation are mainly represented as a result of: (1) cash generated by the operating activities in the amount of R$7,035 million, which includes a reduction of R$1,973 million in the balances of financial investments, (2) raising of loans and financings in the amount of R$3,435 million and (3) disbursements relating to: (i) repayment of principal of loans and financings in the amount of R$3,568 million, (ii) purchase of assets of fixed assets and intangible assets in the amount of R$5,976million, (iii) court deposits and blockades in the amount of R$735 million; (iv) payment of dividends and interest on equity in the amount of R$1,280 million and (v) payment of regulatory authorizations and licenses in the amount of R$711 million.

Derivative financial instruments – Assets and Liabilities – current and noncurrent

The account of derivative financial instruments (assets and liabilities – current and noncurrent) had a positive balance of R$1,506 million as of December 31, 2013, an increase of R$1,031 million compared to the same period in 2012. The effects of this increase are mainly represented as a result of the depreciation of 14.6% of Real compared to Dollar in the course of the fiscal year.

Accounts receivable

As of December 31, 2013, the balance of accounts receivable was R$7,097 million, remaining stable compared to December 31, 2012.

Recoverable current taxes

The account of recoverable current taxes had a balance of R$907 million as of December 31, 2013, a decrease of R$819 million or 47.5% compared to December 31, 2012. The effects of such decrease are mainly represented by a reduction of R$557 million in advance payments of recoverable income tax and social contribution on net income, offset against the balances of said taxes payable in liabilities.

Other taxes – Assets – current and noncurrent

The account of other taxes had a balance of R$2.365 million as of December 31, 2013, an increase of R$70 million compared to the same period in 2012, mainly as a result of the increase in the balances of recoverable ICMS (Tax on Distribution of Goods and Services) arising out of credits created upon the purchase of fixed assets, to be offset against the tax obligations of this tax within 48 months.

Deferred taxes to recover – noncurrent

The account of deferred taxes to recover had a balance of R$8,274 million as of December 31, 2013, remaining stable compared to December 31, 2012.

Court deposits – current and noncurrent

The account of court deposits had a balance of R$12,367 million as of December 31, 2013, an increase of R$577 million or 4.9% compared to December 31, 2012. The effects of this increase are mainly represented by an increase of R$376 million in civil court deposits, R$158 million in tax court deposits and R$42 million in labor court deposits relating to legal proceedings.

Financial asset available for sale

The account of financial asset available for sale corresponds to the equity interest of TMAR in the capital stock of Portugal Telecom, recorded at fair value, with gain and losses acknowledged in the result. As of December 31, 2013 the account remained stable compared to December 31, 2012.

Fixed Assets

The fixed assets had a balance of R$24,786 million as of December 31, 2013, an increase of R$1,683 million or 7.3% compared to December 31, 2012, mainly represented by (1) additions in the amount of R$5,802 million, relating to our investments in expansion and modernization of the network; (2) depreciations in the amount of R$3,191 million and (3) write-offs of R$747 million.

Intangible asset

The intangible asset had a balance of R$3,919 million as of December 31, 2013, a reduction of R$276 million compared to December 31, 2012, mainly represented by: (1) additions in the amount of R$812 million and (2) repayments in the amount of R$1,087 million.

LIABILITIES

Suppliers

The account of suppliers had a balance of R$4,732 million as of December 31, 2013, remaining stable compared to December 31, 2012.

Loans and financings – current

The account of loans and financing - current, had a balance of R$4,159 million as of December 31, 2013, an increase of R$1,045 million compared to December 31, 2012. The effects of this increase are mainly represented by: (i) transfers of debts from noncurrent to current liabilities in the amount of R$5,946 million; (ii) fund raisings of R$800 million; (iii) interest and foreign exchange variations and monetary variations of R$175 million and (iv) repayments of principal and interest of the debt in the amount of R$5,877 million.

Loans and financings – noncurrent

The account of loans and financings - noncurrent, had a balance of R$31,695 million as of December 31, 2013, an increase of R$1.462 million compared to December 31, 2012. The effects of this variation are mainly represented by: (1) fund raisings of R$2,636 million, mainly related to the 10th issue of debentures in the amount of R$1,500 million, disbursed by BNDES to support investments in the amount of R$873 million; (2) monetary and foreign exchange variation on the debts in the amount of R$4,773 million; and (3) transfers from noncurrent to current liabilities in the amount of R$5,946 million.

Current taxes to collect

The account of current taxes to collect had a balance of R$432 million as of December 31, 2013, a decrease of R$634 million compared to December 31, 2012. The effects of this decrease are mainly represented by a reduction in the balances of income tax and social contribution to collect offset against the balances of said taxes to recover in assets.

Other taxes – Liabilities – current and noncurrent

The account of other taxes had a balance of R$3,859 million as of December 31, 2013, a reduction of R$628 million compared to December 31, 2012. The effects of this decrease are mainly represented by a reduction of R$640 million in the taxes of PIS (Employees’ Profit Participation Program) and Cofins (Social Security Financing Tax) and of R$153 million in ICMS (Tax on Distribution of Goods and Services).

Authorizations and concessions payable – current and noncurrent

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and authorizations for provision of SMP and concessions of STFC services obtained by means of auctions. The account of authorizations and concessions payable had a balance of R$1,484 million as of December 31, 2013, a reduction of R$674 million or 31.2% compared to December 31, 2012, mainly as a result of repayments of principal and interest of the 3G and 4G radiofrequency concessions and payment of the lien of the concessions of the STFC services.

Tax refinancing program – current and noncurrent

The account of tax refinancing had a balance of R$1,120 million as of December 31, 2013, an increase of R$35 million relating to monetary restatements and payments of the payment in installments of federal taxes.

Provisions – current and noncurrent

The account of provisions had a balance of R$5,616 million as of December 31, 2013, a decrease of R$803 million compared to December 31, 2012. The effects of this variation are mainly represented by: (i) a reduction of R$316 million in labor provisions as a result of the review of the methodology of ascertainment of the provisions for losses in labor claims, including statistical techniques, due to an increased accumulated experience in the matter; and (ii) write-off for payment and/or termination of labor claims and tax and civil proceedings in the amount of R$1,431 million, offset against the creation of new provisions in the amount of R$698 million and monetary restatement of the provisions, in the amount of R$246 million.

Stockholders’ Equity

The balance of stockholders’ equity was R$11,524 million as of December 31, 2013, an increase of R$415 million compared to December 31, 2012. The effects of this increase are mainly represented by: (1) result of the current fiscal year of R$1,493 million, (2) redemption of bonus stock in the amount of R$162 million, (3) approval of the proposed additional dividend in the amount of R$391 million, and (4) dividends attributed to reserve of investments in the amount of R$500 million.

Comparison of the positions of the balance sheet accounts as of December 31, 2012 and December 31, 2011.

	Consolidated, in millions of Reais, except for percentages				Variation
ASSETS	2012	%	2011	%	Dec, 2012 vs. Dec, 2011
Current	21,138	30.6%	12,246	38.6%	72.6%
Cash and cash equivalents	4,408	6.4%	6,005	18.9%	-26.6%
Financial investments	2,426	3.5%	1,084	3.4%	123.8%
Derivative financial instruments	640	0.9%	7	0.0%	9,042.9%
Accounts receivable	7,018	10.1%	2,010	6.3%	249.2%
Inventories	385	0.6%	13	0.0%	2,861.5%
Recoverable current taxes	1,727	2.5%	353	1.1%	389.2%
Other taxes	1,557	2.3%	783	2.5%	98.9%
Judicial deposits	2,068	3.0%	1,651	5.2%	25.3%
Assets related to pension funds	9	0.0%	50	0.2%	-82.0%
Other assets	900	1.3%	289	0.9%	211.4%

Non current	48,012	69.4%	19,418	61.4%	147.3%
Credit with related parties	—		2,218	7.0%	—
Financial investments	64	0.1%	13	0.0%	392.3%
Derivative financial instruments	349	0.5%	—	—	—
Recoverable deferred taxes	8,316	12.0%	4,982	15.8%	66.9%
Other taxes	738	1.1%	179	0.6%	312.3%
Financial assets available for sale	906	1.3%	—	—	—
Judicial deposits	9,722	14.1%	4,955	15.6%	96.2%
Assets related to pension funds	74	0.1%	143	0.5%	-48.3%
Assets maintained for sale	95	0.1%	—	—	—
Other assets	271	0.4%	42	0.1%	545.2%
Investments	179	0.3%	8	0.0%	2,137.5%
Property, Plant and Equipment	23,103	33.4%	5,794	18.3%	298.7%
Intangible assets	4,195	6.1%	1,085	3.4%	286.6%

TOTAL ASSETS	69,150	100.0%	31,664	100.0%	118.4%

	Consolidated, in millions of Reais, except for percentages				Variation
LIABILITIES	2012	%	2011	%	Dec, 2012 vs. Dec, 2011
Current	17,093	24.7%	8,619	27.2%	98.3%
Salaries, social charges and benefits	773	1.1%	130	0.4%	494.6%
Suppliers	4,658	6.7%	1,841	5.8%	153.0%
Loans and financing	3,114	4.5%	1,144	3.6%	172.2%
Derivative financial instruments	309	0.4%	26	0.1%	1088.5%
Payable current taxes	1,066	1.5%	179	0.6%	495.5%
Other taxes	2,248	3.3%	1,445	4.6%	55.6%
Dividends and interest on own capital	655	0.9%	308	1.0%	112.7%
Authorizations and concessions payable	1,059	1.5%	132	0.4%	702.3%
Tax refinancing program	100	0.1%	39	0.1%	156.4%
Provisions	1,569	2.3%	1,283	4.0%	22.3%
Provisions for pension funds	104	0.2%	78	0.2%	33.3%
Other obligations	1,438	2.1%	2,015	6.4%	-28.6%

Non current	40,948	59.2%	12,456	39.3%	226.9%
Loans and financing	30,233	43.7%	6,962	22.0%	334.3%
Derivative financial instruments	205	0.3%	—	—	—
Other taxes	2,239	3.2%	503	1.6%	345.1%
Authorizations and concessions payable	1,099	1.6%	544	1.7%	102.0%
Tax refinancing program	985	1.4%	407	1.3%	142.0%
Provisions	4,850	7.0%	3,132	9.9%	54.9%
Provisions for pension funds	767	1.1%	546	1.7%	24.3%
Other obligations	570	0.8%	362	1.1%	57.5%

Shareholders’ Equity	11,109	16.1%	10,589	33.4%	4.9%
Capital stock	7,309	10.6%	3,731	11.8%	95.9%
Cost of shares issue	(57)	-0.1%	—	—	—
Capital reserves	4,303	6.2%	4,368	13.8%	-1.5%
Profit reserves	1,331	1.9%	891	2.8%	49.4%
Treasury shares	(2,104)	-3.0%	(150)	-0.5%	1302.7%
Other comprehensive income	(67)	-0.1%	—	—	76.3%
Others	3	0.0%	—	—	—
Additional dividends proposed	391	0.6%	1,749	5.5%	-77.6%

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	69,150	100.0%	31,664	100.0%	118.4%

Note: The comparative information relating to the fiscal year ended as of December 31, 2012 were adjusted aiming at retroactively representing the effects of the adoptions of the CPC 33 (R1) – Benefits to employees and CPC 19 (R2) – Joint Business, effective as from January 1, 2012. For a more detailed description, please refer to item 10.4 of this Reference Form.

The comparison of the equity balances of the Company was significantly influenced by the Corporate Restructuring of the group occurred on February 27, 2012, which was composed of the mergers of Coari and TNL and the conversion of TMAR into a wholly-owned subsidiary of the Company. As a result, the equity balances presented in 2012 include the consolidated equity balances of said companies and the equity balances presented in 2011 include the equity balances of the former BrT.

ASSETS

Cash, cash equivalents and financial investments.

The cash, cash equivalents and financial investments account (including financial investments classified under noncurrent assets) had a balance of R$6,898 million as of December 31, 2012, a reduction of R$204 million or 2.9% compared to the same period in 2011. The effects of this variation are mainly represented as a result of: (1) cash generated by the operating activities of R$3,909 million; (2) fund raisings of loans and financings in the amount of R$7,067 million; (3) cash and cash equivalents acquired by merger in the amount of R$4,930 million, (4) funds obtained from the sale of assets of R$716 million and (5) disbursements relating to: (i) payment of dividend and interest on equity of R$2,405 million, (ii) payment of principal of loans and financings and derivative financial instruments of R$4.980 million; (iii) court deposits and blockades of R$1,662 million; (iv) purchase of assets of fixed assets and intangible assets of R$5,330 million; (v) reimbursement of shares and share bonus arising out of the corporate restructuring in the amounts of R$2,008 million and R$1,156 million, respectively.

Derivative financial instruments – Assets and Liabilities – current and noncurrent

The account of derivative financial instruments (assets and liabilities – current and noncurrent) had a positive balance of R$475 million as of December 31, 2012, an increase of R$494 million compared to the same period in 2011. The effects of this increase are mainly represented as a result of the depreciation of 8.9% of Real compared to Dollar in the course of the fiscal year, of the merger of TMAR and its controlled companies as from February 27, 2012.

Accounts receivable

As of December 31, 2012, accounts receivable had a balance of R$7,018 million, an increase of R$5,009 million or 249.2% compared to the same period in 2011. The effects of this increase are mainly represented by the merger of TMAR and its controlled companies as from February 27, 2012.

Recoverable current taxes

The accounts of recoverable current taxes had a balance of R$1,726 million as of December 31, 2012, an increase of R$1,374 million or 388.7% compared to the same period in 2011. This variation is composed of an increase of R$880 million in the amount of income tax and social contribution on net profit to recover and of R$494 million in the amount of income tax and social contribution withheld at source, both mainly arising out of the merger of TMAR and its controlled companies as from February 27, 2012.

Other taxes – Assets – current and noncurrent

As of December 31, 2012, the account of other taxes had a balance of R$2,295 million, an increase of R$1,333 million compared to the same period in 2011, due to the increase of R$1,104 million in ICMS (Tax on Distribution of Goods and Services) to recover resulting from credits created upon the purchase of fixed assets and R$112 million in PIS (Employees’ Profit Participation Program) and Cofins (Social Security Financing Tax), both of them mainly arising out of the merger of TMAR and its controlled companies as from February 27, 2012.

Deferred taxes to recover – noncurrent

The accounts of recoverable deferred taxes had a balance of R$8,316 million as of December 31, 2012, an increase of R$3,334 million or 66.9% compared to the same period in 2011. This variation is basically composed of an increase of R$2,129 million in the amount of income tax and social contribution on temporary differences, R$831 million in income tax on tax losses, and R$423 million in social contribution on a negative basis, mainly as a result of the merger of TMAR and its controlled companies as from February 27, 2012.

Court deposits – current and noncurrent

The account of court deposits had a balance of R$11,791 million as of December 31, 2012, an increase of R$5,185 million or 78.5% compared to the same period in 2011. Said increase is related to court deposits in tax, labor and civil proceedings, mainly arising out of the merger of TMAR and its controlled companies as from February 27, 2012.

Financial asset available for sale

As of December 31, 2012, the balance of this account was R$906 million, arising out of the merger of TMAR and its controlled companies as from February 27, 2012.

Fixed Assets

The fixed assets had a balance of R$23,103 million as of December 31, 2012, an increase of R$17,309 million compared to December 31, 2011, mainly represented by (1) additions in the amount of R$5,209 million, relating to our investments in expansion and modernization of the network; (2) depreciations in the amount of R$2,496 million and (3) an increase due to corporate restructuring of R$15,012 million, relating to the merger of TMAR and its controlled companies as from February 27, 2012.

Intangible asset

The intangible asset had a balance of R$4,195 million as of December 31, 2012, a reduction of R$3,110 million compared to the same period in 2011, mainly represented by: (1) additions in the amount of R$1,267 million and (2) repayments in the amount of R$725 million and (3) an increase due to corporate restructuring of R$2,695 million, relating to the merger of TMAR and its controlled companies as from February 27, 2012.

LIABILITIES

Suppliers

The account of suppliers had a balance of R$4,659 million as of December 31, 2012, an increase of R$2,818 million or 153.1% compared to the same period in 2011. This increase basically arises out of an increase in the balance of suppliers of the following natures: (i) infrastructure and network materials of R$523 million, (ii) rent of poles and right of way of R$418 million, (iii) on lending of R$476 million, (iv) services of R$439 million, (v) plant maintenance of R$350 million and (vi) devices and “simcards” of R$228 million. The effects of these increases are related to the merger of TMAR and its controlled companies as from February 27, 2012.

Loans and financings – current

In the fiscal year ended as of December 31, 2012, the debt of the Company significantly increased due to the Corporate Restructuring occurred on February 27, 2012, causing an increase in the amount of R$ 21,102 million in the consolidated. The debts originated from the Corporate Restructuring are composed of Senior Notes in foreign currency, Private Debentures and Public Debentures and loans of the BNDES in TJLP.

The account of loans and financing, in current liabilities, had a balance of R$3,114 million as of December 31, 2012, an increase of R$1,970 million compared to December 31, 2011. Said increase was mainly caused by the transfer of loans from noncurrent to current liabilities.

Loans and financings – noncurrent

In the fiscal year ended as of December 31, 2012, the debt of the Company significantly increased due to February 27, 2012, causing an increase in the amount of R$ 21,102 million in the consolidated. The debts originated from the Corporate Restructuring are composed of Senior Notes in foreign currency, Private Debentures and Public Debentures and loans of the BNDES in TJLP.

The account of loans and financing had a balance of R$30,232 million as of December 31, 2012, an increase of R$23,271 million compared to the same period in 2011. Said increase, in addition to the impact arising out of the Corporate Restructuring mentioned in the paragraph above, was influenced by: (i) the contracting of financing with the BNDES, in the amount of R$ 5,417 million to support the investments between years 2012 and 2014, (ii) issue of Senior Notes in the amount of R$2,741 million, for the purpose of refinancing debts, in addition to general corporate purposes.

Current taxes to collect

The account of current taxes to collect had a balance of R$1,066 million as of December 31, 2012, an increase of R$887 million compared to the same period in 2011. This variation is composed of an increase of R$589 million in the amount of income tax payable of R$298 million in the amount of social contribution payable, mainly as a result of the merger of TMAR and its controlled companies as from February 27, 2012.

Other taxes – Liabilities – current and noncurrent

The account of other taxes had a balance of R$4,487 million as of December 31, 2012, an increase of R$2,538 million compared to the same period in 2011, mainly due to the increase of R$1,020 million in PIS (Employees’ Profit Participation Program) and Cofins (Social Security Financing Tax), R$510 million in ICMS (Tax on Distribution of Goods and Services), R$401 million in ICMS Agreement no. 69/1998 and R$493 million in Fust/Funttel/Radio Broadcasting, mainly arising out of the merger of TMAR and its controlled companies as from February 27, 2012.

Authorizations and concessions payable – current and noncurrent

The account of authorizations and concessions payable had a balance of R$2,158 million as of December 31, 2012, an increase of R$1,482 million compared to December 31, 2011, due to the increase of R$1,344 million in SMP Authorizations and R$137 million in STFC Concessions, mainly arising out of the merger of TMAR and its controlled companies as from February 27, 2012.

Tax refinancing program – current and noncurrent

The account of tax refinancing had a balance of R$1,085 million as of December 31, 2012, an increase of R$639 million compared to the same period in 2011, mainly arising out of the merger of TMAR and its controlled companies as from February 27, 2012.

Provisions – current and noncurrent

The account of provisions had a balance of R$6,420 million as of December 31, 2012, an increase of R$2,004 million compared to December 31, 2011. The effects of this variation are mainly represented by: (i) new provisions in the amount of R$399 million and monetary restatement on said provisions in the amount of R$233 million (ii) write-off due to payment and/or termination of labor claims and tax and civil proceedings in the amount of R$1,150 million and (3) an increase of R$2,522 million in current liabilities due to the corporate restructuring by the merger of TMAR and its controlled companies as from February 27, 2012.

Stockholders’ Equity

The balance of stockholders’ equity was R$11,109 million as of December 31, 2012, an increase of R$559 million compared to December 31, 2011. Said variation results mainly from the increases in stockholders’ equity of R$4,186 million arising out of the Corporate Restructuring occurred on February 27, 2012 and of R$1.784 million of the net profit for the fiscal year, as well as from the reductions in stockholders’ equity due to: (i) approval of proposed additional dividends of fiscal year 2011 in the amount of R$1,749 million, (ii) redemption of bonus stock of R$492 million, (iii) payment of interim dividends of R$508 million, (iv) payment of the right of withdrawal of the dissenting shareholders in the amount of R$2,008 million, relating to the Corporate Restructuring occurred on February 27, 2012, and (v) declared mandatory dividends of R$446 million.

h.3) Cash Flow

Cash Flow used in investment activities

The investment activities consumed a net cash of R$6,770 million in 2013, R$6,495 million in 2012 and R$2,089 million in 2011.

During 2013, the use of net cash in the investment activities consisted mainly of (1) investments in the amount of R$5,976 million in purchases of assets, equipment and intangible assets, especially in connection with the expansion of the data communication network of the Company, the acquisition of concession of the 4G network and the implementation of projects to meet regulatory requirements of ANATEL; and (2) net court deposits (which consist of deposits subtracted from the releases and/or replacements) of R$735 million, basically relating to provisions for labor, tax and civil contingencies. The investment activities generated cash of R$4 million relating to the sales of non-strategic assets of the Company.

During 2012, the use of net cash in the investment activities consisted mainly of (1) investments in the amount of R$5,330 million in purchases of assets, equipment and intangible assets, especially in connection with the expansion of the data communication network of the Company, the acquisition of concession of the 4G network and the implementation of projects to meet regulatory requirements of ANATEL; and (2) net court deposits (which consist of deposits subtracted from the releases and/or replacements) of R$1,662 million, basically relating to provisions for labor, tax and civil contingencies.

During 2011, the use of net cash in the investment activities consisted mainly of (1) investments in the amount of R$884 million in purchases of assets, equipment and intangible assets, especially in connection with the expansion of the data communication network of the Company and the implementation of projects to meet regulatory requirements of ANATEL; and (2) net court deposits (which consist of deposits subtracted from the releases and/or replacements) of R$1,224 million, basically relating to provisions for labor, tax and civil contingencies.

Cash Flow Used in Financing Activities

The financing activities consumed net cash of R$2,299 million in 2013, R$975 million in 2012 and R$2,919 million in 2011.

During 2013, the main financing sources were of (1) R$1,500 million raised by means of non-convertible debentures issued in March 2013, (2) US$$96 million borrowed by means of Export Credit Facilities entered into by and between TMAR and EDC in July 2012, and (3) US$27 million borrowed by means of Export Credit Facilities entered into by and between TMAR with SEK in July 2011. For more information about the loans and financings of the Company, please refer to item 10.1.(f) of this Reference Form.

In fiscal year 2013, we used the Company’s availabilities for (1) payment of loans, financings and derivatives in the amounts of R$3,568 million, (2) payments in installments of licenses and concessions in the total amount of R$711 million, (3) payment of dividends and interest on equity in the total amount of R$1,280 million, and (4) payments in installments under the REFIS in the amount of R$174 million.

during 2012, our main sources of loans were (1) the issue of 5.75% Senior Notes, in the total amount of US$1,500 million, with maturity in 2022, (2) the issue of non-convertible debentures, in the amount of R$2,000 million, with maturity in 2020, and (3) credit facility in the total amount of R$5,400 million, entered into with BNDES, provided that the Company used the amount of R$2,000 million. Furthermore, in fiscal year 2012 we consolidated a cash and cash equivalents in the amount of R$4,930 million, as a result of the Corporate Restructuring. For more information about the Corporate Restructuring, as well as the loans and financings of the Company, please refer to item 8.4. and 10.1.(f), respectively, of this Reference Form.

In fiscal year 2012, we used the Company’s availabilities for (1) payment of loans and financings and derivatives of the Company in the amount of R$4,980 million, (2) payment of dividends and interest on equity in the total amount of R$2,405 million, (3) payment to the shareholders of TNL and TMAR that exercised their right of withdrawal in relation to the Corporate Restructuring, in the amount of R$2,008 million, and (4) redemption of class B and class C preferred shares issued as bonuses to the shareholders of our common and preferred shares in the amount of R$1,156 million.

In 2011, the main financing sources of the Company were (1) the issue of non-convertible debentures, in the total amount of R$2,350 million, with maturity in 2018, (2) the issue of 9.75% Senior Notes, in the total amount of R$1,100 million, with maturity in 2016, and (3) the issue of non-convertible debentures in the total amount of R$1,000 million, with maturity in 2017. For more information about the loans and financings of the Company, please refer to item 10.1.(f) of this Reference Form.

In fiscal year 2011, we used the Company’s availabilities for (1) payment of loans, financings, derivatives and leasing agreements of the Company in the amount of R$1,096 million, (2) payments of dividends and interest on equity in the total amount of R$462 million, and (3) payments of fees relating to our licenses and concessions in the amount of R$80 million.

10.2. Comments of the officers about:

a) results of the Company’s operations, especially:

The Officers of the Company present below their comments about the result of the Company’s operations, especially describing the components of the revenue and the facts that materially affected the operating results.

i) description of any material components of the revenue

The telecommunication services of the Company are composed of:

•	Local landline telephony services in Regions I and II, including installation, monthly subscription, services measured, collect calls and additional local services;

•	National and international long-distance services by means of landline telephony in Regions I and II and mobile telephony in Regions I, II and III, with the use of selection codes of the provider for long-distance, which are represented by number “14” in the case of the Company and by number “31” in the case of TMAR;

•	Mobile telephony services throughout the Brazilian territory, with the use of 2G and 3G technology, as well as the 4G technology launched in April 2013 in 6 cities;

•	Data transmission services, which include (1) ADSL services; (2) lease of digital and analogical lines to other providers, ISPs and corporate customers; (3) IP solutions; and (4) other data transmission services;

•	Use of own network (1) to complete telephone calls started by customers of other providers (interconnection services); or (2) by providers that do not have the required network;

•	Paid TV services;

•	Traffic transportation services;

•	Public Terminals;

•	Added-value services, including voice mail, call identification and list support, among other things;

•	Advanced voice services to corporate customers, such as 0800 services (toll-free call); and

•	Operation of the iG internet portal.

ii) factors that materially affected the operating results

The main factors that affect the financial status and the operating results of the Company, in accordance with comments of the Officers, are:

Growth rate of the Brazilian Gross Domestic Product and of the demand for telecommunication services

Due to the fact that it is a Brazilian company with substantially all operations performed in Brazil, the Company is affected by the economic conditions of the country. The growth rate of the Brazilian GDP was 0.9% in 2012 and 2.7% in 2011 (the expected growth in 2013 is 2.28%, according to the focus report published as of January 03, 2014). While the Officers of the Company believe that the growth of the Brazilian GDP encourages the demand for telecommunication services, the Company also believes that the demand for these same services are relatively inelastic during periods of economic stagnation, and that the effect on the Company’s revenues of economic slowdown or even a recession in Brazil due to the current international economic conditions would not be relevant. However, a significant and long-lasting deterioration of the economic conditions in Brazil might negatively affect the volume of subscribers and the use of the services provided by the Company and, consequently, its operating revenues.

According to information made available by ANATEL, the number of fixed lines in Brazil increased from 42.0 million in 2010 to 44.5 million in April 2013, and the number of mobile telephony subscribers in Brazil increased from 203.0 million on December 31, 2010 to 271.1 million on December 31, 2013.

In the last three fiscal years ended as of December 31, 2013, the number of subscribers of mobile telephony in Brazil increased at an average rate of 10.13% per year, while the number of fixed lines in service in Brazil grew at an average rate of 1.75% per year.

Being a provider with a public concession for landline telephony services and a provider of mobile telephony services, the Company is the main target and the main beneficiary of this trend.

Between the fiscal years ended as of December 31, 2012 and 2013, the number of our mobile telephony subscribers grew at a rate of -1.99% per year, from 49.2 million in December 2012 to 50.2 million in December 2013, while the number of Oi landlines in service was reduced at an average rate of 6.0% per year, from 18.6 million in December 2012 to 17.5 million in December 2013.

Telecommunications Services Demand

Local Fixed Telephony Services Demand

The level of penetration of fixed telephony in Brazil is similar to that of countries with the same per capita income and so, just like it happened in other countries, the fixed telephony customers base kept stable, but with downturn. The demand for local fixed telephony services supplied by the Company stabilized in the last few years, with a minor reduction in the number of active fixed lines, of approximately 1,117 thousand between the fiscal year ended on December 31, 2012 and 2013. In turn, the number of customers who deactivated their fixed telephony services exceeded new activations from the fiscal year ended on December 31, 2011 and 2012; that is, the number of active fixed lines dropped by 555 thousand.

The Company tries to revert a generalized trend in the Brazilian telecommunications sector, of replacing local fixed telephony services for mobile telephony services by (1) offering value-added services to fixed telephony customers, especially the subscription to broadband network services, and (2) promoting the convergence of telecommunications services, through the offer of convergent packages including local fixed telephony, long distance, mobile and broadband network services. As a result of such offers, the Officers of the Company expect the number of active fixed lines to remain stable or to drop very little in the next years. In December, 2013, 42% of the customers who had fixed lines also subscribed to ADSL services.

According to ANATEL’s regulations and the concession contracts, the Company is subject to offering basic fixed telephony plans to its residential customers, including 200 minutes of use of the fixed telephony network to make local calls. The customer of a basic plan pays a monthly amount for the service, and when the local calls exceed the limit of the plan, the Company charges a value per exceeding minute. However, the Company offers several alternative fixed telephony plans with different offers to meet the different needs and consumption profiles of the market, tailored to each customer’s profile. A classic example is the unlimited plan for customers who make a lot of calls per month, and pay a fixed monthly fee to Oi. The Company registered an improvement in the loss of income with subscription, as a result of the strategy launched in 2006, of adapting the offers to the profile of the customers, and to promote loyalty of them. On December 31, 2013, subscribers of alternative fixed telephony plans accounted for 80.9% of the Company’s active fixed lines, as opposed to 82.0% on December 31, 2012 and 77.7% on December 31, 2011. The Officers of the Company believe that fixed telephony plans contribute to the increase of income from local fixed telephony.

The substantial increase in the number of users of mobile telephony in Brazil also had a negative impact on the use of pay phones. As an operator with a public concession of services of local fixed telephony for Regions I and II, the Company is subject to ANATEL’s regulations and, according to the concession contracts it executed, the Company is required to meet certain goals of availability of pay phones in the whole concession area. However, once an increasingly larger portion of the population has been using cell phones to make calls when there is no pay phone or fixed phone nearby, the number of pay phones dropped by 15% in the three last fiscal years.

Mobile Telephony Services Demand

The Officers of the Company believe that the main reason why its customer base for mobile telephony services grew from 49.3 million in the fiscal year ended on December 31, 2012, to 50.2 million in the fiscal year ended on December 31, 2013, was the success of its promotions, marketing campaigns and launching of new services.

The mobile telephony services market is highly competitive in the region the Company operates. In the fiscal year ended on December 31, 2013, the average rate of cancellation in the Company’s mobile telephony segment, which is the number of subscribers who had their service disconnected during a given month (churn), voluntarily or involuntarily, divided by the number of subscribers in the beginning of each month was of 4.2% per month. Hence, (1) we incurred expenses with sales, by way of marketing and sales efforts to retain current mobile telephony customers and to attract new customers, and (2) the discounts offered in promotional activities lead to expenses in relation to our gross operating income of our mobile telephony segment. Besides, the pressure from the competition led us to introduce plans in which the monthly and per minute rates we charged were reduced, thus reducing our average income per customer of the Company.

The Officers of the Company expect that the mobile telephony services segment continues to grow in terms of customer base, traffic volume and income from value-added services. However, due to market saturation, the Officers of the Company believe that the growth of the mobile telephony segment in Region II of the Company occurs at lower rates than those historically verified.

Data Transmission Services Demand

On December 31, 2013, the Company’s base of customers of broadband network services was of approximately 5.9 million, which represents an increase of 3.5% in relation to December 31, 2013.

The Company’s base of customers of broadband network services increased from approximately 5.7 million in the fiscal year ended on December 31, 2012, to 5.9 million in fiscal year ended on December 31, 2013.

The Officers of the Company believe that such a growth results from (1) the Company’s promotions and marketing campaigns, (2) the growth in the number of homes with computers, and (3) a change in the preferences of consumers, which led to an increase in the number of customers of fixed telephony of the Company, who value data transmission speed, available through the broadband services. We expect the number of fixed telephony customers who subscribe to our broadband services to keep increasing in the short term.

Effects of the expansion of mobile data transmission services

In 2013, we continued with our investments in the expansion of 3G coverage, going from 692 to 891 municipalities covered, thus increasing the urban population covered, from 73% to 76%. In April, 2013, we also launched the 4G technology in 6 cities, and finished the year having 24 municipalities covered, with an urban population covered of 27%. (sic) With an increase in the coverage and competitive offerings, tablet (sic) gave more attention in the access through cell phone in post-paid, where we grew our base in 14% from 2012 to 2013 (amounts of UN Varejo) (sic). Focusing greatly on increasing income and higher use of data by prepaid customers, we created offers for acquisition, and we developed several profitability-oriented actions in relation to the user-base of data in prepaid services. By doing so, we had a 40% increase of single monthly users from 2012 to 2013, and the net income grew 87% in 2013.

Focusing on differentiation, we consistently expanded the Oi WiFi network in 2013, reaching more than 500 thousand hotspots throughout Brazil.

The cost of such authorizations and radio frequency licenses was of R$ 708 million, an amount we will pay to ANATEL in installments, until 2023. In 2013, the Company invested R$ 648 million in network infrastructure, to offer 3G, 4G and WiFi services. We financed the purchase and installation of our network equipment through loans and financings, including financings with our suppliers.

According to 3G radio frequency licenses, the Company must comply with certain obligations related to service expansion, which require that capital investments be made until 2016. If the Company is unable to make such capital investments through its operating cash flow, it may go into additional indebtedness or even suppliers’ financing obligations, which would increase its total indebtedness and net financial expenses.

In 2013, the Company additionally invested R$ 369 million in the acquisition of the license to render LTE mobile network services, and has already started implementing it. The existing mobile core was updated with the purpose of offering 4G services in the Confederations Cup, an event promoted by the FIFA.

With the purpose of speeding up the implementation, the initial implementation considers a radio sharing configuration (Radio Access Network), where LTE eNode B access will be shared with another operator.

In April, 2013, Oi also launched Mobile Internet plans and Internet for Cell phones, for use in the 4G network, in the six cities hosting the Confederations Cup (Belo Horizonte, Brasília, Rio de Janeiro, Salvador, Recife and Fortaleza). In the fiscal year ended on December 31, 2013 Oi’s 4G service reached a total of 24 municipalities covered. Customers who contract compatible plans may navigate Oi’s 4G network, if they have a device and chip that permit the use of such a technology. Customers may check the coverage area of Oi’s 4G network in the company’s website.

Hence, we were able to expand the internet mobile portfolio and to meet all kinds of customers from the mobile segment.

b) income variations due to changes in prices, exchange rates, inflation, alterations in volumes and introduction of new products and services.

Next, the Officers comment on the variations of income, due to changes in prices, exchange rates, inflation, alterations in volumes and introduction of new products and services:

Prices, alterations in volumes and introduction of new products and services

The officers understand that the Company is facing growing pressure to reduce fees, in response to price competition. Such price competition usually comes in the form of special promotional packages, including the subsidy of mobile devices, promotions of traffic use and incentives for calls made using the network of the mobile telephony services provider itself. Competition, with service plans and promotions, may cause an increase in market expenses and costs with the obtainment of customers for the Company, which could adversely affect its operating results. The incapacity of the Company to efficiently compete with such packages could result in losing its market share, adversely affecting its operating income and profitability.

This competitive environment is highly affected by key-trends, especially:

•	Technologic and services convergence: technologic and services convergence makes it possible for telecommunications carriers, who used to be limited to offering only a single service, to offer several services in other sectors of the industry, such as the broadband services offered by cable TV and mobile telephony operators (through 3G and 4G technology), in addition to the Oi WiFi network, as well as fixed telephony services transmitted by mobile telephony operators.

•	Consolidation: consolidation invaded the telecommunications sector in all Latin America, including Brazil. Such consolidation led to the formation of large conglomerates that benefit both from economies of scale and from the a capacity to conduct coordinated actions in different segments of the industry, which gives them competitive advantages in an environment that is also characterized by media and telecommunications services convergence.

•	Offer of convergent services: telecommunications services operators started to offer convergent packages, which they were not previously able to offer, on an independent basis.

In response to such pressures of the competition, (1) the Company may start to offer its services at lower rates than the ceilings established by ANATEL, and (2) on a periodical basis, it may offer its services with promotional discounts or free additional services, together with the acquisition of some of its services. The Company registers the services it sells at rates lower than the ones established in its plans or the rates approved by ANATEL, and the amount of the services offered with discount or free of charge, as discounts and returns, in its financial statements.

Inflation

The rates of telecommunications services are subject to ample ANATEL regulation. The rates for local and long distance fixed telephony, as well as mobile telephony services provided by the Company, as well as for interconnection with its fixed telephony network, and EILD and SLD services are subject to ANATEL regulation. We need to obtain ANATEL’s approval before offering new fixed or mobile telephony plans. The rates established or approved by ANATEL for the services rendered by the Company are a ceiling for the Company’s rates, the Company being authorized to offer discounts on telephony services in relation to the rates approved by ANATEL. After the determination or approval of the rates by ANATEL, the ceiling is subject to an annual adjustment pursuant to the inflation variation, measured by the IST index. The ceiling of local fixed telephony plans is adjusted pursuant to inflation variation, measured by the IST, minus the amount of productivity gains reached by us and by the local fixed telephony sector as a whole. From January to December, 2013, the telecommunications services index (IST) was of 5.01%.

Exchange rate

The Company has most of its operations in Brazil, and the Company’s operating income are not relevantly affected by changes in the exchange rate.

c) impact of inflation, variation of prices of the main inputs and products, exchange and interest rate, in the Company’s operating result and income statement.

Comment of the on the impacts of inflation and of the variation in the prices of inputs and products in the operating result.

The officers of the Company understand that if Brazil face a substantial inflation scenario again, the Company’s costs and expenses tend to increase, whereas their operating and liquidity margins are likely to be reduced. However, there have not been relevant inflation impacts in the prices of our main inputs and products in the last years, considering that, in the competitive environment where the Company operates, the competition for plans of services and promotions offered by the Company’s competitors led to increased discounts in some of our products and services.

The competition with plans of services and promotions offered by the Company’s competitors also led to an increase in some commercial expenses and costs for obtainment of customers.

Comments of the officers on the impacts of the exchange rates and of interest rates in the financial result.

Almost all costs of services and operating expenses of the Company are incurred in Reais, in Brazil. Hence, no significant impacts are expected in respect to exchange rates alterations in its operations.

On December 31, 2013, the restated gross debt of the Company was R$ 34,347 million, representing an increase of 4.99% as opposed to the fiscal year ended on December 31, 2012, when the restated gross debt was R$ 32,871 million. The increase in the Company’s indebtedness, a result of the corporate restructuring process, contributed to such increase (sic), which raised the financial expenses reflected in its statement of results (for more information, see item “10.1” of this Reference Form).

For more information about the impact of inflation, exchange and interest rate in the Company’s operating and financial result, see items “4.1”, “5.1” and “5.2” of this Reference Form.

10.3. Comments of the officers on relevant effects the events below have caused or are expected to cause in the financial statements and in the results of the Company:

The information presented next have been reviewed and commented by the Officers of the Company:

a) introduction or disposal of operating segment

There was no introduction or disposal of operating segments in the fiscal years ended on December 31, 2013, 2012 and 2011.

b) constitution, acquisition or disposal of equity interest

The financial statements of the Company had impacts deriving from acquisitions and disposals of equity interests, the most relevant being the ones described below. For additional information on such operations, see item 6.5 of this Reference Form.

GlobeNet

The officers clarify that, pursuant to relevant fact disclosed on July 15, 2013, the Company executed an agreement with BTG Pactual YS Empreendimentos e Participações S.A., through which it agreed to transfer the totality of its equity interest at subsidiary Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”), subject to certain adjustments, provided for in the agreement. BrT CS, the sole shareholder of the “GlobeNet” group, is part of Oi Group’s fixed telephony/data segment, through the rendering of integrated data services with optical connection points in the United States, The Islands of Bermudas, Venezuela and Brazil. Included within the scope of the transaction is the transfer of submarine optical fiber cables system, as well as the supply of capacity by GlobeNet to the Company and its controlled companies.

The mentioned transaction was subject to the meeting of certain conditions precedent, as provided for in the agreement, including the necessary approval of regulatory bodies and antitrust authorities in the different jurisdictions where GlobeNet operates, under the terms of the pertinent legislation.

As disclosed in the Notice to the Market of December 23, 2013, the Company announced the conclusion of the operation, according to which the Company transferred the totality of its equity interest at GlobeNet to BTG Pactual YS Empreendimentos e Participações S.A. The financial liquidation of the operation, in the amount of R$ 1,776 million, occurred in January, 2014.

The result of the sale of the registered investment in other operating income was of R$ 1,497 million.

Corporate Restructuring

At General Meetings held on February 27, 2012, the shareholders of the Oi Companies (Tele Norte Leste Participações S.A. (“TNL”), TMAR, Coari Participações S.A. (“Coari”) and the Company) approved the Corporate Restructuring that consisted both in the partial spin-off of TMAR and in the merge of the spun-off portion by

Coari, followed by the incorporation of TMAR’s shares by Coari and the mergers of Coari and TNL into the Company, which concentrated all equity interests back then at the Oi Companies and became the only Oi Company listed at the Stock Exchange, and had its company denomination changed to Oi S.A., at such General Meetings.

The purpose of the Corporate Restructuring was to finally simplify the corporate structure and the governance of the Oi Companies, adding value to all shareholders through, among others:

•	Simplifying the corporate structure, previously divided in three open companies and seven different classes and kinds of shares, unifying the shareholding bases of the Oi Companies in a single company with two different kinds of shares traded at the stock exchange, in Brazil and abroad;

•	Reducing operating, administrative and financial costs, after the consolidation of the administration of the Oi Companies, the simplification of its capital structure and the improvement of its capacity to attract investments and access capitals markets;

•	Aligning the interests of the shareholders from TNL, TMAR and from the Company’s;

•	Enabling increase the liquidity of the shares of Company possible; and

•	Eliminating the costs derivated from the separate list of shares of TNL, TMAR and the Company’s, and those derivated from the obligations to publicly disclose information by TNL, TMAR and the Company, in separate.

For a more detailed description of the corporate restructuring, see item “6.5” of this Reference Form.

Besides, it is important to point out that the Company has been going through a process of unifying with its activities with those of Portugal Telecom, as described in detail in item “8.4” of this Reference Form. For more information on the financial impact deriving from such union, see item “10.11” of this Reference Form.

c) Non-usual events or operations

Not applicable, considering that there were no relevant non-usual events or operations in the fiscal years ended on December 31, 2013, 2012 and 2011, which had caused impact or which may cause relevant impacts in the financial statements.

10.4. Comments of the officers about:

Below, the Officers of the Company introduce the significant changes occurred in accounting practices, as well as the significant effects of such alterations on the Company:

a. Significant changes on accounting practices

The Company adopted all rules, reviews of rules and interpretations issued by the Accounting Pronouncements Committee (CPC), the IASB and the regulatory bodies, which were in effect on December 31, 2013. The financial statements, as of the fiscal year ended on December 31, 2010, have been prepared pursuant to the practices defined in the accounting rules issued by the Committees mentioned above.

The Company applied, to its restated financial information, related to the fiscal year ended on December 31, 2013, the new rules and accounting interpretations effective as of January 1, 2013, including CPC 19 (R2) and CPC 33 (R1), as described below.

The officers inform that, upon preparing the Financial Statements, as opposed to those related to fiscal year ended on December 31, 2012, adjustments were made aimed at retrospectively depicting the effects of the adoption of CPC 33 (R1) and CPC 19 (R2), effective as of January 1, 2013. Such adjustments are reflected in the charts below:

	Consolidated
	Balances originally presented on December 31, 2012	Actuarial gains and losses (i)	Joint businesses (ii)	Balances adjusted on December 31, 2012
Current assets	21,145		(7)	21,138
Cash and cash equivalents	4,413		(5)	4,408
Financial investments	2,426			2,426
Derivative financial instruments	640			640
Accounts receivable	7,018		(1)	7,018
Inventories	385			385
Recoverable current taxes	1,726			1,726
Other taxes	1,557			1,557
Judicial deposits and blockings	2,068			2,068
Assets related to pension funds	9			9
Other assets	901		(1)	900
Non current assets	47,932	79	1	48,012
Financial investments	64			64
Derivative financial instruments	349			349
Recoverable deferred taxes	8,211	107	(2)	8,316

Other taxes	738			738
Financial assets available for sale	906			906
Judicial deposits and blockings	9,723		(0)	9,723
Assets related to pension funds	101	(27)		74
Assets maintained for sale	95			95
Other assets	319		(48)	271
Investments	81		99	180
Property, Plant and Equipment	23,110		(7)	23,103
Intangible assets	4,237		(42)	4,196

Total assets	69,077	79	(6)	69,150

Current liabilities	17,096		(3)	17,093
Salaries, social charges and benefits	774		(1)	773
Suppliers	4,659		(1)	4,658
Loans and financing	3,114			3,114
Derivative financial instruments	310			310
Payable current taxes	1,066			1,066
Other taxes	2,248			2,248
Dividends and interest on own capital	655			655

Authorizations and concessions payable	1,059			1,059
Tax refinancing program	100			100
Provisions	1,569			1,569
Provisions for pension funds	104			104
Other obligations	1,439		(1)	1,438
Non current liabilities	40,664	287	(3)	40,948
Loans and financing	30,232			30,232
Derivative financial instruments	205			205
Other taxes	2,239			2,239
Authorizations and concessions payable	1,099			1,099
Tax refinancing program	985			985
Provisions	4,851		(1)	4,850
Provisions for pension funds	480	287		767
Other obligations	572		(2)	570
Shareholders’ Equity	11,317	(207)		11,109
Capital stock	7,309			7,309
Cost of shares issue	(57)			(57)
Capital reserves	4,303			4,303
Profit reserves	1,331			1,331
Treasury shares	(2,105)			(2,105)
Other comprehensive income	140	(207)		(67)
Interest percentage variation	4			4
Additional dividends proposed	391			391

Total liabilities	69,077	79	(6)	69,150

Shareholders’ Equity conciliation for the fiscal year ended on December 31, 2012:

Consolidated

Shareholders’ equity originally presented	11,317
Interest of non controllers originally presented

Total shareholders’ equity	11,317
Adjustments:
Actuarial gains and (losses) (i)	(207)
Reflexive actuarial gains and (losses) (i)

(207)

Attributed to:
Controller	(207)
Non controllers

Adjusted shareholders’ equity	11,109

Attributed to:
Controller	11,109
Non controllers

Net profit conciliation for the fiscal year ended on December 31, 2012:

	Consolidated
	Balances originally presented on December 31, 2012	Joint businesses (ii)	Balances adjusted on December 31, 2012

Sale of goods and/or services income	25,169	(8)	25,161
Cost of goods and/or services sold	(12,673)	3	(12,670)
Gross income	12,496	(5)	12,491
Operating Expenses/Income	(7,736)	5	(7,731)
Sales expenses	(4,847)	7	(4,841)
General and administrative expenses	(2,998)	5	(2,993)
Other operating income	1,996	(13)	1,983
Other operating expenses	(1,886)	6	(1,880)
Income before financial income and taxes	4,760		4,760
Financial income	(2,216)		(2,216)
Financial revenues	2,275		2,275
Financial expenses	(4,491)		(4,491)
Income before taxes on profit	2,545	(1)	2,544
Income tax and social contribution on profit	(760)	1	(759)
Current	(934)	1	(933)
Deferred	174		174
Net income of the continued operations	1,785		1,785
Consolidated profit of the fiscal year	1,785		1,785
Attributed to the partners of the controlling company	1,785		1,785
Attributed to the non controlling partners

Cash flows conciliation for the fiscal year ended on December 31, 2012:

	Consolidated
Cash flows	Balances originally presented on December 31, 2012	Total effect of the changes of CPC’s	Balances adjusted on December 31, 2012

Operating activities	3,859	51	3,910

Investment activities	(6,439)	(56)	(6,495)

Financing activities	974		974

(i) Benefits to employees

The CPC 33 (R1) excluded the possibility of used of the “corridor method” in the acknowledgement of actuarial gains and losses of the defined benefit plans.

As from the adoption of the new statement, the actuarial gains and losses started to be fully acknowledged in the stockholders’ equity (other comprehensive results). These amounts are not recycled for the result of the fiscal year, remaining in the account of stockholders’ equity of other comprehensive results.

(ii) Joint Business

The CPC 19 (R2) eliminates the possibility of opting for the proportional merger of jointly controlled ventures. As from the adoption of the statement, the jointly controlled ventures started to be valued solely by the equity method. The Company has equity interests in jointly controlled ventures in the companies Paggo Soluções e Meios de Pagamento S.A. and Companhia AIX de Participações.

The initial balances as of January 01, 2012 are not being resubmitted, given the immateriality of the amounts arising out of the retrospective application of the CPC 33 (R1), in compliance with paragraph 40 of CPC 26 (R2).

Resubmission of the Financial Statements - DFPs of December 31, 2012

The officers informed that the Company, due to the Corporate Restructuring carried out on February 27, 2012, as described in item 6.5 of this reference form, by means of the mergers of Coari and TNL and their respective net assets, acknowledged in its accounting books a surplus value of the fixed and intangible assets originating from the control acquisition process of Brasil Telecom S.A. (currently, Oi S.A). The accounting of the effects of all steps of the Corporate Restructuring was made based on the accounting net assets of each company, prospectively.

Subsequently, the Company submitted a consultation to CVM, seeking to adopt an accounting treatment that, in the management’s opinion, could better represent the essence of the operation as regards the recording of the surplus value of assets originated from the control acquisition of Brasil Telecom S.A. (currently, Oi S.A.), considering the equity composition of Grupo Oi, the end controlling shareholder of which is Telemar Participações S.A., taking into account that the accounting practices adopted in Brazil and the IFRS do not provide for the accounting treatment for corporate restructuring transactions of companies under common control. This accounting treatment currently adopted focus on the corporate restructuring from the viewpoint of Brasil Telecom S.A. (currently, Oi S.A.), which is the surviving entity and, as a result, does not encompass the attribution of surplus value for its own net assets, while the previously adopted accounting treatment, which is hereby changed, focused on the corporate restructuring from the viewpoint of Tele Norte Leste Participações S.A. (TNL) and, consequently, encompassed the attribution of surplus value to the own net assets of Brasil Telecom S.A.

On April 24, 2013, CVM, in a meeting of its Collegiate Board, resolved by unanimously votes to grant the Company’s claim, which consists of the adoption of the accounting practice that encompasses the reversing entry of the surplus value of the assets and of its re-composition in Telemar Participações S.A., the Company’s controlling company, understanding that the alternative currently adopted seems to be more appropriate for the case at issue, which represents more relevant and reliable information for the investor. Said fact was notified by means of Official Letter CVM/SEP/GEA-5/No. 119/2013 of April 25, 2013.

As a result, the financial statements relating to the fiscal year ended as of December 31, 2012 were resubmitted, aiming at reflecting the aforementioned change in the accounting practice.

The effects arising out of the resubmission of the aforementioned financial statements were as follows:

	Consolidated (in millions of Reais, except for percentages)
	Registered	Adjustments	Represented

ASSETS:	77,791	(8,714)	69,077
Recoverable deferred taxes – Non current	4,076	4,135	8,211
Assets maintained for sale – Non current	113	(18)	95
Investments	—	—	—
Property, Plant and Equipment	24,819	(1,709)	23,110
Intangible assets	15,359	(11,122)	4,237
Total Non Current Assets	56,646	(8,714)	47,932

	Consolidated (in millions of Reais, except for percentages)
	Registered	Adjustments	Represented

LIABILITIES:	57,965	(204)	57,760
Dividends and interest on capital stock – Current	626	30	655
Total Current Liabilities	17,067	30	17,096
Deferred taxes – non current	234	(234)	—
Total Non Current Liabilities	40,898	(234)	40,664

SHAREHOLDERS’ EQUITY	19,827	(8,510)	11,317
Capital reserves	13,731	(9,428)	4,303
Profit reserves	384	947	1,331
Additional dividends proposed	421	(30)	391

ACCUMULATED INCOME ENDED ON DECEMBER 31, 2012:
Cost of goods and/or services sold	(13,966)	1,293	(12,673)
General and administrative expenses	(3,069)	71	(2,998)
Other operating expenses	(1,958)	72	(1,886)
Profit before taxes on profit	1,109	1,436	2,545
Deferred Income Tax / Social Contribution	662	(488)	174
Net profit for the year	837	947	1,785
Profit attributed to controllers	837	947	1,785
Basic earnings and earning diluted per share (R$):
Common shares – basic and diluted	0,51	0,58	1,09
Preferred shares – basic and diluted	0,51	0,58	1,09

	Consolidated (in millions of Reais, except for percentages)
	Registered	Adjustments	Represented

STATEMENTS OF SHAREHOLDERS’ EQUITY CHANGES
Corporate Restructuring	13,614	(9,428)	4,186
Net profit for the year	837	947	1,785
Dividends declared	(417)	(30)	(446)

STATEMENT OF CASH FLOWS
Profit before income tax and social contribution	1,109	1,436	2,545
Depreciation and amortization	4,592	(1,364)	3,228
Loss in the write-off of permanent assets	339	(72)	267

STATEMENT OF VALUE ADDED
Other income	1,897	72	1,969
Income	35,396	72	35,468
Gross value added	20,948	72	21,020
Depreciation and amortization	(4,592)	1,364	(3,228)
Retentions	(5,394)	1,364	(4,031)
Net value added produced by the Company	15,554	1,436	16,990
Distributable total value added	17,829	1,436	19,265
Taxes and fees - Federal	(1,611)	(488)	(2,099)

	Consolidated (in millions of Reais, except for percentages)
	Registered	Adjustments	Represented
Taxes and fees	(9,071)	(488)	(9,559)
Retained profit	(421)	(947)	(1,368)
Compensation of own capital	(837)	(947)	(1,785)
Distributed value added	(17,829)	(1,436)	(19,265)

STATEMENTS OF COMPREHENSIVE INCOME
Profit for the year	837	947	1,785
Total of comprehensive income for the year	978	947	1,925
Comprehensive income attributed to controller	978	947	1,925

Additionally, the reference form, the Management Report, and Other information that the Company deems relevant in relation to the fiscal year ended as of December 31, 2012, were spontaneously resubmitted to demonstrate the accounting balances and the adjustments disclosures after the corrections referred to in the table above.

b. Significant effects of the changes in accounting practices

The officers clarify that the significant effects of the changes in accounting practices are presented in item 10.4 (a).

c. Current reservations and emphases on the auditor’s opinion

Reservations

The Officers of the Company clarify that there were no reservations in the reports of the independent auditors about the individual and consolidated financial statements relating to the fiscal years ended as of December 31, 2013, 2012 and 2011.

Emphasis

The Officers of the Company clarify that the review report of the independent auditors of KPMG about the financial statements of the fiscal year ended as of December 31, 2013 contains the following paragraphs of emphasis and other matters:

(1) As regards the resubmission of the corresponding amounts. As mentioned in explanatory note 2 to the financial statements of the fiscal year ended as of December 31, 2013, as a result of the adoption of the new policy established by CPC 33 (R1) – Benefits to employees and CPC 19 (R2) – Joint business, the corresponding individual and consolidated amounts relating to the balance sheet and the income statement of the fiscal year ended as of December 31, 2012, resubmitted for purposes of comparison, were adjusted and are being resubmitted as provided for by CPC 23 - Accounting Practices, Changes in Estimate and Rectification of Error, and CPC 26 (R1) – Submission of financial statements. Our opinion does not contain any reservation as regards this matter.

(2) As regards the differences between the accounting practices adopted in Brazil and the IFRS. As described in Explanatory Note no. 2, the individual financial statements were prepared in accordance with the accounting practices adopted in Brazil. In relation to the Company, these practices differ from the IFRS, applicable to the separate financial statements, solely in relation to the valuation of the investments in controlled companies, associated companies and jointly controlled ventures by the equity method, while, for purposes of IFRS, it would be at cost or fair value. Our opinion does not contain any reservation as regards this matter.

Other Matters

(1) as regards the review of the Individual and Consolidated Value-Added Statements of (“DVA”), relating to the fiscal year ended as of December 31, 2013, the submission of which is required by the Brazilian corporate law applicable to publicly-held corporations and as additional information by the IFRS, which do not require the submission of the DVA.

Emphases

The Officers of the Company clarify that the report of the independent auditors of KPMG about the financial statements of the fiscal year ended as of December 31, 2012 contains the following paragraphs of emphasis and other matters:

(1) as regards to the fact that the individual financial statements were prepared in accordance with the accounting practices adopted in Brazil, clarifying that, in relation to the Company, these practices differ from the international rules of financial report (IFRS) issued by the International Accounting Standards Board – IASB applicable to separate financial statements solely in relation to the valuation of investments in controlled companies by the equity method, while, for purposes of the IFRS, it would be at cost or fair value.

(2) they draw attention to the fact that Explanatory Note 1 to the financial statements, which describe the corporate restructuring carried out on February 27, 2012, which resulted in an increase of R$4,146,035 thousand in the Company’s stockholders’ equity that, as from February 28, 2012, the transactions of Telemar Norte Leste S.A. and its controlled companies started to form part of the result of the fiscal year of the Company and that the financial statements shall be read taking these aspects into account.

Other Matters

(1) in relation to the fact that the amounts corresponding to the fiscal year ended as of December 31, 2011, submitted for purposes of comparison, were previously audited by other independent auditors.

(2) as regards the review of the Individual and Consolidated Value-Added Statements (“DVA”), relating to the fiscal year ended as of December 31, 2012, the submission of which is required by the Brazilian corporate law applicable to publicly-held corporations and as additional information by the IFRS, which do not require the submission of the DVA.

Emphases

The Officers of the Company clarify that the report of the independent auditors about the individual and consolidated financial statements of the fiscal year ended as of December 31, 2011 contained the following emphases and paragraphs of other matters:

(1) Emphasis as regards to the fact that they are adopted in Brazil. In relation to Oi S.A. (formerly known as Brasil Telecom S.A.), these practices differ from the IFRS, applicable to the separate financial statements, solely in relation to the valuation of the investments in controlled companies, associated companies by the equity method, while, for purposes of IFRS, it would be at cost or fair value.

(2) Emphasis in relation to the fact that, as described in explanatory note 31, the shareholders of the Company, of Tele Norte Leste Participações S.A. (controlling shareholder of Telemar Norte Leste S.A.), of Telemar Norte Leste S.A. (controlling shareholder of Coari Participações S.A.) and of Coari Participações S.A. (controlling shareholder of the Company) approved, in the shareholders meeting held on February 27, 2012, the corporate restructuring that was jointly composed of the partial spin-off of Telemar Norte Leste S.A. with the merger of the portion spun-off by Coari Participações S.A., followed by the merger of shares of Telemar Norte Leste S.A. into Coari Participações S.A. and the mergers of Coari Participações S.A. and Tele Norte Leste Participações S.A. into the Company, which starts to concentrate all current equity interests in the Companies Oi and to have its corporate name changed to Oi S.A. (formerly known as Brasil Telecom S.A.).

(3) Paragraph of other matters relating to the review of the individual and consolidated value-added statements (DVA), relating to the fiscal year ended as of December 31, 2011, prepared under the liability of the Company’s management, the submission of which is required by the Brazilian corporate law applicable to publicly-held corporations and as additional information by the IFRS, which do not require the submission of the DVA. These statements were submitted to the same audit procedures and, in the opinion of the independent auditors, are properly submitted in all their material aspects in relation to the financial statements jointly taken.

10.5. Critical accounting policies adopted by the Company (including accounting estimates prepared by the management for uncertain and relevant issues for the description of the financial status and the results, which require subjective or complex judgments, such as: provisions, contingencies, acknowledgement of revenue, tax credits, long-duration assets, useful life of non-circulating assets, pension plans, adjustments of exchange into foreign currency, environmental recovery costs, criteria for recovery tests of assets and financial instruments)

The Officers of the Company clarify that the individual financial statements of the Company were prepared in accordance with the accounting practices adopted in Brazil, including the statements, guidance and interpretations issued by CPC - Accounting Statement Board and approved by the Brazilian Securities Commission, and that the consolidated financial statements of the Company were prepared in accordance with the IFRS - International Financial Reporting Standards issued by IASB - International Accounting Standards Board and the accounting practices adopted in Brazil, including the statements, guidance and interpretations issued by CPC - Accounting Statement Committee and approved by the Brazilian Securities Commission.

When preparing the Financial Statements, the Company’s Management is based on estimates and assumptions derived from the historical experience and other factors, including expectations of future events, which are deemed reasonable and relevant. The application of the estimates and assumptions frequently requires judgments relating to uncertain matters, in relation to the results of the operations and the amount of the assets and liabilities. The operating results and the financial position may differ if the experiences and assumptions used to measure the estimates differ from the actual results. The officers of the Company believe that the estimates have a significant risk of causing material adjustments to the accounting balances of the assets and liabilities listed below:

Acknowledgement of revenue and accounts receivable

The Company’s policy of acknowledgement of revenue is significant because it is a relevant component of the operating results. The price determination by the management, collection capacity and the rights to receive certain revenues due to the use of the network are based on judgments relating to the nature of the tariff charged for the services provided, the price of certain products and the power to charge these revenues. If changes to the conditions lead the Management to consider that these criteria are not being met in certain operations, the amount of the accounts receivable may be affected. Besides, the Company depends on measurement guidelines for certain revenues, in accordance with the rules defined by ANATEL.

Provision for doubtful debt

The provision for doubtful debts is established to acknowledge probable losses of accounts receivable, taking into account the measures implemented to restrict the provision of services to customers with delayed accounts and to collect from defaulting customers.

The Company’s Management includes government entities, corporate customers and other suppliers of telecommunication services in the calculation basis of the provision. There are situations of agreements with certain customers for the collection of delayed accounts, including agreements that enable the customers to settle their defaulted accounts in installments. That amounts that we actually failed to receive for these accounts may differ from the amount of the established provision and additional provisions may be required.

Depreciation and amortization of assets with a defined useful life

The fixed and intangible assets with a defined useful life are depreciated and amortized, respectively, using the linear method in the course of the useful life of the respective assets. The depreciation and amortization rates of the most relevant assets are demonstrated in the explanatory notes to the financial statements of the Company.

The useful lives of certain assets may vary between the landline and mobile line segments. The Company revises the useful lives of these assets on a yearly basis.

Reduction in the recoverable amount of long-duration assets

The Company revises and considers the possibility of recovery of the amounts recorded in the fixed and intangible assets in order to evaluate the occurrence of reduction in the recoverable amount of the Company’s assets, whether as a result of decisions to discontinue activities relating to these assets or if there is any evidence that the future operating revenues shall not be enough to ensure the realization thereof.

The recoverability (“impairment”) tests of the assets with a defined useful life shall be applied whenever events or changes to circumstances indicate that the book value cannot be recovered. For assets with undefined useful life (“goodwill”) the Company tests, at least on a yearly basis, occasional losses in premium in accordance with the accounting policies adopted.

The recoverable amounts of the assets are determined based on the comparison between the calculations of the amount in use and the sale amount. These calculations require the use of judgments and assumptions. The determination of the fair value and of the discounted future operating cash flows require the Company to establish certain assumptions and estimates relating to the projected inbound and outbound cash flow relating to future revenues, costs and expenses. Said assumptions and estimates may be influenced by a variety of internal and external factors, such as economic trends, industry trends and interest rates, changes in business strategies and changes to the type of services and products supplied by the Company to the market. The use of different assumptions may significantly change our Financial Statements.

Provisions

The Company acknowledges provisions for losses in labor, tax and civil proceedings, as well as administrative proceedings. The acknowledgement of the provision for losses in legal proceedings is based on the valuation of the risk of loss in each proceeding, which includes the evaluation of the evidence available and recent judgments and reflects reasonably estimated provisions, as evaluated by the Management, its legal advisors and outside lawyers. The assumptions used to estimate the provision for losses in legal proceedings may change and, therefore, may result in changes in future provisions for losses in legal proceedings.

Derivative financial instruments

The derivative financial instruments are acknowledged at their fair value based on estimates of future cash flow associated to each contracted instrument. The presented estimates may not necessarily indicate the amounts that may be obtained in the current market. The use of different assumptions for ascertainment of the fair value might have a material effect on the amounts obtained and does not necessarily indicate the cash amount that the Company would receive or pay in case of settlement of these transactions.

Deferred income tax and social contribution

The Company acknowledges and pays the taxes on the income based on the results of the operations, ascertained in accordance with the Brazilian corporate law, considering the provisions of the tax law, which significantly differ from the amounts calculated for the CPCs and IFRS. According to CPC 32 (IAS 12), the Company acknowledges the deferred tax assets and liabilities based on the differences existing between the accounting balances and the tax bases of the assets and liabilities.

The Company regularly reviews the assets of deferred taxes as regards their recoverability and acknowledges a provision for reduction in the recoverable amount if it is probable that these assets shall not be realized, based on the historical taxable profit, on the estimate of future taxable profit and on the estimated time of reversal of the existing temporary differences. These calculations require the use of estimates and assumptions. The use of different estimates and assumptions may result in a provision for reduction in the recoverable amount, wholly or in a significant part, of the assets of deferred taxes.

Benefits to employees

The actuarial evaluation is based on assumptions and estimates in relation to interest rates, return on investments, inflation levels for future periods, mortality indexes and projection of employment levels relating to liabilities with pension benefits. The accuracy of these assumptions and estimates shall determine the creation of enough reserves for costs with accumulated pensions and health care plans and the amount to be supplied to each year as costs with pension benefits. Said assumptions and estimates are subject to significant fluctuations due to a variety of internal and external factors, such as economic trends, social indicators, our ability to create new jobs and retain our employees. All assumptions are reviewed on each base date. If these assumptions and estimates are not accurate, it may be necessary to review the provisions for pension benefits, which might significantly affect the Company’s results.

10.6. Comments of the officers on the internal controls adopted to ensure the preparation of reliable financial statements:

Below, the Officers of the Company comment on the internal controls adopted to ensure the preparation of reliable financial statements, especially the level of efficiency of such controls, indicating possible imperfections and measures taken to correct them, as well as deficiencies and recommendations on the internal controls presented in the report of the public accountant.

a) level of efficiency of such controls, indicating possible imperfections and measures taken to correct them

The Officers of the Company state that the monitoring of the Company’s internal control environment is an annual process, which is planned with the purpose of confirming the reliability of the Company’s reports, as well as of the preparation of the financial statements for external submission, pursuant to applicable accounting principles.

The Officers of the Company inform that such monitoring is based on risk management methodology and internal controls, pursuant to international standards such as the COSO (Committee of Sponsoring Organizations of the Treadway Commission), the ERM (Enterprise Risk Management) and ISO 31000.

Additionally, the Officers of the Company clarify that, under their supervision, the Administration assesses the efficacy of the Company’s internal control in all its processes to support the preparation and disclosure of financial information, based on criteria established in the Internal Control - Integrated Framework of the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and in the Control Objectives for Information and Related Technology (COBIT) of the IT Governance Institute.

Finally, as a result of the assessment described above, the Officers of the Company concluded that, on December 31, 2013, the Company maintained the efficacy of its controls environment, assuring a satisfactory level of security in relation to the preparation and disclosure of financial information.

b) deficiencies and recommendations on internal controls presented in the report of the public accountant.

The Officers of the Company clarify that the Company maintains a systematic process of follow-up and handling the recommendations issued by the public accountant. The audit for the fiscal year ended on December 31, 2013 did not report the existence of any substantial weakness, but a significant deficiency was reported as to the lack of analysis of conciliation of suppliers’ balances.

10.7. Comments of the officers on the destination of resources from public offerings of distribution of securities:

Next, the Officers of the Company comment on aspects referring to eventual public offerings of distribution of the Company’s securities; additionally, they point out that the Company did not make any public issuance in the last 3 fiscal years or in the current fiscal year, except the issuances described below:

a) How the resources resulting from the offer were used

In the fiscal years ended on December 31, 2011, 2012 and 2013, the Company made the public offerings of distribution of securities described below and the resources resulting from such offerings were used as described below, always in accordance with the originally intended destination:

8th Public Issuance of the Company’s Debentures

The obtained resources were destined to (i) working capital, (ii) restructuring and elongation of the Company’s indebtedness profile, and (iii) investment plan execution – Company CAPEX.

7th Public Issuance of the Company’s Debentures

The obtained resources were destined to (i) working capital; (ii) amortization of debts with maturity in 2011; and (iii) elongation of the Company’s indebtedness profile.

6th Public Issuance of the Company’s Debentures

The obtained resources were destined to pay short-term debts of the Company, in addition to general corporate purposes.

5th Public Issuance of the Company’s Debentures

The obtained resources were destined to refinancing the debts to due in 2010.

Senior Notes issued on February, 2012

The obtained resources were destined to com o refinancing debts, in addition to general corporate purposes.

Senior Notes issued on September, 2011

The obtained resources were destined to elongating the profile and reducing the cost of the company’s indebtedness, as well as investments and general corporate purposes.

b) if there were relevant deviations of the actual application of the resources from the proposed applications disclosed in the prospectuses of the respective distribution.

There were no deviations of the application of the resources from the proposed applications described in prospectuses or in the deeds of issuance.

c) if there were deviations, the reasons for them.

Not applicable, once there were no deviations of the application of the resources from the proposed applications described in prospectuses or in the deeds of issuance.

10.8. Relevant items not evidenced in the financial statements of the Company

The information presented next were assessed and commented by the Officers of the Company, referring to the financial statements of fiscal years ended on December 31, 2011, 2012 and 2013, accompanied by explanatory notes:

a) the assets and liabilities held by the Company, directly or indirectly, which do not appear in its balance sheet - off-balance sheet items - , such as: i) operating leases, assets and liabilities; ii) written-off receivables portfolios, in relation to which the entity keeps risk and responsibilities, indicating the respective liabilities; iii) agreements for the future sale and purchase of products or services; iv) unfinished construction contracts; and v) contracts for future receipt of financings.

There are no assets or liabilities held by the Company which have not been reflected in the financial statements.

b) other items not evidenced in the financial statements.

Not applicable, once there are no other relevant items not evidenced in the Company’s financial statements.

10.9. Comments of the officers on each of the items not evidenced in the financial statements, indicated in item “10.8”.

The information presented next were assessed and commented by the Officers of the Company:

a) How such items alter or may come to alter the income, the expenses, the operating result, the financial expenses or other items of the issuer’s financial statements

There are no items relevant which have not been evidenced in the Company’s financial statements.

b) nature and purpose of the operation.

Not applicable, once there are no relevant items which have not been evidenced in the Company’s financial statements.

c) nature and amount of the undertaken obligations and of the rights generated to issuer as a result of the operation

Not applicable, once there are no relevant items which have not been evidenced in the Company’s financial statements.

10.10. Comment of the officers on the main elements of the Company’s business plan:

(a) (i) quantitative and qualitative description of the investments in course and of expected investments;

Next, the Officers of the Company present the quantitative and qualitative description of the investments in course and of expected investments:

The Officers of the Company inform that the restated capital budget for 2014 has been submitted for approval of the Board of Directors of the Company.

The Officers of the Company believe that investments are important to meet projected demand, increasing operating efficiency. For such effects to occur in an organized fashion, making sustainable growth in the Company viable, through the rendering of fixed network services, including (i) voice and data services, relying on equipment installed in distributed points of presence, (ii) telephone branch exchanges, (iii) data communication equipment, and (iv) a network with better distribution of access lines, connecting customers to these points of service, interconnected by long-distance transmission equipment. The most relevant projects per technique are described below:

Data Network

The Officers of the Company inform that the projects for the data network include the following activities:

•	Acquisition of data communication equipment for Deterministic Networks and IP to support corporate customers service and standardization of data services;

•	Backbone expansion to support expansion of 3G and 4G services, in addition to new services.

•	Implementations and adaptation of customized solutions, portfolio products and accesses (last mile) to customers, including opticalization of accesses and/or characteristics related to the SLA - Service Level Agreement;

Among the relevant investments for the period, we have the expansion of broadband services, with ADSL+ and VDSL technologies, as well as the regulatory compliance with the National Broadband Plan (PNBL), aimed at disseminating the offer of broadband accesses through the country.

Voice Network

The Officers of the Company inform that the Company’s switched network faces the challenge of evolving in such a way as to offer new added-value services to its customers, especially by using new technologies, based on the NGN (Next Generation Networks) concept.

For such, it is necessary to promote the modernization of its switched plant.

The Company is conducting the program of removal and replacement of private automatic branch exchanges, concurrently to its investment in the implementation of an NGN solution, to meet the demand for long distance (national and international) traffic using VoIP, and to offer differentiated services, such as IPCentrex and VoBB (Voice over BroadBand) functionalities, in addition to promoting significant fixed-mobile convergence.

As a direct result of such strategy, the Company evolves in the implementation of the IP Multimedia Systems - IMS core, a platform of Internet protocol (IP) services, which makes convergence of voice, data and video services possible, and represents the main portion of our Triple Play offering. The IMS core will not only provide control of the VoIP feature, but also the integration of access control and authentication among all three services, significantly improving automation and speed to customers.

In this aspect, the Officers of the Company point out regulatory projects: Connected schools; Individual / Collective PGMU and Ruralcel

Transportation Networks

The Officers of the Company inform that the expansion of transportation networks aims at ensuring the outflow capacity required for the services expansion plan and the appropriate outflow capacity of the traffic from the existing plant. The following projects outstand: (i) Expansion of national, state and satellite backbones; (ii) Adequacy of synchronism network and signaling links; (iii) Adequacy of interconnection traffic; and (iv) Projects for routes protection / optimization.

The transportation network was prepared to support transmission rates of 100 Gbps in our DWDM optical systems as well as 100 Gbps interfaces at IP backbone routers. An optical switching layer based on OTN technology has been implemented, so as to attain optimal utilization of such capacity.

Networks Management

The Officers of the Company inform that the Networks Management projects are distributed as follows:

Platform expansion, to make available, at the CGR (Network Management Center)’s management positions, in real time, all events of faults of transmission, infrastructure, integrated data and others, with the purpose of continuously searching reduction of alarms from several management systems and domains, the events presented being correlated to the root-cause;

Expansion of management servers’ capacity, which serve corporate customers, in view of their growth, and aiming to control efficiency in the rendering of a proactive service, preventing income evasion and customers’ dissatisfaction;

Network access

The Officers of the Company inform that the investments related to the access network are distributed as follows:

•	Ensure the meeting of demands from new residential units under construction as well as the increasing demand at existing locations;

•	Standardization of installations to prevent actions of fraud, and to improve quality;

•	Replacement of TUPs, to improve the service quality of remote locations and to reduce frauds;

•	Projects of improvement and (sic) redundancy in cables, including the building of routes and redundant fiber optics cables for linear routes or for the closing of rings; and

•	Performance of preventive maintenance in service sections that present high rate of defects, through the replacement of network elements with a compromised shelf life.

In the access network, we have the project for fiber implementation to the customers’ residence (FTTH), to support our offer of Triple Play services. The optical technology selected – GPON, is designed to support IPTV and services of video, VoIP and high-speed Internet, of up to 200 Mbps.

Mobile Network

The Officers of the Company inform that 3G expansions include improved coverage in the areas where there is already coverage for 3G services of the Company, in addition to new municipalities in all region II. The Company plans to implement new Radio Base Stations (ERB), in addition to expanding transmitters (TRXs), which will provide better network quality, allowing for the obtainment of low rates of call jamming, in compliance with the goals established by the regulatory body. Deriving from meeting the obligations with Anatel and from the acquisition of the right to use 3G, the Company plans to implement new ERBs, which will serve new municipalities.

Among the relevant projects, the Officers of the Company point out: expansion of the HSPA+ functionality at access elements, enabling increase of speed of access at strategic areas; and the introduction of evolution of access technology. Additionally, the Company acquired a license to render LTE mobile network services and has already started its implementation. The existing mobile core was updated, so as to accelerate the implementation and be capable of offering 4G services during the Confederations Cup, an event promoted by the FIFA. Such initial implementation will occur through a radio sharing configuration, (Radio Access Network), where LTE eNode B access will be shared.

(a) (ii) Investments financing sources

Below, the Officers of the Company present the sources of financing of the investments:

The Officers of the Company inform that the Company and its controlled companies historically use, as the source of financing of the capital investments, long-term loans, made with fostering agencies and multilateral banks, which shall be maintained as the financing strategy of capital investments for the following years.

The Officers of the Company explain that the Company, Telemar Norte Leste S.A., TNL PCS S.A. and Oi Móvel (the current company denomination of 14 Brasil Telecom Celular S.A.) have financing lines of part of the CAPEX for the triennium 2012-2014 contracted with the BNDES, in the total amount of up to R$ 5,418 million. On December 31, 2013, the amount of the debt with BNDES, considering all Agreements in force, was of R$ 5,916 million, and the total amount disbursed was R$ 2,873 million, corresponding to the Agreement executed in December, 2012.

In relation to the sources of financing of the investments in mobile network, the Officers of the Company clarify that the Company finances such investments through its operating cash flow and long-term financings.

(a) (iii) relevant and expected divestments.

Company’s Directors comment that the Company did not perform any capital divestment in the last three years, neither has any ongoing or estimated capital divestment.

Then, the Company’s Directors comment about the acquisitions of plants, equipment, patents and other assets that may materially affect the production capacity of Company:

b) acquisition of plants, equipment, patents and other assets that may materially affect the production capacity of Company

Company’s Directors inform that Company’s capital investments referring to fixed assets totaled R$ 6,614 million on December 31, 2013, R$6,477 million in 2012 and R$1,297 million in 2011. Next table shows investments with facility’s expansion and modernization on the respective financial years:

Item	2013 (in millions of Reais)	2012 (in millions of Reais)	2011 (in millions of Reais)
Data transmission equipment	1,740	1,365	443
Installation services	411	1,318	115
Networks and mobile systems	1,147	1,081	96
Voice transmission	908	645	144
IT Services	378	392	60
Telecommunication Services Infrastructure	539	322	11
Improvements and buildings	542	244	6
Submarine cables	25	152	15
Equipment for network management system	202	142	13
Backbone	71	36	25
Internet services equipment	07	19	12
Others	644	761	357

Total of capital investments	6,614	6,477	1,297
Cash outflow to settle liabilities previously registered	638	(1,147)	(413)

Total of capital investments according to the cash flows (acquisition of property, plant and equipment and intangible assets)	5,976	5,330	884

Company’s Directors inform that the investments of Company for the year ended on December 31, 2013, in 2012 and 2011 included the following:

•	Continuing with the process to integrate Company’s mobile network (Region II) with TMAR network (Region I), to improve quality and extended the coverage, the Company has allocated investments of R$ 1.1 billion in 2013, of R$ 1 billion in 2012 and R$ 96 million in 2011 for the mobility segment;

•	Strong investments made to offer broadband services, both with the purpose of extending network capillarity, and increasing the speeds offered to clients. Additionally, the increase of data network capacity, with the purpose of providing services to corporate segment, has contributed for total investments of R$ 1.6 billion in 2013, R$ 1.3 billion in 2012 and R$ 443 million in 2011 in data communication;

•	In the voice segment, investments made in 2013, 2012 and 2011 had the objective of providing services to new undertakings in the area where Company acts, and modernization of internal and external plants, with the purpose of improving the quality and to allow more speed in answering to demands; and

•	With the purpose of supporting above growth, the Company invested in telecommunication infrastructure, including transportation networks (backbones), IT infrastructure and network management platforms, R$ 1.2 billion in 2013 totaling R$ 892 million in 2012 and R$ 109 million in 2011.

c) new products and services indicating: i) description of ongoing researches already disclosed; ii) total amounts spent by the Company with research for the development of new products and services; iii) development projects already disclosed; iv) total amounts paid by the Company for the development of new products or services.

Company’s Directors provide below new products and services, indicating: i) description of ongoing researches already disclosed; ii) total amounts spent by the Company with research for the development of new products and services; iii) development projects already disclosed; iv) total amounts spent by the Company for the development of new products or services.

Research and development.

The telecommunication sector is particularly affected by digital revolution, which started with the popularization of Internet, demanding new markets and new competition standards, and requiring special attention by the companies to technological innovation.

In this context, during last years, the Company has been pursuing to be different and maintain itself as a leader in national market, through its innovative actions and attitudes.

In 2013, with the purpose of achieving innovation objectives, Oi intensified the prospection of innovative services, and developed activities in the areas of innovation, research and development, promoting its Innovation Ecosystem through the Programa Inova, investing in 2013 a total amount of R$ 123,795,723.87 in P&D projects. Programa Inova is structured in three innovation Plants. The Incremental Plant has the objective of encouraging and developing the innovation culture in the daily processes at Oi (focus in the short term). The Planned Plant has the purpose of developing project to implement innovative products, services and processes at Oi (focus in the medium term). On the other hand, the Exploratory Plant has the objective to evaluate and define the positioning in reference to new trends, technologies and business models that may be implemented in the long term.

For the year of 2014, Oi is working with an estimate for the volume of innovative projects that is similar to the 2013 profile. Following is a list of projects of 2014 profile, which have been already identified and are under development at Company. This list is constantly updated, as new innovative projects are identified and developed along the year:

•	Oi Mais Qualidade

Development of a mobile application, exclusive for Oi collaborators, where they may report through the cellular phone camera the problems found in elements of external plant, such as: TUPs, patches, boxes, cables, URA, jointly with a Web Portal (Dashboard) that will allow processing of the event generated by the application between the areas responsible for handling it. Dashboard will also serve as a tool for management and control of the activities of responsible areas, allowing the creation of many types of reports.

•	IPTV application development

Development of innovative applications for IPTV platform, with the purpose of exploring new functionalities and interactivity for the new TV concept. Some applications expected for 2014 include: Hoje em Dia (Rede Record show), Oi Guru (horoscope), and others.

•	Exploratory Project of Applications with NFC

Research and Development of a solution with the objective of performing a proof-of-concept based on the use of NFC technology and functionality of payment method.

•	Oi Qualidade (former Oi Spot): Application to check the coverage and quality of Oi Mobile Network

To improve the innovative, collaborative and friendly-use application, allowing Oi’s clients to report their perceptions about interruptions and degradations of Personal Mobile Services (SMP) perceived in their mobile devices, whether continuously and online. Data collected will be plotted in a georeferenced panel, providing valuable input to the operation and engineering planning areas, which will use them strategically to eliminate the shadow areas in network coverage, consequently optimizing the projects to dimension the cells, providing much better services to Oi client base. In 2014, the objective of project is to maximize automation of their functionalities, in order to turn it into an effective tool, which is fully integrated to Oi mobile network service, repair and planning processes.

•	Development of a unified enrollment system and registration of client requests.

The scope of project is to develop a single platform (Unified CRM1 ) for Enrollment, Registration of Requests and provision of services to clients, which integrates the functionalities of Products/services, Enrollment and Requests (Order Entry), and that provides an exclusive and consolidated view of client in every network

[1]

CRM - Customer Relationship Management. Defines the entire class of tools to automate the functions for client contact. These tools include computerized systems and fundamentally a change in corporate attitude, with the purpose of helping companies create and maintain a good relationship with their clients, storing and interrelating information about their activities and interactions with the company in an intelligent way.

and all geographies where Oi acts, contemplating the migration of clients from legacy systems to the new platform. The project also has the purpose of mapping and designing the project process for the new unified system of client relationship – unified CRM and Request Registration, which will serve all Oi relationship channels (Local and Remote). The scope will consider the analysis of current processes and the creation of new processes that are according to the reality, as well as requirements from new systems, and that explore the available possibilities with the new architecture, based on best practices used in telecommunication market and client service. Due to its magnitude, complexity and high cost, this project has gone through a deep revaluation in 2013, being resumed by the end of that year.

New projects in 2014 profile

•	Gigabit Passive Optical Network - GPON

The research project has the objective of developing a more efficient and adequate solution for fixed/mobile backhaul at Oi telecommunication plant, through GPON technology, where E1s synchrony and transportation functions should be aggregated. Therefore, the solution shall promote an efficient unit of aggregation of 2G/3G/LTE sites, and should be a competitive cost alternative to provide cellular telephony towers with quite an adequate connectivity, at a low cost per transported bit.

•	Optical Terminator Network Switch - OTN Switch

The research project has the objective of developing an OTN Switch solution in the Transportation Network Backbone layer, in order to increase the offer of services with high delivery rates directly to the client. The profile of services to be offered, for example, broadband Internet, IPTV and fourth-generation mobile Internet generates high traffic aggregated to Network Backbone layer. OTN Switch equipment has initial capacity of 2T, with developments expected to reach more than 20T. They support 100G last generation interfaces, with developments expected to reach 400G. Current granularity is from ODU-0 (1G) to ODU-4 (100G).

•	Hybrid DTH

The project has the purpose of developing interactive resources for OI TV, in a hybrid model involving company’s DTH and broadband. Therefore, Oi may offer over the top, video on demand, games, push notifications services, and others.

The development of TV applications, such as Facebook, You Tube, Instagram, news feed and others is estimated.

•	Velox Start

Development of a solution that allows a simplified, homogeneous, integrated and flexible solution for the installation/setup of Velox (Oi Fixed Broadband), with interactive support at automatic Installation, contemplating the development of a welcome Portal for new Velox clients, which is customized and regionalized, permitting a digital communication channel with the client at installation.

•	Oi Carteira

Development of a mobile payment system to include a mobile prepaid card associated to a physical card for deposits, purchases, withdraws, transfers, recharge of minutes and payment of bills. The system will consist of an Application and a Portal for mobile devices, with the purpose of centralizing Oi bank automation products (Oi credit card, Oi prepaid card). Ourocard client may perform through the cellular phone purchases in Cielo network, as well as automatic recharge of Oi credits.

•	Casa Conectada

Research and Development of a solution portfolio, in partnership with ICT, with the purpose of providing proofs-of-concept based on the use of several technologies applicable to the implementation of home automation functionalities.

10.11. Comments of directors about other factors that may significantly influence the operational performance, and that may not be identified or commented in other items of this section

Unaudited Pro Forma Consolidated Financial Information Referring to the Balance Sheet on December 31, 2013, and to the Income Statement for the Financial year Ended on December 31, 2013, and the Report of Reasonable Assurance by the Independent Auditors

With the exclusive purpose of providing better understanding of Company results after the closing of Offer, we provide these ‘Unaudited Pro Forma Consolidated Financial Information Referring to the Balance Sheet on December 31, 2013, and to the Income Statement for the Financial year Ended on December 31, 2013, and the Report of Reasonable Assurance by the Independent Auditors’ (“Pro Forma Financial Information”).

Pro Forma Financial Information are based on the historical consolidated financial statements audited by the Company on December 31, 2013, prepared according to the accounting practices adopted in Brazil, which include the pronouncements, guidelines and interpretations issued by the CPC and approved by CVM, according to the IFRSs issued by IASB, and according to the historical consolidated financial statements of Portugal Telecom, prepared according to the IFRSs issued by IASB.

These Pro Forma Financial Information were compiled, prepared and formatted exclusively with the purpose of illustrating the effects on Company’s consolidated balance sheet and consolidated income statement. If the combination of business with Portugal Telecom and the capital increase resulting from the Global Offer had occurred on December 31, 2013, for the purposes of pro forma consolidated balance sheet, and on January 1st, 2013, for the purposes of pro forma consolidated income statement.

We note that they are provided exclusively with informative purposes, and should not be interpreted as an indicating of Company future consolidated financial statements, neither as a demonstration of the effective consolidated income statement, if the combination of business and the capital increase resulting from the Global Offer above mentioned had occurred on December 31, 2013, for the purposes of pro forma consolidated balance sheet, and on January 1st, 2013, for the purposes of pro forma consolidated income statement. Considering above comments, Pro Forma Financial Information for the financial year ended on December 31, 2013, are based in assumptions that are considered reasonable by Company’s Administration, and should be read in conjunction with Company’s and Portugal Telecom’s historical financial statement that may be part of Pro Forma Financial Information, including their notes, described below:

•	Company’s consolidated financial statements for the financial year ended on December 31, 2013, audited according to the Brazilian and international auditing standards, which report by independent auditors, dated February 18, 2014 does not contain any restriction.

•	Portugal Telecom’s consolidated and audited financial statements for the financial year ended on December 31, 2013, audited according to Technical Standards and Directives for Review/Auditing issued by the Board of the Portuguese Institute of Statutory Auditors, which report by independent auditors, dated February 19, 2014, does not contain any restriction.

Pro Forma Financial Information were compiled according to Technical Guideline OCPC 06 - Presentation of Financial Information Pro Forma, issued by CPC, approved by CVM, with the purpose of illustrating the way how relevant aspects of the combination of business and the capital increase resulting from Company’s Global Offer could have affected its equity and financial position on December 31, 2013, if it had occurred on December 31, 213, and the consolidated results of its operations for the financial year ended on December 31, 2013, if they had occurred on January 1st, 2013, and should not be used with any other purpose.

The acquitions of Ativos PT will be accounted using the acquisition method, as established by the accounting pronouncements about “Combination of Business” CPC 15 (R1) and IFRS 3 (R). Pro Forma Financial Information are based on preliminary estimates, based on available information, assumptions and hypothesis, and will be reviewed when additional information is available. The actual adjustments to Company’s consolidated financial statements after the conclusion of the Global Offer will depend on a series of factors. Therefore, actual adjustment may vary from the pro forma adjustments provided in Pro Forma Financial Information, and such differences may be significant.

With the purposes of compilation, preparation, formatting and presentation of Pro Forma Financial Information, Company’s Administration adopted following premises and assumptions:

•	Pro Forma Financial Information are provided exclusively as an illustration, and do not represent what would effectively be the equity and financial position and the consolidated operational results of Company, and the transfer of the entirety of operational assets of Portugal Telecom, except for (i) interests held by Company, whether directly or indirectly, in Contax Participações S.A.; and (ii) liabilities of Portugal Telecom, on the date of contribution, in the scope of the Global Offer, if this has occurred on presumed date, and do not indicate necessarily Company’s consolidated equity and financial position and operational results.

•	The eventual decrease in future operational costs resulting from synergies, if any, is not recognized in Pro Forma Financial Information.

•	The combination of business is accounted for using the acquisition method.

•	The costs related to the acquisition are recognized in the results, when incurred.

For better understanding, the Company provides below: (a) pro forma consolidated balance sheet on December 31, 2013; and (b) the unaudited pro forma consolidated income statement for the financial year ended on December 31, 2013.

a. PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET ON DECEMBER 31, 2013

(Amounts expressed in thousands BRL, unless when otherwise indicated)

		Capital Increase
OiS.A Pro Forma Consolidated Balance Sheet as of December 31, 2013	Consolidated Oi S.A.	PT Assets accounting value	Allocation of PT Assets fair value	Capital increase in cash	Pro Forma consolidated OiS.A.

ASSETS
Current assets
Cash and cash equivalents	2,425	616			3,041
Financial investments	493	2,978			3,470
Derivative financial instruments	452				452
Accounts receivable	8,872	3,809			12,682
Judicial deposit	1,316	—			1,316
Other assets	4,129	751	—		4,880
Total current assets	17,687	8,155	—	—	25,842

Non current assets
Financial investments	99				99
Derivative financial instruments	1,621				1,621
Deferred taxes	8,274	1,161	(1,859)		7,577
Financial assets available for sale	914		(914)		—
Judicial deposit	11,051	—			11,051
Investments	174	1,738	1,441		3,352
Property, Plant and Equipment	24,786	9,103	2,098		35,987
Goodwill	—	—	11,307		11,307
Intangible assets	3,919	2,338	4,540		10,798
Other assets	1,570	12	—	—	1,582

Total non current assets	52,409	14,353	16,613	—	83,374
TOTAL ASSETS	70,096	22,508	16,613	—	109,216

LIABILITIES AND SHAREHOLDERS’ EQUITYE
Current liabilities
Accounts payable	5,383	3,004			8,387
Loans and financing	4,159	5,430		(7,650)	1,938
Derivative financial instruments	410	—			410
Provisions	1,224	289			1,513
Other obligations	4,365	1,130	—	—	5,495
Total current liabilities	15,540	9,853	—	(7,650)	17,743

Non current liabilities
Loans and financing	31,695	19,152			50,847
Derivative financial instruments	157				157
Provisions	4,393	7	65		4,465
Other obligations	6,787	3,582	—	—	10,369
Total non current liabilities	43,031	22,741	65	—	65,838
Total liabilities	58,572	32,594	65	(7,650)	83,581

Shareholders’ Equity
Attributable to controlling shareholders	11,524	(10,821)	16,187	7,650	24,541
Attributable to non controlling shareholders	—	735	360		1,095
Total shareholders’ equity	11,524	(10,086)	16,548	7,650	25,636
Total liabilities and shareholders’ equity	70,096	22,508	16,613	—	109,216

b. UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT FOR THE FINANCIAL YEAR ENDED ON DECEMBER 31, 2013

(Amounts expressed in thousands BRL, unless when otherwise indicated)

Oi S.A
Statements of Consolidated Income Pro Forma for the fiscal year ended December 31, 2013	Consolidated Oi S.A.	Income and expenses from the PT Assets	Allocation of fair value of the PT Assets	Consolidates Pro-forma Oi S.A.
	28,422	8,247		36,669
Income from sales and/or services	(15,259)	(5,083)	(454)	(20,796)
Cost of goods and/or services sold	13,163	3,164	(454)	15,872
Gross profit				—
Operating income (expenses):
Equity accounting income	(18)	1,263	(168)	1,078
Sales expenses	(5,554)	(674)		(6,228)
General and administrative expenses	(3,519)	(1,348)	(116)	(4,983)
Other operating income	3,128	125		3,253
Other operating expenses	(1,913)	(115)		(2,028)
	(7,876)	(748)	(284)	(8,908)
Profit before financial income and taxes	5,287	2,415	(738)	6,964
Financial income:
Financial revenue	1,375	428		1,804
Financial expenses	(4,650)	(1,392)		(6,042)
Income before taxes	2,012	1,452	(738)	2,726

Income tax and social contribution:				—
Current	(418)	(194)		(612)
Deferred	(101)	(17)	166	48
Net profit	1,493	1,241	(572)	2,162

Net profit attributable to controlling shareholders	1,493	1,078	(530)	2,041
Net profit attributable to non-controlling shareholders	—	163	(42)	122

Profit applicable for each class of shares:
Common shares	469			668
Preferred shares	1,024			1,372
Earnings per share (in Reais):
Common shares - basic	0.91			0.37
Common shares - diluted	0.91			0.37
Preferred shares and ADSs - basic	0.91			0.37
Preferred shares and ADSs - diluted	0.91			0.37

Other financial pro forma information:
EBITDA	9,583	4,382	(168)	13,779

CAPEX	6,250	1,690	—	7,940

EXHIBIT IV

(PROPOSAL OF CAPITAL BUDGET FOR THE FINANCIAL YEAR 2014)

According to the terms of Article 196 of Law nº 6404/76 and Article 25, Paragraph 1, Section IV of CVM Instruction nº 480/09, we hereby submit to your approval the capital budget of Oi S.A., for the fiscal year of 2014, in the amount of R$ 4,999,807,358.33 (four billion, nine hundred and ninety nine million, eight hundred and seven thousand, three hundred and fifty eight BRL and thirty three cents), according to following financing sources:

Proposal of Capital budget:	R$	4,999,807,358.33
Financial sources:
Surplus Reserve up to	R$	1,493,015,161.92
Own/third party resources	R$	3,506,792,196.41

The investment flow (Capex) is as follows:

Consolidated Oi	R$
Fixed Telephony	3,133,230,802
Mobile Telephony	1,818,548,056
Other	48,028,500
Total	4,999,807,358

The retention of the remaining balance of net income is needed to guarantee the realization of mentioned capital budget, as well as to maintain Company cash at adequate levels to allow the continuity of operations.

EXHIBIT V

(PROPOSAL TO ALLOCATE THE NET INCOME, ACCORDING TO EXHIBIT 9-1-II OF CVM

INSTRUCTION Nº 481/09)

1.	Inform net income for the year

During the fiscal year of 2013, the company earned a net income of R$ 1,493,015,161.92.

2.	Inform the aggregate amount and the amount of dividends per share, including the prepaid dividends and interests already declared

The dividends proposed by the Administration, in reference to the financial year of 2013 total R$ 500,000,000.00 (five hundred million BRL), and they were already distributed as interim dividends, to the account of surplus reserve, into the mandatory dividends, being R$ 0.304872909998 per common share and per preferred share, according to the Announcement to Shareholders dated September 18, 2013.

3.	Inform the percentage of net profit distributed in the period

33.5%

4.	Inform the aggregate amount and the amount per share of dividends distributed based on the profit of previous years

According to resolution by the Board of Directors, in a meeting held on September 18, 2013, the Company paid interim dividends in the amount of R$ 500,000,000.00 (five million BRL), equivalent to R$ 0.304872909998 per common share and R$ 0.304872909998 per preferred share, to the account of surplus reserve, contained in Company’s Financial Statements for 2012, into the mandatory dividend referring to the fiscal year of 2013.

5.	Inform, after deduction of prepaid dividends and interests on net equity already declared:

a.	The gross amount of dividends and interests on net equity, in separate, per share of each class

Not Applicable

b.	The method and term for the payment of dividends and interests on net equity

The dividends referring to the fiscal year of 2013 were already distributed, according to the Announcement to Shareholders dated September 18, 2013.

c.	Eventual adjustment and interests on dividends and interests on net equity

Not applicable.

d.	Date of the statement of dividends and interests on net equity with the purposes of identifying the shareholders with right to receive them

Not applicable.

6.	In case of a statement of dividends or interests on net equity based on profits recognized in balance sheets drawn semi-annually or even shorter periods

a.	Inform the amount of dividends or interests on net equity already declared

Not applicable.

b.	Inform the date of respective payments

Not applicable.

7.	Provide a comparative table, indicating following amounts per share of each class:

a.	Net profit of financial year and of three (03) previous financial years

	R$	R$ per share
2013	1,493,015,161.92	0.91
2012(*)	1,784,889,993.94	1.09
2011	1,005,731,443.81	0.61
2010	1,971,024,029.29	3.34

(*)	After an inquiry formulated by the Company to the Brazilian Security Commission in reference to the most appropriate accounting treatment resulting from the acquisition of Company by TMAR, concerning the Corporate Reorganization during the year ended on December 31, 2012, the Financial Statements for such fiscal year were resubmitted on April 30, 2013, after appreciation by the Administration and Tax Councils, reflecting the profit earned in the year in the amount of R$ 1,784,889,993.94.

b.	Dividends and interests on net equity distributed in the three (03) previous years

	ON	PN
2013	0.30	0.30
2012	4.07	4.07
2011	0.92	0.92
2010	0	0

8.	In case of allocation of profits to legal reserve

a.	Identify the amount allocated to legal reserve

Due to the fact that the balance of legal capital reserves exceeds 30% of capital stock, Company’s Administration is not proposing the constitution of a legal reserve in reference to the year of 2013, as provided for in Paragraph 1 of Article 193 of Law n° 6404/76.

The calculation chart of such limit is provided below:

2013
Capital Reserve
Special goodwill reserve at incorporation	767,725,515.05
Special reserve of incorporation - Net Assets	2,309,295,884.35
Interest on construction in progress	745,756,369.11
Special monetary adjustment Law 8200/91	31,287,185.88
Donations or subsidies for investment	123,557,822.32

4,302,535,985.85

Income reserve
Legal reserve	383,527,038.25

383,527,038.25

Capital Reserve + Income Reserve	4,686,063,024.10

Capital Stock	7,471,208,836.63
30%

2,192,625,669.62

Comments about above calculation chart and respective reserves:

Special Goodwill Reserve at Incorporation and Special Reserve at Incorporation – Net Assets:

Such reserves represent part of the price of issuance of shares without par value that exceeded the sum allocated to capital stock formation, according to Paragraph 1, Article 182 of Law nº 6404/76, being originated in corporate reorganizations in 2009 and 2012.

Interests on construction in progress (“JOA”)

This is a capital reserve of regulatory nature, provided for in ANATEL Resolution nº 102, dated February 24, 1999, which provides for the chart of accounts adopted by the telecommunication companies, formed by interests on ongoing construction, which represent effective additions to Company’s assets that were not originated from the profits earned with its operation.

Special monetary adjustment Law nº 8200/91

This is a capital reserve provided for in special legislation, originated from the special monetary adjustment of the accounts in Permanent Assets, based on an index that reflects the general variation of prices, according to Article 2 of Law nº 8200/91.

Donations and subsidies for investment

With the advent of Law nº 11638/07, donations and subsides for investment that are received are not accounted for as capital reserves. As allowed by CVM Instruction nº 469/08, the balance classified in such reserve and existing at the beginning of the financial year of 2008 was maintained until its total use.

b.	Detail the method used to calculate the legal reserve

Considering that the sum of legal reserve balance and the amounts of capital reserves exceed 30% of capital stock, the legal reserve referring to the financial year of 2013 is not constituted, as explained above in item 8.1, and according to Paragraph 1 of Article 193 of Law n° 6404/76.

9.	If Company holds preferred shares entitled to fixed or minimum dividends

a.	Describe calculation method for fixed or minimum dividends

Preferred shares have assured the priority in receiving the minimum and non-cumulative dividend of 6% (six per cent) per year, calculated on the amount resulting from the division of the capital stock by the total number of Company shares, or 3% (three per cent) per year, calculated on the amount resulting from the division of book net equity by the total number of Company shares, whichever is higher.

b.	Inform whether the accrued at year-end is sufficient to fully pay the fixed or minimum dividends

Yes.

c.	Identify whether any non-paid portion is cumulative

Non-cumulative

d.	Identify the aggregate amount of fixed or minimum dividends to be paid to each class of preferred shares

Minimum and non-cumulative dividend of preferred shares in the amount of R$ 307,572,559.38.

e.	Identify the fixed or minimum dividends to be paid per preferred share of each class

Minimum and non-cumulative dividend per preferred share in the amount of R$ 0.26.

10.	In reference to mandatory dividend

a.	Describe the calculation method provided for in bylaws

Shareholders have the right to receive minimum mandatory dividend representing 25% (twenty five per cent) of adjusted net profit, as provided for in Article 202 of Law nº 6404/76.

b.	Inform whether it is being fully paid

Yes.

c.	Inform the amount eventually retained

Not applicable.

11.	In case of retention of mandatory dividend, due to the financial situation of Company

a.	Inform the amount retained

Not applicable.

b.	Describe in details the financial situation of company, including the aspects referring to liquidity analysis, working capital and positive cash flows

Not applicable.

c.	Justify the retention of dividends

Not applicable.

12.	In case of allocation of income to reserve for contingencies

a.	Identify the amount allocated to the reserve

Not applicable.

b.	Identify the loss considered as probable and its cause

Not applicable.

c.	Explain the reason for considering the loss as probable

Not applicable.

d.	Justify the constitution of the reserve

Not applicable.

13.	In case of allocation of income to reserve of unrealized profits

a.	Inform the amount allocated to the reserve of unrealized profits

Not applicable.

b.	Inform the nature of unrealized profits that originated the reserve

Not applicable.

14.	In case of allocation of income to statutory reserves

a.	Describe the statutory clauses that establish the reserve

Not applicable.

b.	Identify the amount allocated to the reserve

Not applicable.

c.	Describe the calculation of amount

Not applicable.

15.	In case of income retention provided for in capital budget

a.	Inform the amount retained

R$ 1,493,015,161.92.

b.	Provide a copy of capital budget

PROPOSAL OF CAPITAL BUDGET FOR THE FINANCIAL YEAR 2014)

According to the terms of Article 196 of Law nº 6404/76 and Article 25, Paragraph 1, Section IV of CVM Instruction nº 480/09, we hereby submit to your approval the capital budget of Oi S.A., for the fiscal year of 2014, in the amount of R$ 4,999,807,358.33 (four billion, nine hundred and ninety nine million, eight hundred and seven thousand, three hundred and fifty eight BRL and thirty three cents), according to following financing sources:

Proposal of Capital budget:	R$	4,999,807,358.33
Financial sources:
Surplus Reserve up to	R$	1,493,015,161.92
Own/third party resources	R$	3,506,792,196.41

The investment flow (Capex) is as follows:

Consolidated Oi	R$
Fixed Telephony	3,133,230,802
Mobile Telephony	1,818,548,056
Other	48,028,500
Total	4,999,807,358

The retention of the remaining balance of net profit is needed to guarantee the realization of mentioned capital budget, as well as to maintain Company cash at adequate levels to allow the continuity of operations.

16.	In case of allocation of income to tax incentive reserve

a.	Inform the amount allocated to the reserve

Not applicable.

b.	Explain the nature of allocation

Not applicable.

EXHIBIT VI

ITEMS 13.1 TO 13.16 OF THE REFERENCE FORM

13. Compensation of the administrators

13.1 - Description of the compensation policy or practice, including that of the non-statutory board

Compensation policy or practice applicable to the board of directors, the statutory and non-statutory board, the statutory audit committee, the statutory committees and the audit, risk, financial and compensation committees, addressing the following aspects:

a.	Purposes of the compensation policy or practice

The purposes of the compensation policy practiced by the Company in relation to its administrators are to:

•	attract, retain and motivate differentiated administrators, in order to develop and materialize the Company’s business strategies;

•	offer its administrators competitive compensation, in relation to the levels practiced by selected markets;

•	align the interests of the administrators to the long-term interests of the Company’s shareholders; and

•	be simple, transparent and easy to understand by the shareholders.

Board of Directors, Statutory Audit Committee, statutory, audit, risk, financial and compensation committees

The compensation philosophy and policies apply to the members of the Board of Directors and respective committees, as well as to the members of the Statutory Audit Committee.

The Company’s governance model, as well as that of its controlled companies, provides for a Board of Directors with a strong presence, aligned to the interests of the shareholders in the short, medium and long term, which adds value to the company through the combination of different areas of expertise, experiences and professional background.

The members of the Board of Directors, of the respective committees and of the Statutory Audit Committee represent the interests of the Company’s shareholders and are differentiated professionals in their respective fields of work. As a result of such qualification, they receive monthly fixed fees in line with the best market practices.

With the purpose of fostering a high level of engagement of its executives and of keeping them committed to the attainment of the goals contained in the Company Business Plan for 2012-2015, further assuring the alignment and permanence of the same in the medium and long term, and at a Meeting of the Company’s Board of Directors, held on April 25, 2012, the Company’s Long-Term Bonus Program was approved. Such a Program consists in the transfer of preferred shares by the Company to the beneficiaries of the program, as a consequence of the attainment of previously stipulated annual goals, through 2012 to 2015, which goals are aligned with the Company’s Business Plan for 2012-2015.

The fixed compensation of the members of the Board of Directors, as well as of the respective committees and of the Statutory Audit Committee, is determined by the results of market surveys conducted with companies of similar size and capital structure, in addition to taking into account the time invested in the respective administration body.

The fixed compensation is an exclusive practice directed to the members of the Board of Directors and of the Statutory Audit Committee. The compensation of the members of the Statutory Audit Committee shall be established by the General Meeting at which they are elected, with due regard for paragraph 3, article 162 of the Corporations Law.

Statutory and Non-Statutory Boards

The Company applies the same philosophy and compensation strategy to Statutory and Non-Statutory Officers, which is to offer a fair compensation to its executives, as opposed to that of the comparison market, considering the scope of work and seniority of the professional, which generates an opportunity of differentiated total earnings in view of the business results in the short and long term, as well as the individual performance of the executives, so as to guarantee the company’s capacity to attract, retain and motivate the executives, aligning their interests to those of the shareholders.

In order to attain such a goal, the Company takes on a segmented approach, per organization levels, defining a specific strategy for each compensation line, so as to balance the impact of each compensation item in relation to market practices and the business goals, thus ensuring the competitiveness of the total compensation within the market.

The compensation of Statutory Officers is comprised by the fixed compensation installment (salary/pro-labore and benefits) and the variable compensation (short and long-term incentive) and, regarding Non-Statutory Officers, the fixed compensation installment (salary/pro-labore) and of variable compensation (short-term incentive) are also considered, as per detailing of the mentioned installments in the information on the composition of compensation.

b.	Composition of compensation

The Company’s compensation policy follows the same philosophy at all its controlled companies, and provides for the same composition applying to all of them.

i.	Description of the compensation items and the purposes of each of them

Fixed Compensation

The compensation of the Board of Directors and of the Statutory Audit Committee is exclusively comprised of fixed compensation. The compensation of the Executive Board, in turn, consists of variable and fixed compensation. The members of the Company’s committees do not receive any kind of compensation.

Pursuant to the Corporations Law and to the Company’s By-laws, it shall be incumbent upon the shareholders, convened at an Ordinary General Meeting, to annually establish the global amount of the compensation of the members of the administration. However, it is incumbent upon the Board of Directors to decide on the form of distribution of the stipulated amount among its members and those of the executive board.

Salary or pro-labore: its purpose is to remunerate the scope of work of the position, as well as the performance of the professional in the function.

The Company’s strategy consists in positioning the base salary of the executives in line with the market average, so as to balance fixed costs and ensure competitiveness of this compensation installment.

The Company applies the Hay method to evaluate positions as a tool to establish both internal balance, by defining levels that group functions of similar size, complexity and impact in the business, and to establish accurate parameters of comparison to the market.

Salary ranges are defined based on market references, with (minimum and maximum) amplitudes that make it possible to acknowledge the performance of the occupant of the position in relation to the position’s market value.

Direct and indirect benefits: the Company has a benefits policy intended to offer its employees such programs as of medical and dental assistance, pharmacy allowance, group life insurance, food allowance, private pension plan, among others, which, added to the fixed and variable compensation, make the compensation package competitive and attractive within the market.

Post-Employment Benefits: The Company offers all its employees the possibility of participating in the private pension plan, such participation being a choice of the collaborator, aiming at increasing the appeal of its compensation package.

Others (INSS): Every month, the Company contributes to the National Institute of Social Security (INSS), thus complying with its mandatory nature and protecting its employees in relation to their future retirement, necessity of survivor’s pension, sickness allowance, accident allowance, among others.

Variable Compensation

The variable compensation applied to Statutory Officers is based in short and long-term incentives, and, to Non-Statutory Officers, it is based on short-term incentive, as per detailing of the mentioned installments in the information on the composition of compensation. It should be pointed out that the members of the Board of Directors and of the Statutory Audit Committee receive only fixed compensation.

Short-Term Incentives (“Bonus”): their purpose is to encourage and reward in terms of the result of the year’s business plan, as well as to recognize the merit of the individual performance of the executives.

In addition to recognizing and rewarding, the short-term incentive plan works as a tool to ensure clarity and focus of the key performance indicators, so that excellence in the performance of the business plan is guaranteed.

The Company’s strategy is to position the program’s earning opportunity in the third quartile of the market for results in line with the business plan, whereas it may generate an additional opportunity of higher earnings in case of better results of the business and of the individual performance of the executives.

The target rewarding levels for expected results, as well as the maximum levels, are defined per organizational level, in view of the values and compensation mix practiced by the market.

The plan provides that, on an annual basis, after approval of the business plan, the key-indicators of financial and/or operating excellence results are defined, which shall be measured for compensation purposes.

Long-Term Incentives (“Stock-Based Compensation”): The stock option program, regulated by the Stock Purchase Option Plan (the “Plan”), in effect until 2011, was extinguished, by reason of the corporate restructuring. In this sense, all stock options that had been granted and not exercised, in relation to the programs in force before 2012 were cancelled. For more information on the approved corporate restructuring, please see item 6.5 of this Reference Form.

With the purpose of fostering a high level of engagement of its executives and of keeping them committed to the attainment of the goals contained in the Company Business Plan for 2012-2015, further assuring the alignment and permanence of the same in the medium and long term, and at a Meeting of the Company’s Board of Directors, held on April 25, 2012, the Company’s Long-Term Bonus Program was approved. Such Program consists in the transfer of shares, which shall only occur in 2016, and is conditioned to the attainment of goals contained in the Company’s Business Plan for 2012-2015, if any. The Company requested the approval of the Securities Commission – CVM for the transfer of Company’s shares kept in treasury, specifically regarding the Long-Term Special Bonus Program, in the form of article 2 of CVM Ruling No. 10/80. On December 3, 2013, CVM’s Collegiate body unanimously decided (i) for the authorization of the transfer of the Company’s shares kept in treasury to beneficiaries of the ILP, provided that all requirements of CVM Ruling No. 10/1980 had been met, and (ii) for the necessity of approval of the Company’s ILP plan by a General Meeting. However, in view of the new corporate structure that may result from the implementation of the operation of unifying the activities of the Company and of Portugal Telecom, the Company is thinking of reforming its Stock-Based Compensation plan.

ii.	Proportion of each element in the total compensation

The table below presents the proportion of each element in the total compensation of the administrators of the Company, for the periods indicated therein:

(percentage)	Board of Directors	Statutory Audit Committee	Statutory Board	Non-Statutory
	2013
Fixed Compensation	100.00	100.00	100.00	100.00
Variable Compensation– Bonus	0.00	0.00	0.00	0.00
Variable Compensation – ILP	0.00	0.00	0.00	0.00

	2012
Fixed Compensation	100.00	100.00	100.00	100.00
Variable Compensation– Bonus	0.00	0.00	0.00	0.00
Variable Compensation – ILP	0.00	0.00	0.00	0.00

	2011
Fixed Compensation	100.00	100.00	43.85	53.00
Variable Compensation– Bonus	0.00	0.00	26.41	47.00
Variable Compensation – ILP	0.00	0.00	29.74	0.00

Considering as Fixed Compensation: (Salary/Pro-Labore, direct and indirect benefits, post-employment benefits and others (INSS).

The members of the Company’s committees do not receive any kind of compensation.

iii.	Methodology of calculation and adjustment of each of the compensation items

The compensation policy provides on the following calculation methodology for:

Fixed Compensation: for the Statutory e Non-Statutory Boards, the fixed compensation is calculated based on the value of the monthly salary x 13.33, which considers, as fixed compensation, the 13th salary and the additional 1/3, related to vacations. The members of the Company’s committees do not receive any kind of compensation. For the Board of Directors and the Statutory Audit Committee, it is calculated based on the fee x 12. The fixed compensation may be adjusted pursuant to the result of salary surveys conducted, but it does not have a mandatory nature, specific rule or fixed percentage, although its purpose is to maintain the Company’s competitiveness strategy.

We point out that, pursuant to the Corporations Law and to the Company’s By-laws, it shall be incumbent upon the shareholders, convened at an Ordinary General Meeting, to annually establish the global amount of the compensation of the members of the administration. However, it is incumbent upon the Board of Directors to decide on the form of distribution of the stipulated amount among its members and those of the executive board.

Variable Compensation: The variable compensation applied to Statutory Officers is based in short and long-term incentives, and, to Non-Statutory Officers, it is based on short-term incentive, as per detailing of the mentioned installments in the information on the composition of compensation. It should be pointed out that the members of the Board of Directors and of the Statutory Audit Committee receive only fixed compensation.

Direct and Indirect Benefits: It considers the whole benefits package, and its calculation methodology and adjustment criteria are oriented as annually approved in the collective bargaining. For more details on the benefits offered, please see chart 14.3 (b).

Post-Employment Benefits: The Company monthly contributes with an amount equivalent to that paid by the employee, to the private pension plan, in addition to fully paying the administration and insurance fees defined by the plan. The plan does not provide for adjustments throughout its effectiveness.

Others (INSS): The INSS installment is calculated on basis of the compensation received by the collaborator. This installment includes other mandatory contributions, such as the SAT- Labor Accidents Insurance, Incra and Sebrae, as established by the National Institute of Social Security. There is no rule on internal adjustment, and only the rules and terms established by the Federal Government are observed.

Short-Term Incentives (“Bonus”): the Bonus installment is calculated considering the variable compensation target (bonus target), which represents the amount paid in case of results 100% aligned with the goals defined for the year. The main performance indicators taken into account in the determination of short-term incentives are the Economic Value Added (“EVA”), income, EBITDA, among others, annually defined by the Board of Directors.

Long-Term Incentives (“Stock-Based Compensation”): Effective for the fiscal years before 2012, it considered the adjusted fair value of the grants of purchase options of common and preferred shares, calculated through the “Black & Scholes” methodology, on the date of grant of the plans, considering the parameters below for pricing purposes:

•	The price of exercise of the option;

•	The term of the option;

•	The current price of the corresponding stock;

•	The expected volatility of the stock price;

•	The expected dividends over the shares (as applicable); and

•	The risk-free interest rate for the term of the option.

iv.	Reasons that justify the composition of the compensation

The composition of both the fixed and variable compensation is defined in view of market references that permit the acknowledgment of the seniority of the occupants of the position in relation to the market value of the same.

The Company uses executives compensation researches conducted by independent consulting firms to determine the competitiveness levels for the several compensation lines (salaries, benefits, short and long-term incentives).

c.	Main performance indicators taken into consideration in the determination of each compensation item

The members of the Board of Directors and of the Statutory Audit Committee are eligible only for fixed compensation, as per the market practice, not being subject to financial indicators. The Officers, in turn, are eligible for variable compensation, being subject to financial indicators, as described below. The members of the Company’s committees do not receive any kind of compensation.

Short-Term Incentive (Bonus)

The main performance indicators taken into consideration in the determination of short-term incentives are the EVA – Economic Value Added, income, EBITDA, among others, annually defined by the Board of Directors. The result is determined considering such indicators as the EVA, Net Income, Gross Debt, EBITDA and Churn (loss of customers base).

Long-Term Incentive (stock-based compensation)

This plan’s performance indicator, during its term, considered the appreciation of the shares of the Company in the market; hence, it was directly related to the Company’s appreciation and expansion. The long-term bonus program, in addition to the appreciation of the shares of the Company in the market, considers, as performance indicators, the OFCF – Operating Free Cash Flow and the EVA – Economic Value Added.

There are no performance indicators for the determination of the base salary, benefits or any other compensation component.

d.	How compensation is structured to reflect the evolution of performance indicators

The members of the Board of Directors and of the Statutory Audit Committee are eligible only for fixed compensation, as per the market practice, not being subject to financial indicators. The Officers, in turn, are eligible for variable compensation, being subject to financial indicators, as described below. The members of the Company’s committees do not receive any kind of compensation.

Short-Term Incentive (Bonus): its purpose is to encourage and reward in terms of the result of the year’s business plan, as well as to recognize the merit of the individual performance of the executives. The short-term incentive plan (ICP) works as a tool to ensure clarity and focus of the key-performance indicators (KPIs), so that excellence in the performance of the business plan is guaranteed.

Long-Term Incentive (stock-based compensation): its purpose is o stimulate the Company’s expansion and the compliance with long-term Corporate goals, giving the executives an equity interest in the development of the Company and aligning their interests with those of the shareholders. Additionally, the ILP program enables the Company to attract and retain prime professionals, giving them the opportunity of being rewarded for generating value to the shareholders.

e.	How the compensation policy or practice aligns with the interests of the issuer in the short, medium and long term.

The Company’s compensation policy offers a fair compensation to its executives as opposed to that of the comparison market, considering the scope of work and seniority of the professional. The opportunity of differentiated total earnings occurs in view of the business results in the short, medium and long term, as well as the individual performance of the executives in such results, so as to guarantee the company’s capacity to attract, retain and motivate the executives in view of the business results in the short and long term, aligning their interests to those of the shareholders.

In this sense, the variable compensation - short-term incentive – aligns to the interests of the Company in the short term, whereas the long-term variable compensation aligns to the interests of the Company in the medium and long term.

f.	Existence of compensation borne by subsidiaries, controlled companies or direct or indirect controllers.

Not applicable. There are no compensation installments received by administrators and other people mentioned in the lead paragraph of item “13.1” of this Reference Form in view of the position they have at the issuer, whether borne by subsidiaries, controlled companies or direct or indirect controllers, notwithstanding the compensation installments not related to the position at the issuer, as detailed in chart “13.15” of this Reference Form.

g.	Existence of any compensation or benefit bound to the occurrence of a certain corporate event, such as the disposal of issuer’s share control.

There is no provision of any compensation or benefit bound to the occurrence of any certain corporate event.

13.2 - Total compensation of the Board of Directors, Statutory Board and Audit Committee

Total compensation for the Current Fiscal Year – Annual Amounts

	Board of Directors	Statutory Board	Audit Committee	Total
No. of members	17.00	10.00	5.00	32.00
Annual fixed compensation
Salary or pro labore	7,865,770.59	9,913,250.88	571,918.32	18,350,939.79
Direct and indirect benefits		162,678.99		162,678.99
Participation in committees
Others		1,846,516.03		1,846,516.03
Description of other fixed compensation
Variable compensation
Bonus		9,150,693.12		9,150,693.12
Profit sharing
Participation in meetings
Commissions
Others
Post-employment benefits		490,979.66		490,979.66
Cessation of position
Based on shares	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.
Notes

Total compensation	7,865,770.59	21,564,118.68	571,918.32	30,001,807.58

Total compensation for the Fiscal Year ended December 31, 2013 – Annual Amounts
	Board of Directors	Statutory Board	Audit Committee	Total
No. of members	16.00	5.83	4.83	26.67
Annual fixed compensation
Salary or pro labore	4,785,587.12	7,986,393.13	439,000.00	13,210,980.25
Direct and indirect benefits	—	567,240.69		567,240.69
Participation in committees	—		—
Others	—	1,487,605.14	—	1,487,605.14
Description of other fixed compensation		INSS (National Institute of Social Security)
Variable compensation	—		—
Bonus	—	00.00	—	00.00
Profit sharing	—	—	—	—
Participation in meetings	—	—	—	—
Commissions	—	—	—	—
Others	—	—	—	—
Post-employment benefits	—	164,516.14	—	164,516.14
Cessation of position	—	—	—	—
Based on shares	—	—	—
Notes	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.

Total compensation	4,785,587.12	10,205,755.10	439,000.00	15,430,342.22

Total compensation for the Fiscal Year ended December 31, 2012 – Annual Amounts

	Board of Directors	Statutory Board	Audit Committee	Total
No. of members	13.50	8.00	4.25	25.75
Annual fixed compensation
Salary or pro labore	3,201,739.85	8,134,078.23	273,535.23	11,609,353.31
Direct and indirect benefits	—	782,001.93	—	782,001.93
Participation in committees	—		—
Others	—	2,082,957.89	—	2,082,957.89
Description of other fixed compensation		INSS (National Institute of Social Security)
Variable compensation	—	—	—
Bonus	—	—	—	—
Profit sharing	—	—	—	—
Participation in meetings	—	—	—	—
Commissions	—	—	—	—
Others	—	—	—	—
Post-employment benefits	—	288,397.58	—	288,397.58
Cessation of position	—	—	—	—
Based on shares	—	—	—	—
Notes	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.	—

Total compensation	3,201,739.85	11,287,435.62	273,535.23	14,762,710.70

Total compensation for the Fiscal Year ended December 31, 2011 – Annual Amounts

	Board of Directors	Statutory Board	Audit Committee	Total
No. of members	4.58	4.92	4.75	14.25
Annual fixed compensation
Salary or pro labore	143,420.00	1,104,646.89	207,500.00	1,455,566.89
Direct and indirect benefits	—	215,417.86	—	215,417.86
Participation in committees	—	—	—
Others	—	297,481.41	—	297,481.41
Description of other fixed compensation		INSS (National Institute of Social Security)
Variable compensation	—	—	—
Bonus	—	1,015,156.44	—	1,015,156.44
Profit sharing	—	—		—
Participation in meetings	—	—	—	—
Commissions	—	—	—	—
Others	—	—	—	—
Post-employment benefits	—	67,877.40	—	67,877.40
Cessation of position	—	—	—	—
Based on shares	—	1,143,000.00	—	1,143,000.00
Notes	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.	The number of members correspond to the annual average of number of members of each board, the number of which is monthly assessed, in accordance with CVM/SEP Official – Circular No. 01/2014.
Total compensation	143,420.00	3,843,580.00	207,500.00	4,194,500.00

13.3 - Variable compensation of the Board of Directors, Statutory Board and Audit Committee

The tables below indicate the variable compensation related to the fiscal years ended on December 31, 2013, 2012 and 2011:

Fiscal Year ended on December 2013

	Board of Directors	Executive Board	Audit Committee	Total
Number of Members	16	5,83	4,83	26,67
In relation to the Bonus:
Minimum amount calculated	—	0,00	—	0,00
Maximum amount calculated	—	18.745.656,00	—	18.745.656,00
Calculated amount* if the goals were reached	—	9.372.828,00	—	9.372.828,00
Value effectively recognized	—	0,00	—	0,00
In relation to the Profit Sharing
Minimum amount calculated	—	0,00	—	0,00
Maximum amount calculated	—	0,00	—	0,00
Calculated amount* if the goals were reached	—	0,00	—	0,00
Value effectively recognized in the income for the fiscal year	—	0,00	—	0,00

Fiscal Year ended on December 2012

	Board of Directors	Executive Board	Audit Committee	Total
Number of Members	13.50	8.00	4.25	25.75
In relation to the Bonus:
Minimum amount calculated	—	0.00	—	0.00
Maximum amount calculated	—	17,906,568.00	—	17,906,568.00
Calculated amount, if the goals were reached	—	8,953,284.00	—	8,953,284.00
Value effectively recognized	—	0.00	—	0.00
In relation to the Profit Sharing
Minimum amount calculated	—	0.00	—	0.00
Maximum amount calculated	—	0.00	—	0.00
Calculated amount, if the goals were reached	—	0.00	—	0.00
Value effectively recognized in the income for the fiscal year	—	0.00	—	0.00

Fiscal Year ended on December 2011

	Board of Directors	Executive Board	Audit Committee	Total
Number of Members	4.58	4.92	4.75	14.25
In relation to the Bonus:
Minimum amount calculated	—	0.00	—	0.00
Maximum amount calculated	—	—	—	0.00
Calculated amount, if the goals were reached	—	—	—	0.00
Value effectively recognized	—	1,015,156.44	—	1,015,156.44
In relation to the Profit Sharing
Minimum amount calculated	—	0.00	—	0.00
Maximum amount calculated	—	0.00	—	0.00
Calculated amount, if the goals were reached	—	0.00	—	0.00
Value effectively recognized in the income for the fiscal year	—	0.00	—	0.00

We also inform that for the year of 2011 there was no provision for maximum amounts or for the case of reaching the goals established, because they were defined after the evaluation of the results established for the plan.

The members of the Board of Directors and Tax Councils are not qualified to variable remuneration.

13.4 - Stock-based compensation plan for the board of directors and statutory board.

In relation to the stock-based compensation plan for the board of directors and statutory board, in effect in the last fiscal year and applicable to the current fiscal year, we inform:

a) General terms and conditions

The stock option program, regulated by the Stock Purchase Option Plan (the “Plan”), in effect until 2011, was extinguished, by reason of the corporate restructuring. In that sense, all stock options that had been granted and not exercised, in relation to the programs in force before 2012 were cancelled.

With the purpose of fostering a high level of engagement of its executives and of keeping them committed to the attainment of the goals contained in the Company Business Plan for 2012-2015, further assuring the alignment and permanence of the same in the medium and long term, and at a Meeting of the Company’s Board of Directors, held on April 25, 2012, the Company’s Long-Term Bonus Program (“ILP”) was approved, which program consists in the transfer of preferred shares by the Company to the beneficiaries of the program, as a consequence of the attainment of previously stipulated annual goals, through 2012 to 2015, which goals are aligned with the Company’s Business Plan for 2012-2015.

The compensation plan is based on a long-term scenario, and its concept is that long-term results are attained through the conduction of the annual business plans in a consistent and sustainable fashion.

Pursuant to the Notice to the Market divulged on July 9, 2012, the statutory officers approved by the Board of Directors participate in the ILP. The members of the Company’s Board of Directors are not eligible to participate, though.

The respective plan is comprised by two installments: installment “A” and installment “B”, with distinct indicators and measurement cycles, as described below:

Installment A

Installment “A” corresponds to the starting value, equivalent to two (2) time-proportional (pro rata temporis) targets, defined for the group to which the beneficiary is eligible, in the Company’s Executive Bonus Program.

The effective transfer of the shares in installment “A” is conditioned to the attainment of the long-term strategic goals established for the plan, in such a way that the eventual transfer of shares shall occur only once, by the end of the ILP’s term, in 2016, if all goals are attained.

Installment B

Installment “B” is annually defined, during the 2012-2015 cycle, as per the (1:1) matching of the amount effectively paid in the Executive Bonus program in the period.

The effective transfer of the shares in installment “B” is conditioned to the attainment of the long-term strategic goals established for the plan, in such a way that the eventual transfer of shares shall occur only once, by the end of the ILP’s term, in 2016, if all goals are attained by the end of the ILP’s term, in 2016, if all goals are attained.

The sum of installments “A” and “B” represents the total amount to be used as a reference to determine the maximum number of shares each beneficiary may be entitled to, if the totality of the strategic goals are attained.

The transfer of the shares shall occur only in 2016, and is conditioned to the attainment of goals contained in the Company’s Business Plan for 2012-2015, if any. The Company requested the approval of the Securities Commission – CVM for the transfer of Company’s shares kept in treasury, specifically regarding the Long-Term Special Bonus Program, in the form of article 2 of CVM Ruling No. 10/80, which request is still in course.

Strategic Goals

The attainment of the strategic goals is an essential condition for the definition of the quantity of reserved shares to be released to the beneficiaries.

In case of full attainment of the two strategic goals, the participant shall receive the totality of installments “A” and “B”. If only one out of the two strategic goals is attained, the participant shall receive shares of the Company in a quantity equivalent to 50% of the total value of installments “A” and “B”. If neither goal is attained, there shall be no transfer of shares.

Adjustments

Although reserved shares are not owned by the beneficiaries until the determination of the attainment of the strategic goals, the plan provides that the earnings of a shareholder throughout the determination period (2012-2015) are included in the plan. Hence, the amount equivalent to the distribution of results to the shareholders (dividends, bonuses, interest on equity (“JCP”) or any payment equivalent to the same) shall be converted into shares and reserved for each participant, based on the price per share on the date of approval of the mentioned distribution by the competent corporate body.

b) Main purposes of the plan.

The purpose of the ILP is to foster a high level of engagement of its executives and of keeping them committed to the attainment of the goals contained in the Company Business Plan for 2012-2015, further assuring the alignment and permanence of the same in the medium and long term.

c) How the plan contributes to such purposes.

The ILP encourages the attainment of the goals contained in the Company’s Business Plan for the 2012 / 2015 period, through the transfer, in 2016, of shares issued by the Company to the program’s beneficiaries, always subject to the attainment of the goals stipulated in the ILP, which shall be measured by the end of the term of the Policy. Hence, the ILP fosters the long-term engagement and commitment of its executives, once it grants the beneficiaries a share in the growth of the Company, giving them the opportunity of being rewarded for generating value to the shareholders.

d) How the plan is inserted within the issuer’s compensation policy.

The ILP is part of a set of instruments of compensation, retaining and alignment of the Company’s Executives. This plan is classified as a long-term incentive, an integral part of the Executives variable compensation, once the transfer of the Company’s shares to the beneficiary is subject to the attainment of the goals established for the 2012 - 2015 period, which shall be measured by the end of the term of the policy.

e) How the plan aligns the interests of the administrators to those of the issuer in the short, medium and long term.

The ILP is based on the attainment of the goals contained in the Company’s Business Plan for the 2012 / 2015 period, through the transfer, in 2016, of shares issued by the Company to the program’s beneficiaries, always subject to the attainment of the goals stipulated in the plan. Therefore, the ILP offers the ILP beneficiaries the opportunity of being rewarded for generating value to the shareholders, aligning their interests to those of the shareholders.

f) Maximum number of shares involved.

The Company’s estimates that nearly 47 million of preferred shares, corresponding to 2.58% of the total shares that comprise the capital stock will be transferred to ILP’s beneficiaries.

However, by reason of the compensation structure approved for the ILP, which establishes that part of the shares to be transferred be calculated based on the average quotation of the 30 sessions held before the date of the effective payment of the Executive Bonus, referring to each of the fiscal years, of 2012, 2013, 2014 and 2015; there is no way of anticipating, with precision, the total number of shares that may be effectively transferred to the beneficiaries, even if the full attainment of the Company’s goals is presumed.

g) Maximum number of options to be granted.

Not applicable. The ILP is not equivalent to a stock (purchase) option plan, once there is no actual grant of a purchase option, but a transfer of shares conditioned to the attainment of strategic goals previously established in relation to the business plan.

h) Conditions for acquisition of shares

The transfer of shares will only occur in 2016, and is conditioned to the compliance with goals connected to Company Business Plan for the period 2012-2015.

Reaching the strategic goals is sine qua non condition to define the number of reserved shares to be released to the beneficiaries.

In case both strategic goals are fully reached, the entirety of portions “A” and “B” will be transferred to the participant. In case only one of two strategic Goals is reached, the Company shares equivalent to 50% of total amount of portions “A” and “B” will be transferred to the participant. If neither goals is reached there will be no transfer of shares.

The strategic goals and their respective weights, for the purposes of payment of A and B portions, were defined as below:

a) The Operating Free Cash Flow (OFCF), having a weight of 50% of total reserved shares, is constituted by the result of the equation that considers the EBITDA (Income before Interests, Taxes, Depreciation and Amortization) of each year, less the investments made (CAPEX Econômico), plus the incomes obtained with the sale of assets, provided they are approved with such purpose. The goal is to reach the target of generating free operational cash flow in the period 2012-2015.

b) EVA, with weight of 50% of total reserved shares, is an estimate of Economic Gains, after subtracting all operating expenses, including the cost of Capital used in the operation. On the other hand, Delta EVA measures the variation of EVA of current year as compared to the previous year. The goal is to reach the target of EVA variation for the period 2012-2015.

i) Criteria for determining the acquisition or exercise price

Portion A: The number of shares reserved for this portion is based on the average value of OiBR4 share quotation in the period between April 09 and April 30, 2012, adjusted according to the distribution of dividends made in May 2012.

Portion B: the number of shares reserved for this portion will be based on the average daily closing price of thirty (30) auctions before the date of the effective payment of Executive Bonus for each year. In case of distribution of profits to shareholders (dividends, bonuses, interests on net equity (“JCP”), or any equivalent payment, during the period of thirty (30) auctions before the date of payment of Annual Executive Bonus (Portion B), the price of share will be calculated based on the adjusted average daily closing price (ex-dividends) for this period.

j) Criteria used to determine the term of exercise

Not applicable. Since this is a transfer of shares issued by the Company, the ILP does not have a term for exercise of shares. The effective transfer of shares is conditioned to the compliance with strategic goals and, in this case, it will occur by the end of policy period, which will be in 2016.

k) Restrictions to transfer of shares

The transfer of shares to plan beneficiaries, if any, will only be made in 2016, and is conditioned to the compliance, from 2012 to 2015, of previously determined goals and aligned to the Business Plan for the period 2012 to 2015.

l) Criteria and events that may cause suspension, change or extinction of plan

The occurrence of any event that implies change or dispersion of Company’s corporate control, existing on the date of Plan approval, may cause its suspension, change or extinction.

m) Effects of the exit of an administrator from the bodies of issuer on their rights provided for in the compensation plan based in shares

The beneficiary shall remain in full and uninterrupted exercise of functions until December 31, 2015.

If the beneficiary, in its own interest, may leave the staff of Company, or is dismissed by Company’s initiative before December 31, 2015, the delivery of any eventual balance of shares referring to ILP shall not be due, even on pro rata month basis.

13.5 - Equity interest through shares, units and other convertible securities, held by administrators and members of the statutory audit committee - per body.

Quantity of shares or units directly or indirectly held, in Brazil or abroad, as well as other securities convertible into shares or units, issued by the issuer, its direct or indirect controllers, companies controlled or under common control, by members of the board of directors, of the statutory board or of the statutory audit committee, grouped per body, on the closing date of the last fiscal year.

The members of the Board of Directors, Statutory Board and Statutory Audit Committee only have shares of the Company, thus having no equity interest at controlled companies.

Shares issued by the Company – December 31, 2013

Shareholders	Common	Preferred
Board of Directors	19,105	80,918
Statutory Board	14,464	198
Statutory Audit Committee	11,593	24,197

Total	45,162	105,313

13.6 - Stock-based compensation, of the board of directors and of the statutory board.

Item not applicable, considering that: (i) the stock option program in effect until 2011, which involved shares of Tele Norte Leste Participações S.A., was extinguished; and (ii) until the present time, the transfer of shares was not made, in the scope of the Company’s Long-Term Bonus Program, as described in item “17.3” of this Reference Form.

13.7 - Information on unrealized options held by the board of directors and by the statutory board.

The stock option program, regulated by the Stock Purchase Option Plan (the “Plan”), in effect until 2011, was extinguished, by reason of the corporate restructuring. In that sense, all stock options that had been granted and not exercised, in relation to the programs in force before 2012 were cancelled. Additionally, the members of the Board of Directors or of the Statutory Audit Committee are not eligible for stock option programs.

13.8 - Options exercised and shares delivered, related to the stock-based compensation of the board of directors and of the statutory board.

Not applicable. The program in effect until 2011, with eligible administrators, was the option program that involved shares of Tele Norte Leste Participações S.A., a former indirect controller of the Company, merged and universally succeeded by the Company on February 27, 2012. Additionally, the members of the Board of Directors or of the Statutory Audit Committee are not eligible for stock option programs.

13.9 - Information required for understanding the data divulged in items 13.6 to 13.8 – Pricing method of the shares and options.

Not applicable. The program in effect until 2011, with eligible administrators, was the option program that involved shares of Tele Norte Leste Participações S.A., a former indirect controller of the Company, merged and universally succeeded by the Company on February 27, 2012, to which the figures in chart 13.2 refer and the detailing of which can be found in its Reference Form. We further inform that the stock option program, regulated by the Stock Purchase Option Plan (the “Plan”), in effect until 2011, was extinguished, by reason of the corporate restructuring. In that sense, all stock options that had been granted and not exercised, in relation to the programs in force before 2012 were cancelled. Additionally, the members of the Board of Directors or of the Statutory Audit Committee are not eligible for stock option programs.

13.10 - Information on private pension plans granted to members of the board of directors and to statutory officers.

The Company pays for the private pension plans Fundados/Alternativo, BRTPREV and TCSPREV. However, none of the members of the Board of Directors, of the Statutory Board or of the Statutory Audit Committee are part of the mentioned plans and such plans are closed for new applications as of December 31, 2009. The information submitted in chart 13.2 of this Reference Form refer to private pension plans sponsored by other companies of the group, like the plans mentioned in section 14 of this Reference Form.

13.11 - Maximum, minimum and average individual compensation of the board of directors, the statutory board and the statutory audit committee

Justification for not filing in the chart:

The efficacy of the present item is stayed in relation to IBEF members, by reason of an injunction granted by the 2nd Panel of the Superior Court of Justice in the Scope of Writ of Prevention 17350, sole number 0168534-66-2010.3.00.0000, filed by the IBEF.

13.12 - Mechanisms of compensation or indemnity for administrators in case of removal from office or retirement.

There is no compensation based on agreements with the administrators, in case of removal from office or retirement.

13.13 - Percentage in the total compensation held by administrators and members of the statutory audit committee who are related parties of the controllers

Fiscal Year ended on December 31,
	2013	2012	2011
Board of Directors	95.38%	65.60%	0.00%
Statutory Board	40.21%	0.00%	20.00%
Statutory Audit Committee	39.77%	31.37%	15.38%

13.14 - Compensation of administrators and members of the statutory audit committee, grouped by body, received for any reason other than the function they perform.

There has been no payment of compensation to the members of the Board of Directors, the Executive Board and the Statutory Audit Committee for any reason other than the function they perform.

13.15 – In relation to the last 3 fiscal years, indicate the calculated amounts in the income from controllers, either direct or indirect, of companies under common control and from controlled companies of the issuer, as well as compensation for the board of directors’ members, for the statutory board or for the audit committee of the issuer, grouped by board, specifying to which positions the values were attributed to and to which individuals.

2013	Board of Directors	Statutory Board	Audit Committee	Total
Direct and indirect controllers	2,117,833	—	—	2,117,833
Controlled companies of the Company
Companies under common control

2012	Board of Directors	Statutory Board	Audit Committee	Total
Direct and indirect controllers	1,985,750	—	—	1,985,750
Controlled companies of the Company	43,537	3,110,534	—	3,154,071
Companies under common control	—	—	—	—

2011	Board of Directors	Statutory Board	Audit Committee	Total
Direct and indirect controllers	2,720,572	5,814,068	170,699	8,705,339
Controlled companies of the Company	—	—	—	—
Companies under common control	—	—	26,285	26,285

13.16 - Other relevant information

Supplement to the item 13.2

As regards the Long-Term Incentive Plan (“ILP”), it was attributed an allocation for the managers, however, this fact did not generate an accounting impact for the Company.

EXHIBIT VII

ITEM 12.6 TO 12.10 OF THE REFERENCE FORM

12.6 – Composition and professional experience of the management and audit committee

Board of Directors

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
José Mauro Mettrau Carneiro da Cunha	64	Chairman of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Committees for Compensation, Human Resources, Finance, Monitoring and Budget, Risks and Contingencies, Engineering and Networks, Technology and Innovation and Service Offers.

CPF (Individual Taxpayers’ Register)	Profession	Indicated by the Controlling Shareholder	Entrance into office
299.637.297-20	Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
José Augusto da Gama Figueira	66	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
242.456.667-49	Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Armando Galhardo Nunes Guerra Jr.	57	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Committees for Compensation, Human Resources, Engineering and Networks, Technology and Innovation and Service Offers.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
277.764.336-91	Manager	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Paulo Márcio de Oliveira Monteiro	55	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
269.960.226-49	Civil Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Sergio Franklin Quintella	79	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	He does not hold other positions or perform other functions in the company.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
003.212.497-04	Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Bruno Gonçalves Siqueira	28	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
075.851.006-39	Economist and Accountant	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Renato Torres de Faria	52	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Committees of Finance, Monitoring and Budget, Engineering and Networks, Technology and Innovation and Service Offers.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
502.153.966-34	Mining Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Carlos Fernando Horta Bretas	54	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
463.006.866-04	Civil Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Rafael Cardoso Cordeiro	33	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Committees of Finance, Monitoring and Budget, Risks and Contingencies, Engineering and Networks, Technology and Innovation and Service Offers.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
037.496.966-32	Civil Engineer	Yes	30/04/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
André Sant’Anna Valladares de Andrade	29	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
062.413.616-78	Production Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Alexandre Jereissati Legey	44	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Committees of Finance, Monitoring and Budget, Engineering and Networks, Technology and Innovation and Service Offers.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
954.529.077-34	Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Carlos Francisco Ribeiro Jereissati	67	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
000.365.013-87	Economist	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Carlos Jereissati	42	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Human Resources and Compensation Committees

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
146.626.458-67	Business Administrator	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Cristina Anne Betts	44	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
144.059.448-14	Manager	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Fernando Magalhães Portella	62	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Committees of Finance, Monitoring and Budget, Engineering and Networks, Technology and Innovation and Service Offers.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
748.442.108-15	Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Sergio Bernstein		Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	N/A

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
007.296.208-91	Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Cristiano Yazbek Pereira	38	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Committees for Engineering and Networks, Technology and Innovation and Service Offers.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
267.577.938-57	Engineer	Yes	30/04/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Erika Jereissati Zullo	43	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
135.520.678-25	Business Administrator	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Shakhaf Wine	44	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Committees for Compensation, Human Resources, Finance, Monitoring and Budget, Engineering and Networks, Technology and Innovation and Service Offers.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
018.755.347-50	Economist	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Abilio Cesário Lopes Martins	42	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
228.574.248-76	Business Manager	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Luís Miguel da Fonseca Pacheco de Melo	47	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
233.308.258-55	Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
João Manuel de Mello Franco	67	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	N/A

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
	Engineer	Yes	30/04/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Fernando Marques dos Santos	61	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
280.333.617-00	Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Laura Bedeschi Rego de Mattos	38	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Human Resources and Compensation Committees

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
253.585.728-64	Chemical Engineer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
José Valdir Ribeiro dos Reis	68	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
185.233.158-53	Entrepeneur	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Luciana Freitas Rodrigues	47	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
759.395.847-72	Bank Clerk, Statistic Professional and Actuary	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Marcelo Almeida de Souza	30	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office

099.981.477-00	Manager	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Ricardo Berretta Pavie	40	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office

021.918.527-18	Manager	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Carlos Augusto Borges	54	Effective member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
124.632.643-49	Economist	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Emerson Tetsuo Miyazaki	28	Substitute member of the Board of Directors	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2016	Member of the Human Resources and Compensation Committees

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
703.190.571-00	Manager	Yes	04/30/2014

Audit Committee

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Allan Kardec de Melo Ferreira	67	Effective member of the Audit Committee	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2015	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
054.541.586-15	Lawyer	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Newton Brandão Ferraz Ramos	44	Substitute member of the Audit Committee	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2015	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office

813.975.696-20	Accountant	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Aparecido Carlos Correia Galdino	62	Effective member of the Audit Committee	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2015	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
666.708.708-25	Business Administrator	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Sidnei Nunes	54	Substitute member of the Audit Committee	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2015	Member of the Risk and Contingencies Committee

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
011.355.928-37	Manager	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Umberto Conti	39	Effective member of the Audit Committee	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2015	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
165.706.888-98	Public bank employee (Economiário)	Yes	04/30/2014

Name	Age	Elective position to be held	Date of election	Term of office	Other positions and functions held on the issuer
Carmela Carloni Gaspar	31	Substitute member of the Audit Committee	General Shareholder’s Meeting to be held on April 30, 2014	Up to the General Shareholder’s Meeting of 2015	Not applicable.

CPF	Profession	Indicated by the Controlling Shareholder	Entrance into office
000.454.351-38	Economist	Yes	04/30/2014

12.7 - Composition of statutory committees and of audit, financial and compensation committees:

No new members shall be elected for the statutory committees, nor for the audit, risk, financial and compensation committees, even if such committees or structures are not statutory.

12.8 - Curricula of the individuals designated by the Controlling Shareholder for (re)election as members of the Company’s Statutory Audit Committee:

Board of Directors

José Mauro M. Carneiro da Cunha

Born on December 4, 1949, José Mauro M. Carneiro da Cunha is Chairman of the Board of Directors of Oi S.A. (since 2011) and permanent member of the Board of Directors of Vale (since 2010). His main professional experiences in the last 5 years include: (i) Chief Executive Officer of Oi S/A (in 2013) (ii) Chairman of the Board of Directors of Tele Norte Leste Participações S.A. (“TNL”) (from 2007 to 2012), (b) Telemar Norte Leste S.A. (from 2007 to 2012), (c) Oi S.A. (since 2009), (d) Tele Norte Celular Participações S.A. (from 2008 to 2012), all of which are open-capital telephony companies, (iii) Chairman of the Board of Directors of (a) Coari Participações S.A. (from 2007 to 2012) and (b) Dommo Empreendimentos Imobiliários (since 2007), previously denominated Calais Participações S.A., both open holding companies. Also, he is (i) A Permanent member of the Board of Directors of Santo Antonio Energia S.A. (since 2008), a closed-capital hydroelectric power company, and (ii) Substitute member of the Board of Directors of Telemar Participações S.A, an open telephony company (since 2008); (ii) Chairman of the Board of Directors of TNL PCS S.A. (from 2007 to 2012), a telephony company, and (iv) Permanent member of the Board of Directors of Log-In Logística Intermodal S/A (from 2007 to 2011), an intermodal transportation open company, at which Vale holds 31.3% of the capital stock; and (v) Permanent member of the Board of Directors of Lupatech S/A (from 2006 to 2012), an open company that develops energy products and performs activities of flow control and metallurgy. In addition to the companies mentioned above, he was (i) a permanent member of the Board of Directors of the following open companies: (a) Braskem S.A (from 2007 to 2010), a petrochemical company, at which he was formerly Vice-President for Strategic Planning (from 2003 to 2005); (b) LIGHT Serviços de Eletricidade S/A (from 1997 to 2000), an electric power distributor; (c) Aracruz Celulose S.A. (from 1997 to 2002), a paper plant; (d) Politeno Indústria e Comércio S/A (from 2003 to 2004), a petrochemical company; (e) BANESTES S.A. - Banco do Estado do Espírito Santo (from 2008 to 2009), a financial institution; and (f) TNL (from 1999 to 2003), where he later became a substitute member of the Board of Directors (2006). He graduated in mechanical engineering from the Universidade Católica de Petrópolis, Rio de Janeiro, in December/1971, having participated in the Executive Program in Management at Anderson School University of California (USA) – Los Angeles, in December/2002.

José Augusto da Gama Figueira

Born on September 20, 1947, he is a permanent member of the Board of Directors of Telemar Participações S/A, a company with equity interest at other companies, since April 25, 2008. He was a member of the Board of Telemar Participações S/A, from June to September, 1999, and from February, 2000 to November, 2009. He was a member of the Board of Directors of the telecommunications company Telemar Norte Leste S/A from August, 2001 to May, 2012 and he is the Chairman of the Instituto Oi Futuro as of August, 2001. He was an Executive Officer at CTX Participações S.A., from April, 2008 to March, 2011. He was an Executive Officer at Pegasus, a company of the Andrade Gutierrez group, from July, 1997 to August, 1999, and a member of the Statutory Audit Committees of the telecommunications companies Telest - Telecommunicações do Espírito Santo S.A., Telepisa - Telecomunicação do Piauí S.A., and

Teleamazon - Telecomunicação do Amazonas S.A., from April to December, 1999. He was a member of the Board of Directors of the telecommunications companies Tele Norte Celular Participações S.A., Tele Norte Leste Participações S.A. and TNL PCS S.A., and of the companies with an equity interest at other companies, Dommo Empreendimentos Imobiliários S.A. and Coari Participações S.A. He graduated in Engineering Electric from Universidade do Estado do Rio de Janeiro in 1972 and became a post-graduate (lato sensu) in Corporate Management from the Getúlio Vargas Foundation (1996-1997). José Augusto da Gama Figueira, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Armando Galhardo Nunes Guerra Jr.

Born on February 13, 1956, he is a graduate in Business Administration, Accountancy and Economy from the Universidade Católica de Minas Gerais in 1978. He developed several projects in the area of companies’ management and restructuring, such as: Braspérola, Portal Clicon, Cia AIX de Participações, Andrade Gutierrez, Brasil Ferrovias, Ponteio Lar Shopping and Shopping Píer 21. He was the CEO of UNIPAR – União de Indústrias Petroquímicas S/A, FEM – Projetos, Construções e Montagens S/A and MRS Logística S/A. He was an Executive Officer for the Ministry of Mines and Energy, and a Member of the National Deregulation Council, supervising state steel-mill companies, the Company Vale do Rio Doce and the DNPM, from March, 1990 to October, 1993. He is a Member of the Board of Directors of the companies: Kepler Weber S/A, Contax Participações S.A. and ELBA Equipamentos e Serviços S.A. He was a Member of the Board of Directors of the companies: Quattor Participações S.A and its Controlled Companies, Brasil Ferrovias and its Controlled Companies, Unipar and its Controlled Companies, Cosipa, CSN and CST. Open Companies in the last 5 years. He was Chairman, from October, 2007 to April, 2011, of the Board of Directors of Kepler Weber S.A., a company in which PREVI and Banco do Brasil had an equity interest; (sic) Board of Directors, from June, 2008 to April, 2010, of Quattor Participações S.A. and its Controlled Companies, which were companies which had an equity interest by Unipar and Petrobrás; Member of the Board of Directors, from April, 2004 to June, 2006, Brasil Ferrovias S.A. and its Controlled Companies, which were companies which had an equity interest by PREVI, FUNCEF and the BNDES. Armando Galhardo Nunes Guerra Jr, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Paulo Márcio de Oliveira Monteiro

Born on October 24, 1958, he works as the Financial Manager for Andrade Gutierrez Concessões SA, a company in the field of Infrastructure Concessions, as of March/2003. As a representative of Andrade Gutierrez Concessões SA, he was Assistant to the Financial Board of Sanepar, a company in the sector of supply, collection and treatment of water, from January/2000 to February/2003. Andrade Gutierrez SA is part of the OI economic group through AG Telecom Participações SA, a shareholder of Telemar Participações SA. Currently, Mr. Paulo Marcio de Oliveira Monteiro is a substitute member of the Board of Directors of CCR S.A. He graduated in Civil Engineering from the Universidade Federal de Minas Gerais, in December/1981, having a Masters in Finance from the Monterrey Institute for Technology - ITESM, in Mexico City, in December/1998; he has a Masters in Business Administration - MBA from the Universidade de São Paulo – USP, in April/1998; and a post-graduation degree in Companies Management from the Universidade Panamericana - IPADE, in Mexico City, in June/1996. Paulo Márcio de Oliveira Monteiro, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Sergio Franklin Quintella

Born on February 21, 1935. He is an Engineering graduate from Universidade Católica do Rio de Janeiro / Economy from the Faculdade de Economia do Rio de Janeiro / Economics Engineer from the Escola Nacional de Engenharia. He obtained a Masters abroad (Italy) in Business Administration (IPSOA) / (EEUU) He has an MBA - lato sensu in Business Administration (Advanced Management Program) (Harvard Business School) / (USA) Business Administration – Extension Course – Public Finance (Pennsylvania State University – Philadelphia). He performed corporate activities as Vice-CEO of Montreal Engineering, from 1965 to 1991, he was a Member of the Board of Directors at Sulzer, from 1976 to 1979, he was a Member of the Board of Directors at CAEMI, from 1979 to 1983, He was the CEO of Internacional de Engenharia, from 1979 to 1990, he was a Member of the Board of Directors of Refrescos do Brasil S.A., from 1980 to 1985, he was the CEO of Companhia do Jari, from 1982 to 1983, and is a Member of the Technical Council of the Brazilian National Confederation of Commerce since 1990. He performs academic activities as a Member of the Board of Governors of the National Institute of High Studies – INAE, from 1991 to 2010; He has been a Member of the Development Council of Pontifícia Universidade Católica do Rio de Janeiro – PUC Rio since 1978; he has been a Member of the Development Council of Universidade Estácio de Sá since 2002 and he is Vice-President of the Getúlio Vargas Foundation since 2005. He has been a member of the Board of Directors of Petrobras since 2009. He performed public activities as a Member of the Board of Directors of the BNDES – National Bank for Economic and Social Development, from 1975 to 1980; he was Chairman of ABNT – Brazilian Association of Technical Standards, from 1975 to 1977; he was a member of the National Monetary Council, from 1985 to 1990; he was President of the Court of Accounts of the State of Rio de Janeiro, from 1993 to 2005. Sergio Franklin Quintella, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Bruno Gonçalves Siqueira

Born on July 7, 1985, he works as analyst of controllership and accountancy for Andrade Gutierrez Concessões S/A, a holding of equity interests, as of May/2010. His main activities are at the accounting, tax and financial areas, as well as investors relations. From September, 2007 to May, 2010, he worked as an analyst in the accounting and controllership areas for AngloGold Ashanti Brasil Mineração S/A, a multinational company that operates the entire gold production chain. He graduated in Economy from the Faculdade IBMEC/MG in 2008 and in Accounting Sciences, from the Universidade Federal de Minas Gerais in 2009; also, he post-graduated in Management with Emphasis on Finances, from the Dom Cabral Foundation, in 2011. Mr. Bruno Siqueira was a Substitute Member at the Board of Directors of Contax Participações S/A and is currently a Member of the Statutory Audit Committee of this company. He is a Substitute Member of the Board at CTX Participações S.A. and at Telemar Participações S.A., as of November 29, 2013, at Dominó Holdings S.A., as of April 30, 2013 and a Substitute Member of the Statutory Audit Committee at CEMIG S.A., CEMIG GT and CEMIG D as of April 30, 2013. Bruno Gonçalves Siqueira, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Renato Torres de Faria

Born on January 11, 1962. From May, 2002 to this date: Financial Officer and Executive in Charge of Investors Relations - DRI at Andrade Gutierrez Concessões S.A.; Executive Officer and DRI at AG Participações S.A. He is the Vice-CEO at Andrade Gutierrez S.A., as of 2012. In addition to performing the activities inherent to the mentioned positions, he also performs the following functions: Member of the Board of Directors at Dominó Holdings S.A., a vehicle company for investment in the Companhia de Saneamento do Paraná (SANEPAR); CEO and Member of the Board of Directors at Waterport., a company that supplies water, collection and sewer treatment in the Port of Santos; Member of the Board of Directors at the Companhia de Saneamento do Paraná – SANEPAR; Member of the Board of Administration at Contax Participações S.A., a contact center company. As of 2004, he has been an Executive Officer for the real estate sector companies of AGSA, including Porto Real Resort and Marina Porto Real in Angra dos Reis – Rio de Janeiro, Parque Prado in Campinas – São Paulo, Terminais Intermodais da Serra em Serra – Espírito Santo, Flat Cidade Jardim in São Paulo – São Paulo, Busca Vida Resort in Salvador – Bahia, Terminal de Passageiros in Uberlândia – Minas Gerais. Renato Torres de Faria, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Carlos Fernando Horta Bretas

Carlos Fernando Horta Bretas, married, Brazilian, resident and domiciled in Belo Horizonte, Minas Gerais, born on May 07, 1959, has been a Project Manager since May/1994 for Andrade Gutierrez Concessões S/A. (AGC), a holding and equity interest company of Andrade Gutierrez Group. He works in financial area, developing and overseeing AGC projects. Previously he worked as a controller engineer for an office located at Goiás (May 1988 to February 1989) of Mendes Junior Edificações S/A, a civil engineering company. He also worked as a production engineer in this same company from 1984 to 1988. He has a Bachelor’s Degree in Civil Engineering (1984), with a post graduation degree in Engineering Economics from Fundação Dom Cabral of Belo Horizonte, an MBA in

Finances from USP and an MBA in Business Law from Fundação Getúlio Vargas. Currently is an alternate member of Oi S.A.’s Board of Directors and was an alternate member for the Contax Participações S.A’s Board of Directors until Feb/2012. Carlos Fernando Horta Bretas, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Rafael Cardoso Cordeiro

Born on September 13, 1980, he has a Bachelor’s Degree in Civil Engineering from Universidade Federal de Minas Gerais (2003), works at Andrade Gutierrez Concesões S.A. since June, 2002. He works as the telecommunications asset manager for Andrade Gutierrez. From May 2004 to April 2005, he was the project engineer for Water Port S.A. Engenharia e Saneamento (Engineering and Sanitation), company of the AG Group hired by CODESP (the Dock Company of the State of Sao Paulo) to develop and implement the new water and sewer system for the right margin of the port of Santos. From May 2005 to April 2011 he worked in the areas of treasure, structured financial operations, relations with financial institutions, capital market, relations with investors, and economical and financial analysis of new projects for Andrade Gutierrez Concessões. Currently, Mr. Rafael Cordeiro is a member of the Board of Directors of Telemar Participações S.A., of Oi S.A., of Contax Participações S.A., and of CTX Participações S.A., of which he is also the Director. From 2010 to 2012 he was a member of the Board of Auditors for CEMIG – Energy Company of the State of Minas Gerais, a company in the energy segment. Rafael Cardoso Cordeiro, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

André Sant’Anna Valladares de Andrade

Born on April 6, 1984, he holds a degree in Production Engineering from Universidade Federal de Minas Gerais (Federal University of Minas Gerais) from December of 2008. Since January of 2008 works at Andrade Gutierrez Concessões S.A., a holding and equity interest company focused on the development/acquisition of infrastructure concessions. He participated in the company’s trainee program for a year and since then he has been working as a Project Analyst, focusing on the areas of technical studies in project development, economical and financial analysis, portfolio management and control, and company valuation. André Sant’Anna Valladares de Andrade, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Alexandre Jereissati Legey

Born on January 2, 1970, is the financial director and the market relations director for corporations with equity interests in other companies LF Tel S/A and Jereissati Telecom S/A since 1998, companies which participate of the equity control group of Telemar Participações S.A. and of CTX Participações S.A..He was the new business officer of Iguatemi Empresa de Shopping Center S/A, a shopping center administrating company, from January 2007 to January 2008, where he worked on prospecting, evaluating, and enabling new shopping malls for this company. Was a member of the Financial Committee of the telecommunication company Tele Norte Leste Participações S.A. since its establishment in 1999. He began his career in the Jereissati Group in 1993 and held the position of the Company’s Financial Director until 1996. Currently, he is a member of the Board of Directors for corporations with equity interests in other companies Telemar Participações S.A., CTX Participações S.A., Privatinvest Participações S.A. and Alium Participações S.A., and of Contax Participações S.A., whose main activity is to participate of companies that provide Call Center services. He is the Economical and Financial Director and Market Relations Director for Privatinvest Participações S.A. and the Superintendent Director and Market Relations Director for Alium Participações S.A., both corporations with equity interests in other companies. He holds experience in structuring market operations of capital markets and in the area of mergers and acquisitions, corporate restructurings, and evaluating the economical and financial investment viability. He holds a degree in Chemical Engineering from 1992 from Universidade Federal do Rio de Janeiro – UFRJ (Federal University of Rio de Janeiro), and has an MBA in Business Administration from 1998 from Massachusetts Institute of Technology – MIT. Alexandre Jereissati Legey, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Carlos Francisco Ribeiro Jereissati

Born on June 21, 1946. He has been the chairman of Jereissati Group’s Board of Directors since 1970, which is composed by the following companies: Iguatemi Empresa de Shopping Centers S/A, Jereissati Telecom S.A, Grande Moinho Cearense S.A., Telemar Participações S.A., and Contax Participações S.A. He was a member of Bovespa’s (São Paulo’s Stock Exchange) Board of Directors, Vice-President of the Board of Directors of Vidraria Santa Marina (Saint Gobain Group) and Chairman of the Board of Directors of ABRASCE (Brazilian Association of Shopping Malls), and a member of the Advisory Board for SECOVI (Union for Companies that Purchase, Sell, Rent, and Administer Residential and Commercial Properties in São Paulo). He was a member of the Board of Directors for Tele Norte Leste Participações S.A. from 1998 to 2012, four years of which he was the Chairman. Holds a degree in Economics, having completed his first two years at Universidade Federal do Rio de Janeiro and graduating at Universidade Mackenzie de São Paulo in 1968. Carlos Francisco Ribeiro Jereissati, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Carlos Jereissati

Born on September 04, 1971, he graduated with a Business Administration degree from the Business Administration School of Fundação Getúlio Vargas – FGV – São Paulo in 1994, with specialization courses abroad such as: Management for Success (University of Michigan Business School, 2002), Spring Convention (International Council of Shopping malls, 1998, 1999 and, from 2002 to 2006, Real Estate Finance & Investment (Euromoney Training, 1998). Since 1996 he has been a part of the officers and directors of the administration company for shopping malls, Iguatemi Empresa de Shopping Centers – IESC, which he currently presides. Is a member of the Board of Directors for the corporations with equity interests in other companies Jereissati Participações S.A., LF Tel S.A., La Fonte Telecom S.A., Telemar Participações S.A., CTX Participações S.A., and of Contax Participações S.A., whose main activity is to participate of companies that provide Call Center services. Was a member of the Board of Directors of the telecommunication company Tele Norte Leste Participações S.A. from 2008 to 2012. He was a President and a Vice-President of ABRASCE – Brazilian Association of Shopping malls S/A (from 2002 to 2004 and 2005 to 2006) and currently he is a part of the Advisory Board. Was an advisor of CDES (The Council on Economic and Social Development) and is a member of IBRAVO – Brazil Volunteer Association since 1995 and a member of ICSC – International Council of Shopping malls, since 1994. He was elected in 2007 as “Young Global Leader” – Title he received from the World Economic Forum. Carlos Jereissati, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Cristina Anne Betts

Born on October 20, 1969, has a degree in Business Administration from Fundação Getúlio Vargas – FGV (1991), and an MBA from INSEAD, in France. She is the Vice-President of Finances for Iguatemi Empresa de Shopping Centers S.A. since April of 2008. Previously, worked at Pricewaterhouse (1992 – 1995), Credit Suisse First Boston Garantia Bank (1995 – 1999), Bain & Company (1999 – 2004) and Tam Linhas Aéreas S.A.; in this one she held the position of Director of Strategic Planning and Controlling and was also responsible for the Investor Relations department (2004 to 2008). She was an alternate member of the Board of Directors for Contax Participações S.A. from 2009 to 2012. Cristina Anne Betts, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Fernando Magalhães Portella

Born on May 15, 1951, Brazilian, is the President Director for Jereissati Participações, holding of Jereissati Group. He was Vice President of the financial institution Citibank Brasil from 1986 to 1992, and a partner of Gemini Consulting from 1992 to 1996. He also was the CEO of the Groupo O Dia de Comunicação (Communication Day Group) and an Advisor for the Associação Nacional de Jornais (National Newspaper Association - ANJ) during 1996-2003, President of Associação Brasileira de Marketing e Negócios (Brazilian Association of Marketing and Business) from January 1999 to December, 2000 and a member of the Advisory Board for Intermedica Empresa de Saúde S.A. (Intermedica Health Company) from June 2008 to February, 2010, and the CEO for

Organização Jaime Câmara from July, 2006 to January, 2011. He is the President Director of Jereissati Participacoes (MLFT3/4) and member of the Board of Directors for Iguatemi Empresa de Shopping Center S.A., a shopping mall administrating company, for Portugal Telecom (PTC.LS), Oi S.A. (OI BR3/4), and Grupo Coimex S.A. He holds a degree in Agronomical Engineering from UNESP in December 1975, and an Executive MBA from Columbia University and is an Alumni of Harvard Business School where he studied in the General Management Program from February to May of 2000, and the Corporate Leader Program in March of 2006. The director has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Sergio Bernstein

Born on April 16, 1937 is a member of the Board of Directors for Iguatemi Empresa de Shopping Centers S.A., corporation with equity interests in other companies. He is a civil engineer with a degree from Escola Nacional de Engenharia do Rio de Janeiro (National Engineering School in Rio de Janeiro) and has been an executive in national companies for a long time. He began his career in 1961 as a Finance trainee in General Eletric do Brasil, a diversified company in the technological and financial areas, in Brazil, he has been the Director Controller for 6 years and Vice-President of Finances for 4 years. Subsequently he became the Vice-President of Finances for Jereissati Group for 16 years. He was Chairman of the Board of Auditors for the telecommunications company Tele Norte Leste Participações S.A. and of the corporation with equity interests in other companies Coari Participações S.A..

Cristiano Yazbek Pereira

Born on September 16, 1975, nominated as a member of the Company’s Board of Directors in 2012, is responsible for the Corporate Strategy of Jereissati Participações S.A. since July of 2009. Is a member of the Board of Directors for Contax Participações S.A. since 2010. He was a member of the Board of Directors of Tele Norte Leste Participações S.A. from 2010 to 2012. Was a Superintendent at Telefônica in the areas of Strategy, Regulation, and Commercial SMEs in Latin America from 2003 to 2009. He was a consultant for A.T. Kearney in 2001 and 2002 and a consultant for Accenture in 2000. Holds a degree in Mechanical Engineering from Escola Politécnica da Universidade de São Paulo (Polytechnic School of the University of Sao Paulo), has an executive MBA from BSP and executive training from Harvard Business School, Rotman School of Management (University of Toronto) and ESADE (Barcelona). Cristiano Yazbek Pereira, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Erika Jereissati Zullo

Born on October 17, 1970, she is the Retail Vice President for Iguatemi Empresas de Shoppings Centers, company that designs, plans, and administers shopping malls. Is a member of ICSC – International Council of Shopping Mall since 1994. Is a member of LMC (Luxury Marketing Council) and an alternate member of Abrasce (Brazilian Association of Shopping malls S/A) since June of 1996. She has a Business Administration degree from Universidade Mackenzie in 1993, with a post graduate degree in Communication and Marketing from ESPM (Higher School of Advertising and Marketing) in 1995 with specialization courses from abroad such as Leasing I (International Council of Shopping malls in 2003), Leasing II (International Council of Shopping malls in 2004), a Management Course (Michigan – USA) in 1998 and a Retail Course (NY/USA) in 1997. Erika Jereissati Zullo, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Shakhaf Wine

Born on June 13, 1969, he is the Executive President and Executive Director of Portugal Telecom Brasil S.A., a Telecommunications company; Chairman of the Board of Directors of Portugal Telecom Brasil S.A., a Telecommunications company; Executive President of PT Multimédia.com Brasil Ltda., a Telecommunications company; Executive President of Bratel Brasil S.A; Executive President of PTB2 S.A.; Statutory Director of CTX Participações S.A.; Member of the Board of Directors of Contax Participações S.A.; Member of the Board of Directors of Telemar Participações S.A.; Vice-President Director of PASA Participações S.A.; Director of EDSP75 Participações S.A.; President Director of Marnaz Holdings S.A.; President Director of Instituto Portugal Telecom Brasil. He was Vice Chairman of the Board of Directors of Vivo Participações S.A., a Telecommunications company, from 2009 to September of 2010 and a

Member of the Board of Directors of Universo Online S.A., a Telecommunications company from 2009 to January 2011. Formerly was the Chairman of the Board of Directors of Mobitel S.A., a Telecommunications company; Member of the Board of Directors of PT Investimentos Internacionais – Consultoria Internacional S.A., a Consulting company, from May 2006 to March 2009. Formerly, was a Member of the Board of Directors of PT Participações SGPS S.A., a Telecommunications company, from March 2008 to March of 2009. Formerly, was a Member of the Board of Directors of PT Móveis - Serviços de Telecomunicações SGPS S.A., a Telecommunications company, from May 2006 to March of 2009. Formerly, was a Member of the Board of Directors of PT Ventures SGPS S.A., a Telecommunications company, from May 2006 to March of 2009. Formerly, was a Member of the Board of Directors of Tele Centro Oeste Celular Participações, S.A., a Telecommunications company, from March 2004 to October of 2006. Formerly, he was a Member of the Board of Directors for Tele Sudeste Celular Participações, S.A., a Telecommunications company, from March of 2004 to February of 2006. Formerly, was a Member of the Board of Directors for Tele Leste Participações S.A., a Telecommunications company, from July 2005 to February of 2006. Formerly, was a Member of the Board of Directors for Celular CRT Participações S.A., a Telecommunications company, from March 2004 to February of 2006. Formerly, was a Member of the Board of Directors for PT Multimédia.com Participações Ltda., a Telecommunications company, from April 2005 to November 2007. Formerly, was the Investment Bank Director and responsible for the relations with European corporate clients of the Global Telecommunication Group of Merrill Lynch International, a financial institution, from 1998 to 2003. Formerly, was a Senior Associate Director for the Latin American and Telecommunication Group departments of Deutsche Morgan Grenfell & Co., a financial institution, from 1993 to 1998. Formerly, was a foreign exchange Trader and dealer for Banco Central do Brasil in Banco Icatu, a financial institution, from 1991 to 1993. He has an Economic Degree from PUC, Pontifícia Universidade Católica (Pontifical Catholic University), from Rio de Janeiro. Shakhaf Wine, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Abilio Cesário Lopes Martins

Born on August 16, 1971, is a Member of the Board of Directors of PT Comunicações, TMN, and PT Prime; Chairman of the Board of Directors of PT Contact; Member of the Board of Directors of PT Brasil; and Member of the Board of Directors of PT SGPS. He was an Administrator for Brasilcel from 2007 to 2010. Formerly he was a Member of the Board of Director of PT.Com from 2006 to 2008. Abilio Cesário Lopes Martins, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Luís Miguel da Fonseca Pacheco de Melo

Born on April 26, 1966, Luís Miguel da Fonseca Pacheco de Melo is a Business Administrator and financial officer of Portugal Telecom SGPS S.A., a Portuguese telecommunication company (since April of 2006). He is currently Chairman of the Board of Directors of several companies PT: PT Centro Corporativo, S.A. (PT Corporate Center); Portugal Telecom Imobiliária, S.A. (Portugal Telecom Real Estate); PT Prestações – Attorney-in-fact of Aquisições de Gestão de Bens, S.A. (PT Installments – Trustee of Acquisitions and Assets Management); Previsão – Sociedade Gestora de Fundos de Pensões, S.A. (Previsao- Managing Association of Pension Funds); PT ACS – Associação de Cuidados de Saúde (Health Care Association); PT Ventures, SGPS S.A., and Chairman of the Board of Directors of PT PAY; Chairman of the Board of Directors of Timor Telecom, S.A. and Chairman of the Board of Directors of TPT – Telecomunicações Públicas de Timor, S.A. (Public Telecommunications of Timor). Currently he is the Vice-President of the Board of Directors of MEO – Serviços de Comunicações e Multimédia, SA (Communication and Multimedia Services); Vice-President of the Board of Directors of PT Comunicações, S.A. (PT Communications); Vice-President of the Board of Directors of PT Portugal, SGPS, S.A.; Vice-President of the Board of Directors of Portugal Telecom Investimentos Internacionais, Consultoria Internacional, S.A. (Portugal Telecom International Investments, International Consulting); of PT Móveis – Serviços de Telecomunicações, SGPS S.A (PT Mobiles – Telecommunication Services) and of PT Participações, S.A. (PT Shares), and is Vice-President of the Board of Directors of PT Blueclip – Serviços de Gestão, S.A. (PT Blueclip – Management Services). In addition to this he is also the Administrator of Africatel Holdings B.V. and of Unitel, SARL; Chairman of the Management Board of Elta – Empresa de Listas Telefónicas de Angola, Lda (Company of Telephone Directories in Angola); President of the Management Board of Directel, LTI. Previously, he was the Chairman of the Board of Directors for the following companies PT: PT PRO, Serviços Administrativos e de Gestão Partilhados, S.A. (Administrative and Shared Management Services), (from May 2008 to February 2014); CST – Companhia

Santomense de Telecomunicações, S.A.R.L. (Sao Tome and Principe Company of Telecommunications) (March 2011 to October 2013); PT Contact – Telemarketing e Serviços de Informação, S.A. (PT Contact- Telemarketing and Information Services) (from July 2008 to March 2009); of Cabo TV Açoreana, S.A. (Acorean cable TV) (from December 2004 to October 2007). Was Vice-President of PT Data Center (from October 2011 to January 2014 and President of the Management Board of PT Ásia, Ltda. He was also the Administrator for the following PT companies: PT Compras – Serviços de Consultoria e Negociação, S.A. (PT Purchasing – Consulting and Negotiation Services) (from April 2008 to April 2013); of PT Rede Fixa, SGPS, S.A. (PT Fixed Network) (from November 2007 to June 2009). He was also the Financial Administrator for PT Multimédia – Serviços de Telecomunicações e Multimedia, SGPS S.A. (PT Multimedia—Telecommunication and Multimedia Services) (from June 2002 to April 2006) and of TV Cabo Portugal, S.A. (from 2002 to 2006); He also was a member of the Board of Directors of Telemig Celular, S.A. (from August 2008 to July 2010); of Telemig Celular Participações, S.A. (from August 2008 to November 2009); of Vivo Participações, S.A. (from July 2006 to July 2010) and of Brasilcel (from July 2006 to July 2010). Luis Pacheco de Melo has a degree in Civil Engineering from the Instituto Superior Técnico (Higher Technical Institute), and an MBA from IESE Barcelona. Luís Miguel da Fonseca Pacheco de Melo, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

João Manuel de Mello Franco

Born on November 29, 1946, he is the non-executive Director of Portugal Telecom, SGPS, S.A. and Chairman of the Board of Auditors. He was first elected for the Board of Auditors in 2007, he has been the non-executive Administrator since 1998. His previous mandate finished on December 31, 2011 and he was reappointed in 2012. He is a member of the Corporate Governance Committee since 2005, and was the Chairman between 2006 and 2009. He is a member of the Board of Auditors since 2008 and was a member of the Compensation Committee between 2003 and 2008. He was the non-executive Administrator of EDP Renováveis, S.A. (EDP Renewable) since 2008, having been the Chairman of the Board of Auditors and a member of the Committee of Operations between Related Parties. He was the Chairman of the Board of Auditors of Sporting Clube of Portugal and of Sporting SAD from 2011 to 2013. He was the Vice-President of the Board of Directors of José de Mello Imobiliária (Jose de Mello Real Estate) from 2001 to 2004. He was the Administrator for Soponata – Sociedade Portuguesa de Navios Tanques, S.A. (Portuguese Association of Tank Ships) from 1997 to 2000. He was the Chairman of the Board of Directors of Soponata – Sociedade Portuguesa de Navios Tanques, S.A. from 2000 to 2001. He was Chairman of the Executive Board and Vice-President of the Board of Directors of LISNAVE from 1995 to 1997. He was the Chairman of the Board of Directors of the Portuguese Company Rádio Marconi from 1994 to 1995. He was the Chairman of the Board of Directors of TMN – Telecomunicações Móveis Nacionais, S.A. (TMN-Mobile National Telecommunications) from 1991 to 1994 and the Chairman of the Board of TLP – Telefones de Lisboa e Porto, S.A. (Telephones of Lisboa and Porto) from 1989 to 1994. He has a degree in Mechanical Engineering from Instituto Superior Técnico (Superior Technical Institute) and Continuing Education in Strategic Management and High Corporate Management (PADE). João Manuel de Mello Franco, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Fernando Marques dos Santos

Born on October 25, 1952, he is the Director of Banco Nacional de Desenvolvimento (National Bank of Development- BNDES), and responsible for the Areas of Human Resources; Management Secretariat for the AGIR project; and Information and Process Technology from 1983 to 1989. He was the manager for the area of Projects with agents. In 1989 became the Head of the Department in the Area of Projects with agents. In 1989 became the Head of the Credit Area (Portfolio Classification) Department, where he remained until 1994, when he became the Superintendent in the Credit Area. He remained in this position until 2003. Before being nominated as a Director of BNDES in 2012, he held the offices of Chairman and Vice-President of BNDES. He has a degree in Mechanical Engineering from Universidade do Estado do Rio de Janeiro - UERJ. Fernando Marques dos Santos, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Laura Bedeschi Rego de Mattos

Born on October 01, 1975, she has a Masters in Energy Planning through COPPE (UFRJ), a post-graduate degree in Finances from IBMEC – RJ and a degree in Chemical Engineering from the Federal University of Rio de Janeiro. She has 12 years of experience in Operation Structuring in Fixed and Variable Income for organizations that are relevant to the financial department (BNDESPAR, BNDES, and FINEP). She has been at BNDES since 2002, and is experienced in structuring Project Finance Operations in Infra-Structure and has held, for five years, an executive position as Manager and as the Head of the Department in the Market and Capital Investment Department. In this Department she was responsible for the investments in new companies from BNDESPAR’s portfolio. Currently she is the Head of the Department of Follow-up and Management of Stock Portfolios for BNDESPAR. She is responsible for managing BNDESPAR’s shares in this department, in the areas of logistics, mining, metallurgy, paper & pulp, telecommunications, capital goods, information technology, and medicines. She is an alternate member for Fibria Celulose S/A’s Board of Directors from December 2010 up to February 2014. Laura Bedeschi Rego de Mattos, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

José Valdir Ribeiro dos Reis

Born on August 18, 1945, he is the Chief Executive Officer of the Executive Board and Chairman of the Board of Directors for COOPERFORTE – Economy and Mutual Credit Union for Employees of Federal Public Financial Institutions, since July of 1997. He was the Chief Executive Officer of PREVI – Pension Fund for Employees of Banco do Brasil, Retirement Fund for Employees of Banco do Brasil, from 1993 to 1996. Previously, he was the Chairman of the Deliberative Board of Fenabb –AABB federation - and vice-president of Confebrás – Brazilian Confederation of Credit Unions. He was a member of the Board of Directors of GTD Participações S.A., publicly held company with equity interests in other companies, from 1995 to 1996. He was the Chairman of the Board of Directors of Fundição Tupy S.A. (Tupy Casting), from 1996 to 2002. He was a member of the Board of Directors of Teka S.A., a company in the textile industry, from 2002 to 2003. He has an Economics degree from Universidade Federal de Juiz de Fora - Minas Gerais in 1977, with a post-graduate degree in Financial Administration from AEUDF/ICAT - Brasília - DF and a specialization course in Development of High-Ranking Executives from Banco do Brasil. José Valdir Ribeiro dos Reis, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Luciana Freitas Rodrigues

Luciana Freitas Rodrigues, born on July 03, 1966, is a Unit Manager at PREVI – Retirement Fund for Employees of Banco do Brasil, pension fund for employees of Banco do Brasil. She has been at PREVI since 2000. She was a member of the Board of Directors of Termopernambuco S.A. from April 2003 to April 2011, of COSERN – Energy Company of the State of Rio Grande do Norte from April 2003 to April 2011, of ITAPEBI Geração de Energia S.A. (ITAPEBI Power Generation) from April 2003 to April 2011, of Neoenergia from April 2003 to April 2011. She is a member of the Board of Directors of Valepar S.A., a holding association which has direct control of Vale S.A. since April of 2011. She has a degree in Statistics from Universidade do Estado do Rio de Janeiro (UERJ) in 1987, and in Actuarial Sciences form Universidade Estácio de Sá in 2006, with an MBA in Finance from IBMEC, an MBA in Corporate Governance from Fundação Getúlio Vargas (FGV) and an MBA in Supplementary Pension from IDEAS. Luciana Freitas Rodrigues, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Marcelo Almeida de Souza

Born on January 27, 1983, he is the Executive Manager of Private Credit of Fundação Petrobras de Seguridade Social – Petros (Petrobras Foundation for Social Security), a Closed Entity of Supplementary Pension since April of 2012. He was the Executive Manager for Investment Planning for Fundação Petrobras de Seguridade Social - Petros from January of 2011 to March of 2012. Previously, he was a Manager of the Private Credit Sector of Fundação Petrobras de Seguridade Social - Petros and an Investment Analyst for ANDIMA – National Association for the Institutions in the Financial Market, in 2006, 2007, and 2008. Previously, Mr. Marcelo Almeida de Souza was an alternate member of the Administration of Invepar - Investimentos e Participações em Infra-Estrutura S.A. (Invepar- Investments and Participations in Infra-Structure). Formerly, he was the Fiscal Advisor for Invepar - Investimentos e Participações em Infra-Estrutura S.A.

(Infrastructure Investments and Shares), from November 2011 to May 2012. He has a Business Administration degree from Universidade Gama Filho with emphasis on Finance through COPPEAD - UFRJ. Marcelo Almeida de Souza, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Ricardo Berretta Pavie

Born on July 15, 1973, Ricardo Berretta Pavie is the Executive Manager for Fundação Petrobras de Seguridade Social (Petrobras Foundation for Social Security) – Petros, since 2007. He has a degree in Business Administration from Universidade Candido Mendes, a post-graduate degree in Finances from University of California in Los Angeles, a post-graduate degree in Electric Energy from Universidade Federal do Rio de Janeiro and a Masters in Finance from IBMEC/RJ. He began his professional career in Banco Cindam (1993 to 1996) and, afterwards, worked in Furnas Centrais Elétricas (2001 to 2007) and Vanguarda Agro (2007). He is an alternate member since 2011 of the Board of Directors for Sete Brasil and was an alternate member of the Board of Directors of Log In (May of 2011 to April of 2012), a full member of the Board of Auditors of Vanguarda Agro (May of 2011 to October of 2011), a full member of the Board of Auditors of Oi S.A. (April of 2012 to March of 2013), and a full member of the Board of Auditors of Lupatech (May of 2013 to December of 2013). He represents Petros in several national and international Congresses and Seminars.

Carlos Augusto Borges

Born on January 11, 1959. He is currently the Director of Corporate and Real Estate Equities of FUNCEF (Funds of the Federal Reserve Bank), since May 11, 2011. He was the Vice-President of Transferência de Beneficio e Atendimento e Distribuição (Profit Transfer and Service and Distribution - VIBEN) and member of the Board of Trustees of the FGTS (Unemployment and Retirement Pension Plan) and Vice-President of Service and Distribution (VIGAT). Was the Director responsible for the Ombudsman for the BACEN (Brazilian Central Bank), BACEN Resolution No. 3477 from July 26, 2007 and Board Resolution No. 2533/07, was President of the Statutory Board for the Prevention of Money Laundering (PLD), the Director responsible for the RDR system – Reports of Misconducts, Complaints, and Information Requests, according to the BACEN circular No. 3289 from August 31, 2005. He was the Director Responsible for Investment Deposit Accounts according to BACEN circular No. 3248 from July 30, 2004, and Representative Director before the Comissão de Valores Mobiliários (Securities and Exchange Commission- CVM) and responsible for the distribution of Investment Fund Quotas and Representative Director of the CAIXA (Federal Reserve Bank) before the FEBRABAN (Brazilian Bank Federation) at the Self Regulation Board. He was an alternate member of the Deliberative Board of FUNCEF from July 12, 2004 to September 30, 2008, a full member of the Board of Directors of CAIXA Seguradora S.A. from July 2007 to April 2011 and a full member of the Board of Directors for Empresa Hidrotérmica S.A. (Hydrothermal Company) from October 2010 to April 2011, a full member of the Board of Directors of Sete Brasil, from May 20, 2011 to October 06, 2011 and is a full member of the Board of Directors of VALEPAR since June 08, 2011. Carlos Augusto Borges, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Emerson Tetsuo Miyazaki

Emerson Tetsuo Miyazaki, born on December 13, 1985, is the Senior Analyst for the Management of Shares of Fundação dos Economiários Federais – FUNCEF (Foundation for complementary pension for employees of the Federal Reserve Bank) since February 2011. Was a Financial Analyst for Norte Energia S.A., company that built and operates the Belo Monte Plant, where he worked in the areas of Financial Planning and Investor Relations from February 2010 to February 2011. He was an analyst that coordinated the Capital Market of FUNCEF (Funds of the Federal Reserve’s Bank), where he provided the buys side for companies listed in the stock market in the areas of banks, financial, electric energy, and retail from April 2009 to January of 2011. He was a Financial Analyst of Brasil Telecom S.A. (Previously known as Oi S.A.) from November of 2007 to April of 2009, where he worked in the Management of Obtaining and Administrating the Financial Resources. He has a degree in Administration from the Universidade de Brasília from the first semester of 2009. Emerson Tetsuo Miyazaki, in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Board of Auditors

Allan Kardec de Melo Ferreira

Born on November 19, 1946, Mr. Allan was an internal advisor to Construtora Andrade Gutierrez between 1971 and 1993, and between 1971 to 1980 he was responsible for the areas of bids and contracts in Brazil and between 1980 to 1993 he was the head of the international legal department. He provided services of administration consulting for several companies in the civil, commercial, and tax areas, participated in restructuring processes (mergers, de-mergers, divestitures, asset sales) of telecommunication companies in the Andrade Gutierrez Group and in several auctions held by the Departamento de Estradas e Rodagem de Minas Gerais, or DNER-MG (Department of Roads and Roadwork of the State of Minas Gerais), Empresa de Transporte e Trânsito de Belo Horizonte, or BHTRANS (Company of Transportation and Traffic of the State of Belo Horizonte), Ministry of Communications and ANATEL (National Agency of Communications). He was a member of the Board of Auditors for Telemar Participações S.A., Tele Norte Celular Participações S.A., Tele Norte Leste Participações S.A., and Coari Participações S.A. He has a bachelor’s degree in Law from Pontifícia Universidade Católica de Minas Gerais (1970), in addition to taking several continuing education courses on Foreign Trade, and mainly on the Export of Services from Fundação Centro de Comércio Exterior, or FUNCEX (Foundation of Foreign Trade Center), Fundação Dom Cabral, Ministério das Relações Exteriores (Ministry of Foreign Affairs), and Construtora Andrade Gutierrez. The director has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Newton Brandão Ferraz Ramos

Born on May 30,1969, he is a Controller for Andrade Gutierrez Concessões S.A., company responsible for the department of public concessions for the Andrade Gutierrez Group. During the last five years, Mr. Newton Brandão was a full member of the Company’s Board of Auditors, of RAC, of Cia. de Saneamento do Paraná – SANEPAR (Sanitation Company for the State of Parana), of Dominó Holdings, and was an alternate member of the Board of Directors of CEMIG – Companhia Energética de Minas Gerais (Energy Company of the state of Minas Gerais), of CEMIG Geração e Transmissão S.A. (CEMIG Production and Transmission), and of CEMIG Distribuição S.A. (CEMIG Distribuition). He has a Bachelor’s degree in Accounting from Pontifícia Universidade Católica de Minas Gerais in 1992 and a post graduate degree in Administration from FUMEC/MG in 1994. MBA in Finance from Fundação Dom Cabral in 2000. The director has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Aparecido Carlos Correia Galdino

Born on April 14, 1951. Mr. Galdino has a bachelor’s degree in Business Administration in 1978 from Faculdades Integradas Princesa Isabel. He began his professional activities in 1971 for Jereissati Group, taking part in the entire development and growth process that has happened up to this day. He is the Financial Director of La Fonte Participações S/A, corporation with equity interest in other companies, member of the Board of Auditors of Iguatemi Empresa de Shopping Centers S/A, administrating company for shopping malls, of the Board of Directors of Jereissati Telecom S/A and of LF Tel S/A, a corporation with equity interest in other companies, and of Grande Moinho Cearense S/A, company for milling wheat for bakeries, and dough and biscuit industries. He is a member of the Board of Auditors for corporations with equity interests in other companies, Telemar Participações S.A. and Contax Participações S.A., and an alternate member of the Board of Auditors of Oi S.A. The director has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Sidnei Nunes

Born on September 28, 1959 with a Bachelor’s degree in Business Administration (1982) and Accounting (1984) from Faculdade de Administração Paulo Eiró, with an MBA in Finances from Universidade de São Paulo - USP (1998). He worked in Iguatemi Empresa de Shopping Centers S/A from February of 1990 to March of 2008, holding the position of Controller from February of 1990 to May of 1999 and as a Financial Director from June of 1999 to March of 2008. Since

April of 2008 he has worked in Jereissati Participações S/A and in LF Tel S/A as Managing Director and at La Fonte Telecom S/A as the Financial Director. His main duties are to manage the companies’ finances and controls and accounting and tax management. He is also a member of the Board of Directors for Iguatemi Empresa de Shopping Centers S/A since November 08, 2006, nominated to the position of Advisor on November 08, 2006, reelected on April 24, 2009 with a two year term of office. He is a member of the Board of Directors since April 24, 2008 for the Companies Jereissati Participações S/A, La Fonte Telecom S/A, LF Tel S/A, and Grande Moinho Cearense S/A; having a term of office until April of 2013 for all of them. He became a member of the Board of Auditors of Contax Participações S/A since April 2009 until March of 2011, company whose main activity is to provide call center services. The director has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Umberto Conti

Born on September 12, 1974, he got his Bachelor’s degree in Geography from USP (University of Sao Paulo), and in Technology and Data Processing from Universidade Mackenzie, with a post-graduate degree in Finances from IBMEC, he works in the Fundação dos Economiários Federais (Funds of the Federal Reserve’s Bank, FUNCEF) since 2006. Currently, he is the Investment Analysis Manager, responsible for creating the investment strategies for fixed incomes, specifically in the areas of operations structured around private credit, such as Debentures, FIDC, CCB, CRI, FIM, and of Investment structured on Equity, made possible mainly through the acquisition of Private Equity quotas. Before this, he was the Special Consultant of the President and Coordinator in the area of New Business Development. Currently, he is a member of the Investments Committee of FUNCEF, in addition to representing it in the Investment Committees of Equity Funds of CRPVII and Terra Viva. He was an Administrative Advisor for Bahema, a Fiscal Advisor of Florestal S.A., in addition to an alternate of the Board of Directors of JBS S.A.. Currently he is a member of the Board of Auditors of OI S.A. The director has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Carmela Carloni Gaspar

Born on December 19, 1982, she is the Senior Analyst for FUNCEF, Pension Fund, since December of 2012. She was a Product Analyst for BANCOOB, a cooperative bank, from June of 2012 to November of 2012. Previously, she was Project Manager for r8 Consultoria, a Telecommunication Consulting Company, from December of 2009 to June of 2012. Previously, she was Senior Analyst for Oi S.A., a Telecommunication company, from February of 2009 to December of 2009. She has an Economics degree from Universidade de Brasília in 2005, with a MBA in Projects from Fundação Getúlio Vargas, completed in 2007 and is taking an MBA in Finances at IBMEC Brasília, estimated to be completed by October of 2015. The director has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Statement of Denial for Actions leading to a Conviction:

All abovementioned applicants nominated to be elected into the Board of Directors and Board of Auditors declare that, for all legal purposes, in the last five years, they have not been convicted of, or condemned of a crime or had a sentence applied for an administrative process by the Securities and Exchange Commission or have been suspended or disqualified from practicing any professional or commercial activity by any final and conclusive judicial or administrative decision.

12.9. List of Relatives

Issuer’s Administrator or Controlled Company

Name	CPF	Position
Carlos Francisco Ribeiro Jereissati	000.365.013-87	Substitute member of the Board of Directors

Issuer’s Corporate Name or Controlled Company	CNPJ
Oi S.A.	76.535.764/0001-43

Related person

Name	CPF	Position
Carlos Jereissati	146.626.458-67	Effective member of the Board of Directors

Issuer’s Corporate Name, Controlled Company or Controller	CNPJ
Oi S.A.	76.535.764/0001-43

Degree of kinship with the issuer’s administrator or controlled company
Father

Notes

Issuer’s Administrator or Controlled Company

Name	CPF	Position
Carlos Francisco Ribeiro Jereissati	000.365.013-87	Substitute member of the Board of Directors

Issuer’s Corporate Name or Controlled Company	CNPJ
Oi S.A.	76.535.764/0001-43

Related person

Name	CPF	Position
Carlos Jereissati	146.626.458-67	Substitute member of the Board of Directors

Issuer’s Corporate Name, Controlled Company or Controller	CNPJ
Telemar Participações S.A.	02.107.946/0001-87

Degree of kinship with the issuer’s administrator or controlled company
Father

Notes

Issuer’s Administrator or Controlled Company

Name	CPF	Position
Carlos Jereissati	146.626.458-67	Effective member of the Board of Directors

Issuer’s Corporate Name or Controlled Company	CNPJ
Oi S.A.	76.535.764/0001-43

Related person

Name	CPF	Position
Carlos Francisco Ribeiro Jereissati	000.365.013-87	Substitute member of the Board of Directors

Issuer’s Corporate Name, Controlled Company or Controller	CNPJ
Oi S.A.	76.535.764/0001-43

Degree of kinship with the issuer’s administrator or controlled company
Son

Notes

Issuer’s Administrator or Controlled Company

Name	CPF	Position
Erika Jereissati Zullo	135.520.678-25	Substitute member of the Board of Directors

Issuer’s Corporate Name or Controlled Company	CNPJ
Oi S.A.	76.535.764/0001-43

Related person

Name	CPF	Position
Carlos Francisco Ribeiro Jereissati	000.365.013-87	Substitute member of the Board of Directors

Issuer’s Corporate Name, Controlled Company or Controller	CNPJ
Oi S.A.	76.535.764/0001-43

Degree of kinship with the issuer’s administrator or controlled company
Daughter

Notes

Issuer’s Administrator or Controlled Company

Name	CPF	Position
Erika Jereissati Zullo	135.520.678-25	Substitute member of the Board of Directors

Issuer’s Corporate Name or Controlled Company	CNPJ
Oi S.A.	76.535.764/0001-43

Related person

Name	CPF	Position
Carlos Jereissati	146.626.458-67	Effective member of the Board of Directors

Issuer’s Corporate Name, Controlled Company or Controller	CNPJ
Oi S.A.	76.535.764/0001-43

Degree of kinship with the issuer’s administrator or controlled company
Sister

Notes

12.10 – Subordination relations, service provision or control among administrators and controlled companies, controllers and others:

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Armando Galhardo Nunes Guerra Jr.	277.764.336-91	Subordination	Direct Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Telemar Participações S.A.	02.107.946/0001-87	Director with no specific qualification

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Alexandre Jereissati Legey	954.529.077-34	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
LF Tel S.A.	02.390.206/0001-09	Vice-President Director / Superintendent

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Alexandre Jereissati Legey	954.529.077-34	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Jereissati Telecom S.A.	53.790.218/0001-53	Financial and Relationship with Investors Director

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Alexandre Jereissati Legey	954.529.077-34	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Telemar Participações S.A.	02.107.946/0001-87	Substitute member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Bruno Gonçalves Siqueira	075.851.006-39	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Andrarde Gutierrez Participações S.A.	04.031.960/0001-70	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Francisco Ribeiro Jereissati	000.365.013-87	Subordination	Direct Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Telemar Participações S.A.	02.107.946/0001-87	Effective member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Francisco Ribeiro Jereissati	000.365.013-87	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
LF Tel S.A.	02.390.206/0001-09	Member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Francisco Ribeiro Jereissati	000.365.013-87	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Jereissati Telecom S.A. (New name of LA FONTE TELECOM S.A.)	53.790.218/0001-53	Member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Francisco Ribeiro Jereissati	000.365.013-87	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Jereissati Participações S.A.	60.543.816/0001-93	Member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Jereissati	146.626.458-67	Subordination	Direct Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Telemar Participações S.A.	02.107.946/0001-87	Substitute member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Jereissati	146.626.458-67	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
LF Tel S.A	02.390.206/0001-09	Effective member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Jereissati	146.626.458-67	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Jereissati Telecom S.A. (New name of LA FONTE TELECOM S.A.)	53.790.218/0001-53	Member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Jereissati	146.626.458-67	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Jereissati Participações S.A.	60.543.816/0001-93	Vice-President of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Fernando Marques dos Santos	280.333.617-00	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
BNDES Participações S.A.	00.383.281/0001-09	Director

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Cristiano Yazbek Pereira	267.577.938-57	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Jereissati Telecom S.A. (New name of LA FONTE TELECOM S.A.)	53.790.218/0001-53	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Erika Jereissati Zullo	135.520.678-25	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Jereissati Participações S.A.	60.543.816/0001-93	Director

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Fernando Magalhães Portella	748.442.108-15	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Jereissati Participações S.A.	60.543.816/0001-93	CEO

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
José Augusto da Gama Figueira	242.456.667-49	Subordination	Direct Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
TELEMAR PARTICIPAÇÕES S.A.	02.107.946/0001-87	Effective member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
José Mauro Mettrau Carneiro da Cunha	299.637.297-20	Subordination	Direct Controller	Chairman of the Board of Directors

Related person

Company	CNPJ	Position/Function
TELEMAR PARTICIPAÇÕES S.A.	02.107.946/0001-87	Effective member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Laura Bedeschi Rego de Mattos	253.585.728-64	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
BNDES Participações S.A.	00.383.281/0001-09	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Luciana Freitas Rodrigues	759.395.847-72	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Caixa de Previdência dos Funcionários do Banco do Brasil - PREVI	33.754.482/000124	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Paulo Márcio de Oliveira Monteiro	269.960.226-49	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Andrade Gutierrez Participações S.A	04.031.960/0001-70	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Rafael Cardoso Cordeiro	037.496.966-32	Subordination	Direct Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Telemar Participações S.A.	02.107.946/0001-87	Substitute member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Rafael Cardoso Cordeiro	037.496.966-32	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Andrade Gutierrez Participações S.A.	04.031.960/0001-70	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Renato Torres de Faria	502.153.966-34	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Telemar Participações S.A.	02.107.946/0001-87	Effective member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Renato Torres de Faria	502.153.966-34	Subordination	Direct Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Andrade Gutierrez Participações S.A.	04.031.960/0001-70	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Shakhaf Wine	018.755.347-50	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Telemar Participações S.A.	02.107.946/0001-87	Effective member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Shakhaf Wine	018.755.347-50	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Bratel Brasil S.A.	12.956.126/0001-13	CEO

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Fernando Horta Bretas	463.006.866-04	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Andrade Gutierrez Participações S.A.	04.031.960/0001-70	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Aparecido Carlos Correia Galdino	666.708.708-25	Subordination	Direct Controller	Effective member of the Audit Committee

Related person

Company	CNPJ	Position/Function
Telemar Participações S.A.	02.107.946/0001-87	Effective member of the Audit Committee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Aparecido Carlos Correia Galdino	666.708.708-25	Subordination	Direct Controller	Effective member of the Audit Committee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Aparecido Carlos Correia Galdino	666.708.708-25	Subordination	Indirect Controller	Effective member of the Audit Committee

Related person

Company	CNPJ	Position/Function
Jereissati Participações S.A.	60.543.816/0001-93	Effective member of the Audit Committee

Related person

Company	CNPJ	Position/Function
LF Tel S.A.	02.390.206/0001-09	Effective member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Newton Brandão Ferraz Ramos	813.975.696-20	Subordination	Direct Controller	Substitute member of the Audit Committee

Related person

Company	CNPJ	Position/Function
Telemar Participações S.A.	02.107.946/0001-87	Substitute member of the Audit Committee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Sidnei Nunes	011.355.928-37	Subordination	Indirect Controller	Substitute member of the Audit Committee

Related person

Company	CNPJ	Position/Function
Jereissati Participações S.A.	60.543.816/0001-93	Substitute member of the Audit Committee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Emerson Tetsuo Miyazaki	703.190.571-00	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Fundação dos Economiários Federais - FUNCEF	00.436.923/0001-90	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Emerson Tetsuo Miyazaki	703.190.571-00	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Fundação dos Economiários Federais - FUNCEF	00.436.923/0001-90	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carlos Augusto Borges	124.632.643-49	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Fundação dos Economiários Federais - FUNCEF	00.436.923/0001-90	Corporate and Real Estate Interest Director

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Luís Miguel da Fonseca Pacheco de Melo	233.308.258-55	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
PORTUGAL TELECOM, SGPS, S.A.	05.453.409/0001-87	Finance Director

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Abílio Cesário Lopes Martins	228.574.248-76	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
PORTUGAL TELECOM, SGPS, S.A.	05.453.409/0001-87	Member of the Board of Directors

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
André Sant’Anna Valladares de Andrade	062.413.616-78	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Andrade Gutierrez Participações S.A	04.031.960/0001-70	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Marcelo Almeida de Souza	099.981.477-00	Subordination	Indirect Controller	Effective member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Fundação Petrobras de Seguridade Social - Petros	34.053.942/0001-50	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Umberto Conti	165.706.888-98	Subordination	Indirect Controller	Effective member of the Audit Committee

Related person

Company	CNPJ	Position/Function
Fundação dos Economiários Federais - FUNCEF	00.436.923/0001-90	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Ricardo Berretta Pavie	021.918.527-18	Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
Fundação Petrobras de Seguridade Social - Petros	34.053.942/0001-50	Employee

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
João Manuel de Mello Franco		Subordination	Indirect Controller	Substitute member of the Board of Directors

Related person

Company	CNPJ	Position/Function
PORTUGAL TELECOM, SGPS, S.A.	05.453.409/0001-87	Manager

Issuer administrator

Name	CPF/CNPJ	Type of relation of the Administrator with the related person	Type of related person	Position/Function
Carmela Carloni Gaspar	000.454.351-38	Subordination	Indirect Controller	Substitute member of the Audit Committee

Related person

Company	CNPJ	Position/Function
Fundação dos Economiários Federais - FUNCEF	00.436.923/0001-90	Employee